UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

GLENBOROUGH REALTY TRUST INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time:

Thursday, May 4, 2006

10:00 a.m. (Pacific Daylight Time)

Place:

Hotel Sofitel

223 Twin Dolphin Drive

Redwood City, California

Purpose:

•	To elect three Class II Directors for terms ending in 2009.

•	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

•	To conduct other business properly raised before the Annual Meeting of Stockholders and any postponement or adjournment of the Annual Meeting of Stockholders.

Record Date:

You can vote if you are a stockholder of record at the close of business on February 28, 2006.

Andrew Batinovich President and Chief Executive Officer

San Mateo, California

April 4, 2006

Your vote is important. Please complete your proxy promptly utilizing any one of the three methods described in the Proxy Statement or on the enclosed proxy card.

i

GLENBOROUGH

REALTY TRUST

400 South El Camino Real, 11th Floor San Mateo, California 94402-1708

PROXY STATEMENT

Including APPENDIX A 2005 FINANCIAL INFORMATION

and APPENDIX B CHARTER OF THE AUDIT COMMITTEE

These proxy materials are being delivered to stockholders on or about April 4, 2006, in connection with our solicitation of your vote at our 2006 Annual Meeting of Stockholders. Please read the materials carefully because they contain important information about admission to the meeting, voting procedures and the matters on which you are being asked to vote.

Who May Vote?

•	Any person who is a stockholder of record at the close of business on February 28, 2006 (the “Record Date”).

•	Any representative of such a stockholder, if authorized in writing.

As of February 28, 2006, there were 32,378,102 shares of common stock outstanding and entitled to vote. For each share of common stock held, the stockholder is entitled to cast one vote on each matter before the meeting.

Even if you cannot attend the meeting, we urge you to vote.

How to Vote

If you are a registered stockholder (i.e., you hold your shares directly and not through a bank or broker), you can vote in one of three ways.

•	Telephonic. You may vote by calling toll-free (in the United States), on a touch-tone phone, the 800 number on your proxy card. This number is available 24 hours a day. Have your proxy card in hand when you call, then follow the instructions.

•	Internet. You may vote by visiting the Internet site at www.proxyvote.com. Have your proxy card in hand when you go online, then follow the instructions.

•	Proxy Card. You may vote by marking, signing, dating and promptly returning the proxy card. We have enclosed a postage-paid envelope (if mailed in the United States) for your convenience.

If you hold your shares in street name (i.e., in the name of a bank, broker or other holder of record), you must follow the instructions from the holder of record in order to have your shares voted. Some banks and brokers may also offer telephone and Internet voting.

How Proxies Work

Giving your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. If you complete the proxy but do not specify how the proxy should be voted, we will vote your shares in favor of the nominees for directors designated below.

How to Revoke a Proxy

You may revoke your proxy before it is voted by (a) submitting a new proxy with a later date, or (b) filing a written notice of revocation with our Corporate Secretary or (c) voting in person at the meeting.

Required Vote

To hold the Annual Meeting of Stockholders, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting. We count abstentions and broker “non-votes” as present and entitled to vote for purposes of determining a quorum. If you hold shares in “street name,” your broker may be authorized to vote for you on some routine items but is prohibited from voting on non-routine items. The election of three Class II Directors for terms ending in 2009 and the ratification of PricewaterhouseCoopers as the Company’s independent public accounting firm are considered routine matters. A broker non-vote occurs for any non-routine item as to which you fail to provide voting instructions.

The vote of a plurality of all of the votes cast is necessary for the election of a director. All other matters require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Abstentions and broker non-votes are not counted for these purposes. Therefore, they will have no effect on the outcome of the other matters to be voted on at the meeting.

Costs of Proxy Solicitation

We will pay the expenses of soliciting proxies. In addition to solicitation by mail, our officers may solicit proxies in person or by telephone, facsimile or e-mail. We will also reimburse brokerage houses and other custodians for their expenses in sending proxy materials to you.

Stockholder Proposals for Next Year

Our Bylaws provide that the Annual Meeting of Stockholders is to be held on the first Friday in May of each year, or on such other day within the month of May as the Board may designate.

If you intend to bring a proposal before next year’s Annual Meeting of Stockholders, then:

•	if you want your proposal to be included in the Proxy Statement for next year’s Annual Meeting, then the deadline is December 5, 2006 for your written notice of proposal to be received by the Corporate Secretary at our principal office, 400 South El Camino Real, 11th Floor, San Mateo, California 94402-1708.

•	if your proposal is not to be included in the Proxy Statement for next year’s Annual Meeting, then your written notice of proposal must be received by the Corporate Secretary at 400 South El Camino Real, 11th Floor, San Mateo, California 94402-1708, on or after February 3, 2007 but on or before March 5, 2007.

For each matter you intend to bring before the Annual Meeting, your written notice of proposal must include a brief description of the business you wish to be considered, any material interest you have in that business and the reasons for conducting that business at the Annual Meeting. The written notice of proposal must also include your name, address and the number of shares of our common stock that you own.

Shared Addresses

If you share an address with another stockholder, it is possible that you will receive only one Proxy Statement at that address unless we have received contrary instructions. If you request orally or in writing, we will provide a separate copy of the Proxy Statement for each stockholder sharing that address. You may call Shareholder Services at 650-343-9300 or write to Shareholder Services at our address shown above. If you are receiving multiple copies of the Proxy Statement at your address, you may contact us to request that we deliver only one copy.

Securities Ownership of Certain Beneficial Owners

The following table provides information about the only known beneficial owners of more than five percent of our outstanding common stock, based solely on our records and the most recent Schedule 13Gs we have received.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares Outstanding (1)	Percentage of Shares of Common Stock Outstanding and Operating Partnership Units (2)
Franklin Resources, Inc. (3)	3,564,229	11.00	8.54
Robert Batinovich (4)	2,437,523	7.25	6.23
Barclays Global Investors, NA. (5)	1,997,251	6.16	5.22
Vanguard Group (6)	1,770,698	5.46	4.63

(1)	In calculating the indicated percentage, the denominator includes the shares of common stock that would be acquired by the person or entity upon the conversion, exercise or redemption, as the case may be, of the following securities beneficially owned by the person or entity, directly or indirectly: (i) our Series A Convertible Preferred Stock, (ii) stock options exercisable within 60 days of the Record Date, and (iii) units of partnership interests, or Operating Partnership Units, in Glenborough Properties, L.P., a California limited partnership, or the Operating Partnership. The denominator excludes the shares of common stock that would be acquired by any other person upon such conversion, exercise or redemption.

(2)	In calculating the indicated percentage, the denominator includes all shares of common stock that would be acquired by all persons or entities upon the conversion or redemption, as the case may be, of our Series A Convertible Preferred Stock and Operating Partnership Units. The denominator also includes the shares of common stock that would be acquired by the person or entity upon the exercise of stock options exercisable within 60 days of the Record Date, but excludes the shares of common stock that would be acquired by any other person upon the exercise of such stock options.

(3)	Franklin Resources, Inc., or FRI, One Franklin Parkway, San Mateo, CA 94403. Based solely on Schedules 13G filed with the Securities and Exchange Commission, the securities are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of FRI. We refer to the closed-end investment companies and managed accounts as the Advisory Subsidiaries. Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Adviser Subsidiaries may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of these securities. Charles B. Johnson and Rupert H. Johnson, Jr., the Principal Shareholders, each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities. The figure shown in the table includes 1,120,917 shares of common stock that would result upon the conversion of 1,471,985 shares of Convertible Preferred Stock. Franklin Advisers, Inc. has sole power to vote or to direct the vote, as well as sole power to dispose or to direct the disposition of, 3,564,229 shares. Fiduciary Trust Company International has sole power to vote or to direct the vote, as well as sole power to dispose or to direct the disposition of, 29,837 shares.

(4)	See footnotes (5), (6) and (7) to the table following below.

(5)	Barclays Global Investors, NA, 45 Fremont Street, 17th Floor, San Francisco, CA 94105. Based solely on Schedules 13G filed with the Securities and Exchange Commission by Barclays Global Investors, NA and the other entities listed below, Barclays Global Investors, NA is the beneficial owner of 1,013,607 shares with sole voting power with respect to 911,222 shares and sole dispositive power with respect to 1,013,607 shares. Barclays Global Fund Advisors is the beneficial owner with sole voting and dispositive power with respect to 972,444 shares. Palomino Limited is the beneficial owner with sole voting and dispositive power with respect to 11,200 shares. Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank and Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, and HYMF Inc., have neither voting nor dispositive power with respect to any such shares.

(6)	The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355. Based solely on a Schedule 13G filed with the Securities and Exchange Commission, The Vanguard Group, Inc. is the beneficial owner of 1,770,698 shares with sole voting power with respect to 42,570 shares and sole dispositive power with respect to 1,770,698 shares.

Securities Ownership of Directors and Executive Officers

The following table states the number of shares of Glenborough’s common stock beneficially owned, as of the Record Date, by each current Director, each executive officer named in the “Summary Compensation Table” and by all Directors and executive officers as a group.

Name and Business Address of Beneficial Owner (4)	Amount and Nature of Beneficial Ownership (1)(6)	Percentage of Shares Outstanding (2)	Percentage of Shares of Common Stock Outstanding and Operating Partnership Units (3)
Robert Batinovich (5)(7)	2,437,523	7.25	6.23
Andrew Batinovich (7)(8)	1,007,638	3.06	2.60
Michael A. Steele	47,799	*	*
Stephen R. Saul (9)	83,390	*	*
Sandra L. Boyle (7)	174,319	*	*
Brian S. Peay	56,184	*	*
Richard C. Blum	51,834	*	*
Patrick Foley	75,607	*	*
Keith Locker	28,500	*	*
Richard A. Magnuson	65,834	*	*
Laura Wallace	65,334	*	*
All directors and executive officers as a group (12 persons) (7)	4,093,962	11.84	10.22

*	less than 1.0%

(1)	Some of our officers hold or control partnership interests in GPA, a California limited partnership, (“GPA”), which holds an interest in the Operating Partnership, in which we hold an interest both as general partner and as limited partner. (GPA was formerly known as Glenborough Partners.) These officers, through their interest in GPA, share indirectly, with us, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, GPA holds certain redemption rights under which its interests in the Operating Partnership could at some point be redeemed in exchange for shares of our common stock. The figures shown include the respective officer’s indirect beneficial interest in all of such shares.

(2)	In calculating the indicated percentage, the denominator includes the shares of common stock that would be acquired by the person upon the conversion, exercise or redemption, as the case may be, of the following securities beneficially owned by the person, directly or indirectly: (i) our Series A Convertible Preferred Stock, (ii) stock options exercisable within 60 days of the Record Date, and (iii) Operating Partnership Units. The denominator excludes the common shares that would be acquired by any other person upon such conversion, exercise or redemption.

(3)	In calculating the indicated percentage, the denominator includes all shares of common stock that would be acquired by all persons upon the conversion or redemption, as the case may be, of our Series A Convertible Preferred Stock and Operating Partnership Units. The denominator also includes the shares of common stock that would be acquired by the person upon the exercise of stock options exercisable within 60 days of the Record Date, but excludes the shares of common stock that would be acquired by any other person upon the exercise of such stock options.

(4)	The business address of such person is c/o Glenborough Realty Trust Incorporated, 400 South El Camino Real, 11th Floor, San Mateo, California 94402-1708.

(5)	Excludes (i) all of our securities held directly or indirectly by Robert Batinovich’s adult children; and (ii) 331,119 shares of our common stock that may be acquired by GPA upon redemption of Operating Partnership Units owned by GPA, as to which the reporting person does not have a beneficial interest but as to which the reporting person as general partner of GPA would have sole power to vote or to direct the vote, as well as sole power to dispose or to direct the disposition of such common stock. Robert Batinovich disclaims beneficial ownership of all shares held by his children as described herein.

(6)	Includes shares of common stock issuable pursuant to options exercisable within 60 days of the Record Date, as shown in the following table:

Name—Officers	Number of Shares	Name—Directors	Number of Shares
Robert Batinovich	925,000	Richard C. Blum	38,334
Andrew Batinovich	555,000	Patrick Foley	45,334
Michael A. Steele	—	Keith Locker	—
Stephen R. Saul	45,000	Richard A. Magnuson	45,334
Sandra L. Boyle	123,334	Laura Wallace	43,334
Brian S. Peay	31,666
		All directors and executive officers as a group	1,852,336

(7)	In addition to the stock options listed in Note 6, the other components of the amount shown as beneficial ownership are set forth in the table below.

	Robert Batinovich	Andrew Batinovich	Sandra L. Boyle	All Directors and Executive Officers as a Group
The number of shares of Glenborough’s common stock owned directly by the officer	1,188,410	331,229	50,653	1,788,772

The number of shares of Glenborough’s common stock that may be issued upon:

• redemption of the person’s interest in the Operating Partnership	69,166	—	—	69,166

• redemption of GPA’s interest in the Operating Partnership, which represents the person’s portion of all shares of Glenborough’s common stock that may be issued to GPA upon such redemption	254,947	5,552	332	260,831

The number of shares of Glenborough’s common stock that represents the person’s portion of all shares of Glenborough’s common stock that are owned by S.S. Rainbow, a family partnership	—	56,488	—	56,488

The number of shares of Glenborough’s common stock beneficially held by Andrew Batinovich’s sister through S.S. Rainbow, a family partnership, in which he is sole general partner and his sister is a limited partner	—	55,369	—	55,369

The number of shares of Glenborough’s common stock that would be acquired by the person upon conversion of shares of Glenborough’s Series A Convertible Preferred Stock that are owned by the person	—	—	—	68

(8)	Includes 2,000 shares of our common stock held by each of Andrew Batinovich’s two minor children. Andrew Batinovich disclaims beneficial ownership of all shares held by his children as described herein.

(9)	Resigned the position of Chief Financial Officer as of December 31, 2005, and resigned from the Company on March 1, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the Securities and Exchange Commission, or SEC, and the New York Stock Exchange reports of ownership and changes in ownership of our common stock and other equity securities. Directors and executive officers are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations by our directors and executive officers that no other reports were required, during 2005 all Section 16(a) filing requirements applicable to our directors and executive officers were complied with, except on January 27, 2005, Patrick Foley filed one late Form 4 reporting two transactions (one of which occurred in December 2004).

Annual Report on Form 10-K

Upon written request to the Corporate Secretary at our principal office, 400 South El Camino Real, 11th Floor, San Mateo, California 94402-1708, the Company will provide without charge to each person solicited a copy of the annual report on Form 10-K for the fiscal year ended December 31, 2005, including financial statements and financial statement schedules filed therewith.

I.    ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

Our Board of Directors is divided into three classes, with the term of office of each class ending in successive years. The terms of the Class II Directors expire with this meeting. Each of the two nominees for Class II, if elected, will serve three years until the 2009 Annual Meeting of Stockholders and/or until a successor has been elected and qualified. The Class III Directors will continue in office until the 2007 Annual Meeting of Stockholders and the Class I Directors will continue in office until the 2008 Annual Meeting of Stockholders.

The persons named in the accompanying proxy will vote your shares for the election of the individuals named below as nominees for director, unless you direct otherwise. Each nominee has consented to be named and to continue to serve if elected. If any of the nominees becomes unavailable for election for any reason, the proxies will be voted for the other nominees and for any substitutes. Assuming the presence of a quorum, the vote of a plurality of the votes cast at the Annual Meeting is necessary to elect each director nominee. Abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Nominees for Director

The following information is given with respect to the nominees for election.

Class II — Nominees to serve three years until 2009 Annual Meeting of Stockholders

Robert Batinovich has served as Glenborough’s Chairman since Glenborough began operations on December 31, 1995. Mr. Batinovich also served as Chief Executive Officer from December 31, 1995 to July 31, 2003 and President from inception through September 1997. He also was the founder of Glenborough Corporation and certain of its affiliates, and served as its President, Chief Executive Officer and Chairman from its formation in 1978 until its consolidation and merger with Glenborough on December 31, 1995. He has been engaged in real estate investment and management, and corporate finance, since 1970. Mr. Batinovich served as a member of the California Public Utilities Commission from 1975 to 1979, serving as its President the last three years. Mr. Batinovich’s business background includes seven years as an executive with Norris Industries, and managing and/or owning manufacturing, vending and service companies and a national bank, and providing investment consulting to businesses and individuals. He is active in a number of local and regional charitable organizations, and has served on a number of governmental commissions and participated in a variety of policy research efforts sponsored by government bodies and universities.

Patrick Foley has served as a director since January 11, 1996. He is a private business consultant, having retired in December 1999 after eleven years as Chairman and Chief Executive Officer of DHL Corporation, Inc., and its major subsidiary, DHL Airways. Prior to joining DHL, Mr. Foley was associated with the Hyatt Hotels Corporation for 26 years in a variety of capacities, including management positions in four cities, from 1962 to 1972; as Executive Vice President for Operations, from 1972 to 1978; as President, from 1978 to 1984; as Chairman from 1984 to 1988; as Vice Chairman, also serving as Chief Executive Officer of Braniff Airlines, a Hyatt subsidiary, from 1984 to 1988. Mr. Foley currently is a member of the board of directors of Foundation Health Systems, Inc.

Keith Locker has served as a director since May 10, 2005. He is President of Inlet Capital LLC, an investment and asset management firm focused on the commercial real estate industry. In addition, Mr. Locker is President of Global Capital Resources LLC and President of GCR Advisors Inc. Mr. Locker was previously a Managing Director in the Real Estate Investment Banking Group at Deutsche Bank Securities, Inc. Prior to joining Deutsche Bank in 2000, Mr. Locker was Senior Managing Director at Bear, Stearns & Co. Inc., responsible for Real Estate Investment Banking. Mr. Locker is a Trustee of the National Jewish Center, ex-Associate Board member of NAREIT and Assistant Chair of the Urban Land Institute. He is also a member of the International Council of Shopping Centers, Wharton Zell Real Estate Center, the Fisher Center for Real Estate and numerous philanthropic and community organizations. In addition, he is a frequent lecturer in Real Estate at New York University.

Directors Continuing in Office

The following information is given with respect to Directors who are not nominees for election at the Annual Meeting of Stockholders.

Class III — Serving until 2007 Meeting

Andrew Batinovich, Glenborough’s co-founder, was appointed Chief Executive Officer in August 2003 and continues to serve as President and director, capacities in which he has served since September 1997. Previously he was director, Executive Vice President and Chief Operating Officer, positions he held since Glenborough became a public company on December 31, 1995. Mr. Batinovich also served as Glenborough’s Chief Financial Officer from December 31, 1995 to September 16, 1997. Prior to that date, he served as a director of Glenborough Corporation (which merged into Glenborough), was employed by Glenborough Corporation beginning in 1983 and functioned as its Chief Operating Officer and Chief Financial Officer beginning in 1987. Prior to joining Glenborough, Mr. Batinovich was an officer of Security Pacific National Bank.

Laura Wallace has served as our director since January 11, 1996. She is also Chief Investment Officer of the Public Employees Retirement System of Nevada, a position she has held since 1985. The Public Employees Retirement System comprises 94,000 active members and 31,000 benefit recipients, with an investment portfolio of $19.3 billion. Prior to joining the Public Employees Retirement System, Ms. Wallace served from 1977 to 1980 as Manager of the Beaverton, Oregon office of Safeco Title Insurance Company, and from 1975 to 1977 as Senior Assistant Manager of the Beaverton office of Household Finance Corporation. Ms. Wallace is a member of the National Association of State Investment Officers, of which she is past chairperson; is vice-chairperson of $310 million Nevada Deferred Compensation Board; serves as a member of the St. Mary’s Regional Medical Center Investment Committee; served as executive board member of the National Conference of Public Employee Retirement Systems (1996-2000); served on the Editorial Board of the Institutional Real Estate Letter; serves as guest lecturer at the University of Nevada and the Hugh O’Brian Youth Foundation.

Class I — Serving until 2008 Meeting

Richard C. Blum, has served as a director of Glenborough since January 1998. He is Chairman and President of Richard C. Blum & Associates, Inc., the general partner of Blum Capital Partners, L.P., a long-term strategic equity investment management firm which acts as general partner for various investment partnerships and provides investment advisory services, which he founded in 1975. Mr. Blum is Chairman of CB Richard Ellis Group, Inc. Mr. Blum also serves as co-chairman of Newbridge Capital, LLC. Mr. Blum holds a B.A. and M.B.A. from the University of California, Berkeley.

Richard A. Magnuson has served as a director of Glenborough since January 11, 1996. He is the founder and Executive Chairman of Digital Realty Trust, a NYSE-listed REIT focused on technology intensive properties. He serves as Chief Executive Officer of GI Partners, an international private equity investor. Since 1999, Mr. Magnuson has served as Executive Managing Director at CB Richard Ellis Investors where he formed and continues to manage the investments and activities of GI Partners. Before joining CB Richard Ellis Investors in 1999, Mr. Magnuson was employed by Nomura Securities International Inc., where he served as a Deputy Managing Director of their private equity group in London, England. Mr. Magnuson is also a director of two private companies.

Board Meetings and Committees

During 2005, the Board held four meetings. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Six of our seven directors attended at least 75% of the meetings of the Board and Board committees on which they served during 2005. Richard C. Blum attended less than 75% of the meetings of the Board during 2005. We encourage, but do not require, our Board members to attend the Annual Meeting of Stockholders. Five of the Company’s then six directors attended the 2005 Annual Meeting of Stockholders.

The Board has determined that directors Blum, Foley, Locker, Magnuson and Wallace have no material relationship with the Company (either as relative, director or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are independent within the meaning of independence as set forth in the rules of the New York Stock Exchange.

The Board, in accordance with New York Stock Exchange corporate governance listing standards, has designated Patrick Foley as the presiding independent director. The Company’s non-management directors meet at regularly scheduled executive sessions without management, at which Mr. Foley presides.

The Audit Committee. The Audit Committee, which consists of Ms. Wallace, Messrs. Foley, Magnuson (until July 2005), and Locker (since July 2005), met six times in 2005. In addition, Ms. Wallace, Chairperson of the Committee, held a number of informal meetings and discussions with representatives of the independent auditors from time to time during the year. The Audit Committee, which operates under a written charter amended and adopted on November 8, 2005, generally oversees the accounting and financial reporting processes of the Company as well as audits of the financial statements of the Company. A copy of the current charter of the Audit Committee is attached to this proxy statement as Appendix B and is available on the Company’s website at www.glenborough.com. In particular, the Committee (i) assists the Board oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with applicable legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; and (ii) prepares an audit committee report as required by the Securities Exchange Commission. The Board has determined that all Audit Committee members have no financial or personal ties to the Company (other than director compensation and equity ownership as described in this Proxy Statement) and meet the New York Stock Exchange standard for independence. In addition, the Board has determined that three members of the Audit Committee are financially literate and meet the New York Stock Exchange standard of having accounting or related financial management expertise. No member of the Audit Committee sits on the audit committee of more than two other public companies.

The Board has also determined that Ms. Wallace is the “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

The Compensation Committee. The Compensation Committee met twice in 2005. The Compensation Committee, which operates under a written charter amended and adopted by the Board of Directors on January 27, 2005, (i) reviews our compensation philosophy and programs and determines compensation for our executive officers; (ii) administers our 1996 Stock Incentive Plan; (iii) takes all independent action required under federal securities laws and the Internal Revenue Code on all matters pertaining to those compensation programs and policies, including employee incentive and benefits programs; and (iv) reports to the Board concerning its actions.

Ms. Wallace, Messrs. Foley (as chairman), Blum (until July 2005), and Locker (since July 2005), each of whom is an independent non-employee director, served on the Compensation Committee during 2005. No interlocking relationship presently exists between any member of the Compensation Committee and any member of the board of directors or compensation committee of any other corporation.

The Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which consists of Mr. Magnuson (as chairman), Ms. Wallace and Mr. Foley, met four times during 2005 and operates under a written charter amended and adopted by the Board of Directors on January 27, 2005. The Board has determined that all members of the Nominating and Corporate Governance Committee meet the independence requirements of the rules and regulations of the New York Stock Exchange.

The Committee (i) assists the Board in selecting nominees for election to the Board, consistent with criteria approved by the Board; (ii) determines the composition of the Board and its committees; (iii) recommends to the Board the director nominees for the Annual Meeting of Stockholders; (iv) establishes and monitors a process of assessing the Board’s effectiveness; (v) develops and recommends to the Board and implements a set of corporate governance principals and procedures, as well as modifications thereto when appropriate; and (vi) oversees the evaluation of the Board.

Access to Corporate Governance Policies

Stockholders may access our corporate governance guidelines, code of business conduct and ethics, committee charters, as well as other corporate governance documents, at our Internet website at www.glenborough.com. Copies of our committee charters, as well as other corporate governance documents, will be provided to any stockholder upon written request to Shareholder Services, Glenborough Realty Trust Incorporated, 400 South El Camino Real, 11th Floor, San Mateo, California 94402-1708.

Communication between Stockholders and Directors

The Board currently does not have a formal process for stockholders to send communications to the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. Stockholders wishing to communicate with the Board of Directors may send communications directly to Corporate Secretary, Glenborough Realty Trust Incorporated, 400 South El Camino Real, 11th Floor, San Mateo, California 94402-1708.

Written stockholder communications to the presiding independent director may be sent to Patrick Foley, Presiding Independent Director, c/o Glenborough Realty Trust Incorporated, 400 South El Camino Real, 11th Floor, San Mateo, California 94402-1708.

The Nominating and Corporate Governance Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board of Directors. Stockholders wishing to recommend a candidate for consideration by the Committee may do so by writing to Corporate Secretary, Glenborough Realty Trust Incorporated, 400 South El Camino Real, 11th Floor, San Mateo, California 94402-1708 at least 120 days prior to the next Annual Meeting of Stockholders and providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of our stock.

In reviewing potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the individual’s real estate experience, the general business or other experience of the candidate, our need for an additional or replacement director, the candidate’s interest in our business, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to us experience and knowledge in areas that are most beneficial to us. The Committee and the Board intend to continue to evaluate candidates for election to the Board of Directors on the basis of the foregoing criteria. There is no difference in the manner in which the Nominating and Corporate

Governance Committee evaluates stockholder-recommended nominees and Committee-recommended nominees. We do not pay any third party to identify or assist in identifying or evaluating potential nominees.

Compensation of Directors

Annual Retainer. Independent, non-employee directors are each paid an annual retainer of $20,000, plus $1,000 for each board meeting attended and $1,000 for each committee meeting attended. Additionally, the Chairperson of the Compensation Committee and of the Nominating and Corporate Governance Committee receives an annual fee of $5,000 for his or her service as committee chair while the Chairperson of the Audit Committee receives an annual fee of $7,500 for his or her service as committee chair. We also reimburse directors for travel expenses incurred in connection with their activities on our behalf.

Mr. Robert Batinovich, a non-independent director, received $175,000 for his services as Chairman of the Board of Directors during 2005. We also reimburse Mr. Batinovich for travel expenses incurred in connection with his activities on our behalf.

Restricted Stock Grants. On January 3, 2005, each non-employee director was granted 2,000 shares of restricted common stock. Pursuant to the terms of the grant, the shares fully vested on January 1, 2006. On January 31, 2006, each non-employee director was granted 2,000 shares of restricted common stock. Pursuant to the terms of the grant, the shares will fully vest on January 5, 2007.

Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following committee reports and performance graph shall not be deemed to be filed with the Securities and Exchange Commission nor incorporated by reference into any such filings.

The Compensation Committee, which is composed of independent, non-employee directors and has the principal responsibilities described above, has furnished the following report on executive compensation.

Executive Compensation Philosophy

The Compensation Committee believes that Glenborough’s executive compensation program should ultimately create stockholder value. With stockholder value in mind, the Compensation Committee designed executive compensation policies to attract, retain and motivate executive talent that contribute to Glenborough’s success, by rewarding executives for achievements in short-term and long-term strategic goals. Such policies include linking executive officer compensation and stockholder interests through grants of awards under the Stock Incentive Plan and by recognizing individual contributions to Glenborough’s performance. The Committee evaluates the performance of Glenborough and compares it to real estate investment trusts and real estate companies of similar size engaged in activities similar to those of Glenborough. The compensation of Glenborough’s named executive officers in 2005 consisted of base salaries, bonuses and certain other benefits.

The Compensation Committee reviews available competitive data, evaluates the particular needs of Glenborough, and evaluates each executive’s performance to arrive at a decision regarding compensation programs. The Compensation Committee has retained the services of FPL Advisory Group, an independent compensation consultant (the “Compensation Consultant”), to assist the Compensation Committee in its evaluation of the key elements of Glenborough’s compensation program. The Compensation Consultant provides advice to the Compensation Committee with respect to competitive compensation in the market in which Glenborough competes for executive talent and the reasonableness of the current and proposed compensation levels.

2005 Executive Compensation

For services performed in 2005, executive compensation consisted of base salary, bonuses and certain other benefits.

Base Salary and Bonuses. Base salaries and bonuses for Glenborough’s executive officers are determined primarily on the basis of the executive officer’s responsibility, qualification and experience, as well as the general salary practices of peer companies among which Glenborough competes for executive talent. The Committee reviews the base salaries of these executive officers annually in accordance with certain criteria determined primarily on the basis of company financial performance metrics, and on the basis of certain other factors which include (i) individual functional achievement, (ii) the responsibilities of the executive officer and (iii) changes in the compensation peer group in which Glenborough competes for executive talent. The weight that the Compensation Committee places on such factors may vary from individual to individual and necessarily involves subjective determinations of individual performance.

Employment Agreements. In 2005 Glenborough has employment agreements with Andrew Batinovich, President and Chief Executive Officer, Michael A. Steele, Executive Vice President and Chief Operating Officer, and Sandra L. Boyle, Executive Vice President. All employment agreements are terminable by Glenborough at will. During 2005, Andrew Batinovich received an aggregate annual base salary of $425,000. During 2005, Mr. Steele received an aggregate annual base salary of $275,000 and Ms. Boyle received an aggregate annual base salary of $230,000. Pursuant to the terms of the employment agreements, each executive may receive stock options and grants of restricted stock, is eligible to participate in Glenborough’s employee benefit plans and executive compensation programs and is entitled to annual contingent bonuses, all as determined and approved by the Compensation Committee. The employment agreements also provide for certain payments of base salary, compensation and benefits upon termination without cause or upon a change of control of Glenborough.

Long-Term Incentive Compensation Awards. The Stock Incentive Plan provides for grants to key executives and employees of Glenborough of (i) restricted shares of common stock of Glenborough or (ii) options or stock appreciation rights or similar rights. The Compensation Committee may make grants under the Stock Incentive Plan based on a number of factors, including (a) the executive officer’s or key employee’s position in Glenborough, (b) his or her performance and responsibilities, (c) the extent to which he or she already holds an equity stake in Glenborough, and (d) contributions and anticipated contributions to the success of Glenborough’s financial performance. In addition, the size, frequency, and type of long-term incentive grants are generally determined on the basis of past granting practices, fair market value of Glenborough’s stock, tax consequences of the grant to the individual and Glenborough, accounting impact, and the number of shares available for issuance. However, the plan does not provide any formulaic method for weighing these factors, and a decision to grant an award is based significantly upon the Compensation Committee’s evaluation of the past as well as the future anticipated performance and responsibilities of each individual. The Compensation Committee may also consult with the Compensation Consultant with respect to long-term incentives and other compensation awards.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to Glenborough’s named executive officers, unless certain performance, disclosure and stockholder approval requirements are met. Proceeds from stock option grants under Glenborough’s Stock Incentive Plan, which plan was approved by shareholders, are performance-based and are eligible for an exception to the deduction limitation. In addition, the Committee believes that a substantial portion of the compensation program would be exempted from the $1 million deduction limitation.

Chief Executive Officer Compensation

Salary, Insurance and Bonus. The compensation of Andrew Batinovich, Glenborough’s Chief Executive Officer, was determined pursuant to the terms of his employment agreement as described above. In 2005,

Mr. Andrew Batinovich received $425,000 plus an aggregate of approximately $18,955 in health insurance and other benefits. He received a bonus in the amount of $400,000 and did not receive any grants under the Stock Incentive Plan in 2005.

COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS

Patrick Foley

Laura Wallace

Keith Locker

Report of Audit Committee

The Audit Committee, which is composed of independent, non-employee directors and has the principal responsibilities described above under “Board Meetings and Committees,” has furnished the following report.

The Audit Committee has reviewed and discussed with management and the independent auditors Glenborough’s financial statements as of and for the year ended December 31, 2005 which were prepared by Glenborough’s management and audited by PricewaterhouseCoopers LLP. Furthermore, in compliance with Statement on Auditing Standards No. 61, Communication with Audit Committees, the Audit Committee has discussed with the independent auditors all matters required to be discussed.

Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the auditors and assessed the auditors’ independence. The Audit Committee also evaluated whether the provision of non-audit services by the independent auditors, if any, is consistent with PricewaterhouseCoopers maintaining their independence

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Glenborough Realty Trust Incorporated Annual Report on Form 10-K for the year ended December 31, 2005.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Laura Wallace Keith Locker Patrick Foley

Performance Graph

The graph below compares the yearly percentage change in the cumulative total stockholder return for our common stock from December 31, 2000 through December 31, 2005 to: (i) the cumulative total return on the Russell 2000 Index, and (ii) the following five other REITs we selected, which we believe are comparable in size and engaged in activities similar to ours: Brandywine Realty Trust, Highwoods Properties, Inc., Prentiss Properties Trust, Mack-Cali Realty Corporation and Kilroy Realty Corporation. We refer to these five other REITs as the Peer Group. The graph assumes that the value of the investment in our common stock was $100 at December 31, 2000 and that all dividends were reinvested.

TOTAL STOCKHOLDER RETURN SHOWN ON THE FOLLOWING GRAPH IS NOT NECESSARILY INDICATIVE OF OUR FUTURE PERFORMANCE. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS BEFORE CONSIDERATION OF INCOME TAXES.

Total Return Performance

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG GLENBOROUGH REALTY TRUST INCORPORATED,

THE RUSSELL 2000 INDEX AND A PEER GROUP

* $100 invested on 12/29/00 in stock or index-including reinvestment of dividends.

Fiscal year ending December 30.

Source: Research Data Group, Inc.

Executive Officers

The following table sets forth certain information as of the Record Date with respect to the directors and executive officers.

Name	Age	Term Expires	Principal Position
Robert Batinovich	69	2006	Chairman of the Board of Directors
Andrew Batinovich	47	2007	Director, President and Chief Executive Officer
Michael A. Steele	59	—	Executive Vice President, Chief Operating Officer
Brian S. Peay	40	—	Executive Vice President, Chief Financial Officer and Assistant Secretary
Sandra L. Boyle	57	—	Executive Vice President, Project Management
G. Lee Burns	47	—	Vice President, General Counsel and Secretary
Richard C. Blum	70	2009	Director
Patrick Foley	74	2006	Director, Compensation Committee Chairman
Keith Locker	45	2006	Director
Richard A. Magnuson	48	2009	Director, Nominating & Corporate Governance Committee Chairman
Laura Wallace	52	2007	Director, Audit Committee Chairperson

Biographical information concerning directors is set forth above under the caption “I. Election of Directors.” Biographical information concerning the executive officers is set forth below.

Michael A. Steele is Glenborough’s Executive Vice President and Chief Operating Officer, a position he has held since August 2003. Prior to joining Glenborough in April 2002 as its Executive Vice President—Portfolio Management, Mr. Steele was employed for ten years at Equity Office Properties Trust (EOP) or its affiliates, where he served as Executive Vice President—Real Estate Operations and Chief Operating Officer of EOP from March 1998 through March 2002; Executive Vice President—Real Estate Operations of EOP from October 1996 until February 1998; and President of an EOP affiliate from June 1992 until October 1997. Prior to joining EOP, Mr. Steele served as Senior Vice President and Regional Director for Rubloff, Inc., a full service real estate company in Chicago, Illinois, from April 1987 until June 1992.

Brian S. Peay was appointed Executive Vice President, Chief Financial Officer and Assistant Secretary effective January 1, 2006. Mr. Peay joined Glenborough in November 1997 and has held the positions of Senior Vice President, Joint Ventures, Senior Vice President—Finance and Accounting, Vice President—Finance and Accounting and Manager of Capital Markets. Prior to joining Glenborough, Mr. Peay worked for Cliffwood Partners, L.P., a REIT hedge fund manager, and for the real estate accounting and consulting firm Kenneth Leventhal and Company. Mr. Peay earned a CPA designation and has a B.S. from the University of California, Santa Barbara.

Sandra L. Boyle has served as Executive Vice President of Glenborough since September 1997, prior to which she served as Senior Vice President of Glenborough since it began operations on December 31, 1995. She is currently responsible for Project Management, which includes major renovation, rehabilitation and repositioning of designated properties in the Company’s portfolio. Ms. Boyle has been associated with Glenborough Corporation or its affiliated entities since 1984 and has held several senior level positions in property management and leasing. Ms. Boyle holds a California real estate broker’s license and a CPM designation, is a past President of BOMA San Francisco, past Chair of the National Advisory Council and currently on the Executive Committee of BOMA International.

G. Lee Burns was appointed Vice President, General Counsel and Secretary effective January 1, 2006. Mr. Burns joined Glenborough in March of 1997, and previously held the position Vice President—Counsel. In addition to his duties as General Counsel, Mr. Burns will continue to provide legal and strategic advice to the Company in the areas of acquisitions, dispositions and finance. Prior to joining Glenborough, Mr. Burns spent 13 years in private practice, specializing in real estate transactions, most recently as a partner in the firm of Carroll, Burdick & McDonough from 1992 until 1997. He is a member of the State Bar of California. Mr. Burns has a B.A. (with distinction) in Economics and a J.D., both from Stanford University.

Summary Compensation Table

The following table reflects all compensation received by those persons who were, as of December 31, 2005, the chief executive officer and the four of our other most highly compensated executive officers. We refer to these officers collectively as the Named Officers.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted stock award(s) ($)		Securities underlying Options/ SARs(#)	All other compen- sation ($)(2)
Andrew Batinovich Director, President and Chief Executive Officer	2005 2004 2003	425,000 425,000 350,000	400,000 225,000 —	— 1,810,000 —	(1)	— — —	14,052 11,732 13,925

Michael A. Steele Executive Vice President and Chief Operating Officer	2005 2004 2003	275,000 260,000 250,000	300,000 200,000 —	— — —		— — —	13,677 11,507 14,911

Stephen R. Saul Executive Vice President, Chief Financial Officer and Secretary	2005 2004 2003	250,000 220,000 200,000	121,000 110,000 —	— — —		— — —	11,876 11,087 14,306

Sandra L. Boyle Executive Vice President, Project Management	2005 2004 2003	230,000 230,000 230,000	75,000 50,000 —	— — —		— — —	12,245 10,850 14,471

Brian S. Peay Senior Vice President	2005 2004 2003	200,000 175,000 166,250	150,000 87,500 30,000	— — —		— — —	13,119 11,070 12,771

(1)	Represents the fair market value of 100,000 shares of restricted stock on the date of grant (March 30, 2004), based upon the closing price of our common stock of $18.10 on December 30, 2005. Dividends are paid on the restricted stock. 50,000 shares of the restricted stock vest over a ten year term at ten percent per year. The remaining 50,000 shares may vest during the same ten year term based on the Company’s achievement of certain performance criteria.

(2)	Amounts shown comprise the components as shown in the following table. Ms. Boyle’s compensation also includes an annual car allowance of $2,400. These amounts do not include up to $5,000 of out-of-pocket medical insurance deductibles which were paid by the Company to the individuals upon presentation of evidence of actual amounts spent, which information was not available that the time of printing of this proxy statement.

	Health, dental and life insurance premiums paid by Glenborough($)			Contributions by Glenborough to defined contribution retirement plan($)
	2003	2004	2005	2003	2004	2005
Andrew Batinovich	5,925	7,632	9,852	8,000	4,100	4,200

Michael A. Steele	6,911	7,407	9,477	8,000	4,100	4,200

Stephen R. Saul	6,306	6,987	7,676	8,000	4,100	4,200

Sandra L. Boyle	6,471	6,750	8,045	8,000	4,100	4,200

Brian S. Peay	6,121	6,970	9,119	6,650	4,100	4,200

Option Grants

No stock options were granted during fiscal 2005 to the Named Officers.

Option Exercises and Fiscal Year-end Values

The following table summarizes all option exercises during 2005, and the value of outstanding options at December 31, 2005, for the Named Officers.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

	Shares Acquired On Exercise(#)	Value Realized($)(2)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew Batinovich	—	—	555,000	—	247,750	—

Michael A. Steele	—	—	—	—	—	—

Stephen R. Saul	50,001	322,006	61,667	16,666	11,167	11,166

Sandra L. Boyle	16,667	138,003	123,334	6,666	241,434	4,466

Brian S. Peay	61,647	343,666	31,666	10,000	19,865	6,700

(1)	Equals (i) the closing price of our common stock as reported on the New York Stock Exchange on December 31, 2005 of $18.10 per share, (ii) minus the applicable exercise prices per share, (iii) multiplied by the number of shares underlying the options.

(2)	Before deduction for brokerage commissions.

Retirement Agreements

We have entered into contracts with each of Robert Batinovich, Andrew Batinovich and Sandra Boyle that provide supplemental retirement benefits. The contracts provide individual Company-sponsored health insurance coverage during retirement consistent with all coverage then offered to current employees of the Company. Additionally, except as described below, all of the contracts provide an annual benefit equal to 3% of the executive’s highest average base salary and bonus for 3 out of the last 10 years of employment with us (high 3), multiplied by the employee’s number of years of service with us, with the annual annuity benefit not to exceed (i) 100% of such high 3 (66% in the case of Robert Batinovich), or (ii) a specified “dollar cap” of $565,000 for

Robert Batinovich, $450,000 for Andrew Batinovich and $125,000 for Ms. Boyle. The benefits are not subject to any deduction for Social Security or other offset amounts. All benefits are fully vested. Benefits under each of the contracts commence at age 65 (60 in the case of Ms. Boyle). If benefits commence after age 65, the amount of such benefits will be increased using an interest rate of 6% per year between age 65 and the date benefits commence, but again subject to the dollar cap amounts as described above. (Applying these principles following his retirement in July 2003, the Company determined that Robert Batinovich’s annual annuity benefit will be $444,400.) Benefits are payable for the executive’s life with a 50% survivor annuity payable to his or her surviving spouse for life, except that Robert Batinovich’s benefits are payable in the form of a life annuity with a 10-year certain feature. Robert Batinovich has 25 years of service. Andrew Batinovich has 23 years of service. Sandra Boyle has 22 years of service.

During 2005, pursuant to the terms of his retirement agreement, Robert Batinovich received approximately $4,743 in aggregate health insurance and other benefits and $444,400 in retirement benefits.

The table below shows the estimated annual benefits payable upon age 65 (60 in the case of Ms. Boyle) retirement, before taking into account the dollar cap described above, or the 66% limitation for Robert Batinovich, also described above:

High-3 Year Salary & Bonus	Years of Service
	20	25	30	35
250,000	150,000	187,500	225,000	250,000
300,000	180,000	225,000	270,000	300,000
350,000	210,000	262,500	315,000	350,000
400,000	240,000	300,000	360,000	400,000
450,000	270,000	337,500	405,000	450,000
500,000	300,000	375,000	450,000	500,000
550,000	330,000	412,500	495,000	550,000
600,000	360,000	450,000	540,000	600,000
650,000	390,000	487,500	585,000	650,000
700,000	420,000	525,000	630,000	700,000

Relationships Among Directors or Executive Officers

Robert Batinovich, our Chairman, is the father of Andrew Batinovich, our director, President and Chief Executive Officer. There are no other family relationships among any of our directors and executive officers.

Independent Registered Public Accounting Firm

General

On May 24, 2005 the Audit Committee dismissed KPMG LLP (KPMG), which served as our independent registered public accounting firm. During the past two years one of KPMG’s reports on our financial statements and the effectiveness of our internal controls contained an adverse opinion. Such report dated as of December 16, 2005, expressed KPMG’s opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria, and contained an explanatory paragraph that states that management has identified and concluded in its restated assessment certain material weaknesses as of December 31, 2004. During the two most recent fiscal years and the subsequent interim period preceding KPMG’s dismissal there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Also on May 24, 2005, the Audit Committee engaged PricewaterhouseCoopers LLP (PwC) to serve as our independent registered public accounting firm. Representatives of PwC are expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions from stockholders.

In connection with the audit of the restated 2004 and 2003 consolidated financial statements, the Company entered into an engagement agreement with KPMG which set forth the terms by which KPMG will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

In connection with the audit of the 2005 financial statements, the Company entered into an engagement agreement with PwC which set forth the terms by which PwC will perform audit services for the Company. That agreement limits our ability to assign or transfer a claim against PwC to another party.

Fees

The table below sets forth the amounts of the aggregate fees billed by KPMG for services rendered with respect to the fiscal years ended December 31, 2004 and December 31, 2005, and for non-audit services for which fees were billed during those fiscal years:

	2005 ($)		2004 ($)
Audit Fees	531,400	(1)	641,000	(2)
Audit-Related Fees	11,750	(5)	195,131	(3)
Tax Fees	—		14,000	(4)
Other Fees	—		—

Total Fees	543,150		850,131

(1)	Comprised of: (i) $83,750 for quarterly review services rendered in April 2005; and (ii) $447,650 for services related to the restatement of the Company’s annual report on Form 10-K/A for the year ended December 31, 2004 and the Company’s quarterly reports on Forms 10-Q/A for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005, along with services associated with re-issuing audit report on 2004 and 2003 financial statements included in December 31, 2005 Form 10-K.

(2)	Includes $161,000 paid under a bill received in 2005 for services rendered in connection with audit of the December 31, 2004 consolidated financial statements.

(3)	These fees are primarily for consultation and services related to the Company’s 2004 common stock offerings.

(4)	These fees relate solely to consultation regarding property taxes.

(5)	Fees associated with review of Form 8-K’s and other procedures related to change in auditors.

The table below sets forth the amounts of the aggregate fees billed by PwC for services rendered with respect to the fiscal year ended December 31, 2005, and for non-audit services for which fees were billed during those fiscal years:

	2005 ($)
Audit Fees	772,723	(1)
Audit-Related Fees	60,000	(2)
Tax Fees	—
Other Fees	—
Total Fees	832,723

(1)	Comprised of: (i) $604,096 for services rendered for 2005 audit; and (ii) $168,627 for services related to the restatement of the Company’s annual report on Form 10-K/A for the year ended December 31, 2004 and the Company’s quarterly reports on Forms 10-Q/A for the periods ended March 31, 2005 and June 30, 2005.

(2)	These fees represent costs of audits of pre-ownership operations of properties acquired in 2005.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more designated member(s) for particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide back-up documentation at the time of approval.

II.     RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

(Item 2 on Proxy Card)

After an extensive review of PwC’s performance on the Company’s audit, the Audit Committee of the Board has selected PwC as the independent public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for 2006. PwC was our independent public accounting firm for the year ended December 31, 2005. PwC representatives are expected to attend the 2006 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of PwC to our shareowners for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

III.    OTHER MATTERS TO COME BEFORE THE MEETING

We do not intend to bring other matters before the meeting nor do we know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

IT IS IMPORTANT THAT PROXIES BE COMPLETED PROMPTLY. STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE THE PROXY IN ACCORDANCE WITH ANY ONE OF THE THREE METHODS (MAIL, PHONE OR INTERNET) IDENTIFIED ON PAGE 1 OF THIS PROXY STATEMENT AND ON THE ENCLOSED PROXY CARD. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP US AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Andrew Batinovich President and Chief Executive Officer

San Mateo, California

April 4, 2006

APPENDIX A TO PROXY STATEMENT

GLENBOROUGH

REALTY TRUST

2005 FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

Set forth below is selected financial data. Consolidated balance sheet and operating data is presented as of and for each of the five years ended December 31, 2005 (dollars in thousands).

The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the notes thereto, included in “Exhibits, Financial Statements, Schedules and Reports on Form 8-K.”

	2005	2004	2003	2002	2001
Operating Data:
Rental revenue	$158,078	$140,207	$124,164	$98,804	$89,510
Fees and reimbursements, including from related parties	4,792	4,046	3,616	3,672	6,627
Total operating revenue	162,870	144,253	127,780	102,476	96,137
Property operating expenses	54,376	46,726	38,779	28,516	25,880
General and administrative	15,080	11,545	12,368	11,685	10,888
Depreciation and amortization	51,026	44,476	35,992	27,198	23,261
Provision for impairment of real estate assets	7,829	3,752	2,852	—	—
Total operating expenses	128,311	106,499	89,991	67,399	60,029
Interest and other income	2,614	2,597	3,556	5,510	5,216
Interest expense	37,708	29,760	26,004	22,172	20,646
Loss on early extinguishment of debt	4,725	2,035	294	9,399	1,539
Provision for impairment of non-real estate assets	—	—	5,746	—	—
Income (loss) before minority interest, discontinued operations and cumulative effect of change in accounting principle	(4,801)	9,361	9,905	7,519	17,232
Discontinued operations	4,263	20,445	22,426	12,083	26,642
Net income	520	28,222	31,069	21,274	43,343
Net income (loss) available to common stockholders	(12,632)	6,977	11,901	1,710	23,779
Basic income (loss) per share:
Income (loss) from continuing operations	$(0.47)	$(0.35)	$(0.30)	$(0.33)	$(0.01)
Net Income (loss) available to Common Stockholders	(0.36)	0.22	0.43	0.06	0.88
Diluted income (loss) per share (1):
Income (loss) from continuing operations	$(0.47)	$(0.35)	$(0.30)	$(0.33)	$—
Net Income (loss) available to Common Stockholders	(0.36)	0.22	0.43	0.06	0.87
Distributions (2)	1.40	1.40	1.56	1.72	1.69

Balance Sheet Data:
Rental properties, gross	$1,296,057	$1,367,310	$1,402,183	$1,433,536	$1,338,022
Accumulated depreciation	(186,449)	(220,229)	(188,721)	(186,082)	(146,249)

Rental properties, net	1,109,608	1,147,081	1,213,462	1,247,454	1,191,773
Investments in land and development	51,750	147,435	67,493	78,529	98,105
Investments in unconsolidated joint ventures	12,040	12,014	12,211	7,822	7,076
Mortgage loans receivable	11,231	12,872	40,323	41,813	39,061
Total assets	1,346,130	1,431,145	1,402,429	1,430,165	1,384,208
Total debt (5)	811,539	719,390	739,266	734,917	653,014
Stockholders’ equity	447,644	625,437	574,670	610,637	644,729

Other Data:
Cash flow provided by (used for):
Operating activities	57,653	67,359	73,550	89,126	79,719
Investing activities	121,267	(32,605)	(24,231)	(95,598)	(74,372)
Financing activities	(180,299)	(48,778)	(35,600)	7,335	(103,132)
FFO available to Common Stockholders (3)	(42,277)	56,142	55,543	48,050	72,404
Debt to total market capitalization (4)	51.7%	41.8%	46.1%	47.8%	43.9%

(1)	Diluted amounts include the effects of all classes of securities outstanding at year-end, including units of Operating Partnership interests and options to purchase our stock, excluding those that are anti-dilutive.

(2)	Historical distributions per common share for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 consist of distributions declared for the periods then ended.

(3)	Funds from Operations, or FFO, as defined and calculated on the following pages.

(4)	Debt to total market capitalization is calculated as total debt at period end divided by total debt plus the market value of our outstanding common stock and convertible Operating Partnership units (based upon the closing prices of the common stock in the table below) plus the liquidation value of our outstanding preferred stock based on the liquidation preference per share of $25.00 for all periods presented.

December 31,	Price Per Share of Common Stock
2005	$18.10
2004	21.28
2003	19.95
2002	17.82
2001	19.40

(5)	Including amounts for properties classified as held for sale.

FUNDS FROM OPERATIONS

Funds from operations is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to funds from operations is net income (loss). Although the National Association of Real Estate Investment Trusts (“NAREIT”) has published a definition of funds from operations, modifications to the NAREIT calculation of funds from operations are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. Funds from operations, as defined by NAREIT, is presented by us as a supplemental financial measure. Funds from operations is not used by us as, nor should it be considered to be, an alternative to net income (loss) computed under GAAP, as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.

Funds from operations is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that net income (loss) computed under GAAP remains the primary measure of operating performance and that funds from operations is only meaningful when it is used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT’s funds from operations measure adjusts net income (loss) computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:

(a)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on Funds from Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of funds from operations reflects the fact that real estate values, as an asset class, generally fluctuate over time to reflect market conditions.

(b)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of funds from operations, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods.

At the same time that NAREIT created and defined its funds from operations concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe that financial analysts, potential investors and shareholders who review our operating results are best served by the NAREIT defined funds from operations measure used together with, but not as a substitute for, net income (loss) computed under GAAP and cash from operating activities computed under GAAP.

Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to net income (loss) computed under GAAP that are included in arriving at the NAREIT defined funds from operations measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of valuation and current operating returns generated on real estate investments.

While we believe that the NAREIT defined funds from operations measure is an important supplemental measure, it should not be used alone because it excludes significant economic components of net income (loss) computed under GAAP and is, therefore, limited as an analytical tool. Some of these limitations are:

•	Depreciation and amortization of real estate assets are economic costs that are excluded from funds from operations. Funds from operations is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of real estate properties are not reflected in funds from operations.

•	Gains or losses from property dispositions, if any, represent changes in the value of the disposed properties. Funds from operations, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.

We compensate for these limitations by using our funds from operations measure only in conjunction with net income (loss) computed under GAAP. To further compensate, we reconcile the funds from operations measure to net income (loss) computed under GAAP in our financial reports. Additionally, we provide investors with our complete financial statements prepared under GAAP, our definition of funds from operations which includes a discussion of the limitations of using the non-GAAP measure and a reconciliation of our GAAP measure (net income (loss)) to our non-GAAP measure so that investors can appropriately incorporate the measure and its limitations into their analyses.

The following table sets forth our reconciliation of net income to funds from operations (FFO) for each of the five years ended December 31, 2005 (in thousands).

	For the Year Ended December 31,
	2005	2004	2003	2002	2001
Net Income	$520	$28,222	$31,069	$21,274	$43,343
Cumulative effect of change in accounting principle	—	912	—	—	—
Real estate depreciation and amortization, net of minority interest (1)	52,329	55,926	50,667	47,169	41,914
Preferred dividends	(7,247)	(13,272)	(19,422)	(19,564)	(19,564)
Dividends paid on redeemed preferred stock	(596)	(2,073)	—	—	—
(Premium)/discount and write-off of original issuance costs on preferred stock redemption	(5,309)	(5,900)	254	—	—
Net gain on sale from discontinued operations, net of minority interest	(79,361)	(13,164)	(12,816)	(6,156)	(649)
Adjustment for SFAS No. 13 rents (2)	—	—	—	—	(2,363)
Loss on early extinguishment of debt (2)	—	—	—	—	1,732
Adjustment to reflect FFO of unconsolidated operating JV’s (3)	713	714	430	444	602
Adjustment to reflect FFO of minority interest (4)	(3,326)	4,777	5,361	4,883	7,389

FFO available to Common Stockholders	$(42,277)	$56,142	$55,543	$48,050	$72,404

(1)	Excludes non-real estate depreciation and amortization.

(2)	Prior to 2002, these items were excluded from the calculation of FFO.

(3)	Represents the adjustments to FFO required to reflect the FFO of the unconsolidated joint ventures allocable to us. Our investments in the joint ventures are accounted for using the equity method of accounting.

(4)	Represents the minority interest holders’ share of real estate depreciation and amortization and gain/loss on sales from discontinued operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations, liquidity and capital resources, and financial condition should be read in conjunction with the selected financial data above and the Consolidated Financial Statements, including the notes thereto.

Results of Operations

Overview

During 2005, we redeemed 3.1 million shares of preferred stock from the proceeds of a secondary offer completed in late 2004. This year we acquired three office properties for a total purchase price of approximately $217 million and sold seventeen non-core properties for total consideration of approximately $308 million. We also repurchased and retired 2.5 million shares of common stock at an average price of $18.87 per share in 2005. Our floating rate debt decreased from 19% of total debt at the end of 2004 to 13% at the end of 2005.

Portfolio Performance

Total portfolio occupancy (excluding joint ventures) increased from 87.2% at December 31, 2004 to 90.2% at December 31, 2005. Net operating income (adjusted for discontinued operations) decreased 3.2% from $124.6 million for the year ended December 31, 2004 to $120.6 million for the year ended December 31, 2005. This decrease primarily resulted from property dispositions and the bankruptcy of a large tenant in the Boston market as discussed further below under Rental Revenue. This decrease was partially offset by property acquisitions and increases in occupancy and rental rates.

Lease Maturities

Our leases range in term from one month to 25 years. The weighted average term of our leases in place as of December 31, 2005 is approximately 7.3 years. See Item 2 in our Annual Report on Form 10-K for a table which details our contractual lease expirations, by market, for our properties as of December 31, 2005. Based upon the strength of the national leasing market, we anticipate that lease rollover will affect our rental revenues with changes in portfolio occupancy and changes in rental rates upon lease renewal. In 2005, we had approximately 654,000 square feet of new leasing production at an average rent of $18.94 per square foot. We also renewed approximately 982,000 square feet of office leases which expired in 2005 at an average rent per square foot of $18.51. This represented an increase in effective rents from renewals (annualized rents net of concessions) of 1.8% during 2005.

Non-Core Asset Dispositions

In March 2005, after an in-depth review of our portfolio on an asset by asset basis, we decided to dispose of assets in our non-core markets, as well as certain non-core assets in core markets. Accordingly, we reduced the intended holding period of 21 assets to two years or less. Based on our analysis of the discounted cash flows of each asset over the next two years, we determined that nine of the assets were impaired due primarily to higher vacancy and lower rental rates in the respective markets. The difference between the estimated fair value (calculated by discounting estimated future cash flows and sales proceeds) and the net book value was $49,312,000. When combined with impairment charges of $8,924,000 recognized on two additional assets sold during the first quarter of 2005, additional impairments of $1,009,000 recognized on two assets during the third quarter of 2005, and additional impairments of $35,068,000 recognized on three assets during the fourth quarter of 2005, the total impairment charge recognized during the year ended December 31, 2005, was $94,313,000. As of December 31, 2005, seventeen of the 21 assets have been sold, as well as one other office property, for an aggregate gain on sale of $86,018,000 and a reversal of an impairment charge of $1,331,000.

Comparison of the year ended December 31, 2005 to the year ended December 31, 2004.

In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long Lived Assets”, effective for financial statements issued for fiscal years beginning after December 15, 2001, net income and gains and losses on sales of real estate for properties sold or classified as held for sale subsequent to December 31, 2001 are reflected in the consolidated statements of operations as “Discontinued Operations” for all periods presented. As we generally reinvest the proceeds from property dispositions into the acquisition of new properties, we believe that it is necessary to discuss our results of operations after discontinued operations have been added back to the respective revenue and expense line items to provide a representation of the balances that management uses to evaluate the results of operations for the periods presented.

Following is a table which reconciles our results of operations reported in accordance with GAAP to our results of operations with discontinued operations added back to each respective revenue and expense line item. The comparative discussion of the two years’ results which follows is based on the “Adjusted” column amounts.

	2005			2004
(In thousands)	As Reported	Discontinued Operations	Adjusted	As Reported	Discontinued Operations	Adjusted
OPERATING REVENUE
Rental revenue	$158,078	$31,473	$189,551	$140,207	$51,571	$191,778
Fees and reimbursements, including from related parties	4,792	—	4,792	4,046	—	4,046

Total operating revenue	162,870	31,473	194,343	144,253	51,571	195,824

OPERATING EXPENSES
Property operating expenses	54,376	14,558	68,934	46,726	20,462	67,188
General and administrative	15,080	8	15,088	11,545	40	11,585
Depreciation and amortization	51,026	6,978	58,004	44,476	18,171	62,647
Provision for impairment of real estate assets	7,829	86,484	94,313	3,752	—	3,752

Total operating expenses	128,311	108,028	236,339	106,499	38,673	145,172

Interest and other income	2,614	—	2,614	2,597	2	2,599
Equity in earnings of unconsolidated operating JV’s	459	—	459	805	—	805
Interest expense	(37,708)	(3,253)	(40,961)	(29,760)	(6,842)	(36,602)
Loss on early extinguishment of debt	(4,725)	(3,278)	(8,003)	(2,035)	(40)	(2,075)

Income (loss) before gain on sales of real estate assets, minority interest, discontinued operations and cumulative effect of change in accounting principle	(4,801)	(83,086)	(87,887)	9,361	6,018	15,379
Reversal of provision for impairment of real estate assets	—	1,331	1,331	—	—	—
Gain on sales of real estate assets	—	86,018	86,018	—	14,427	14,427

Income (loss) before minority interest, discontinued operations and cumulative effect of change in accounting principle	(4,801)	4,263	(538)	9,361	20,445	29,806
Minority interest (1)	1,058	—	1,058	(672)	—	(672)

Income (loss) before discontinued operations and cumulative effect of change in accounting principle	(3,743)	4,263	520	8,689	20,445	29,134
Discontinued operations	4,263	(4,263)	—	20,445	(20,445)	—

Income before cumulative effect of change in accounting principle	520	—	520	29,134	—	29,134
Cumulative effect of change in accounting principle	—	—	—	(912)	—	(912)

Net income	520	—	520	28,222	—	28,222
Preferred dividends	(7,247)	—	(7,247)	(13,272)	—	(13,272)
Dividends paid on redeemed preferred stock	(596)	—	(596)	(2,073)	—	(2,073)
(Premium)/discount and write-off of original issuance costs on redemption	(5,309)	—	(5,309)	(5,900)	—	(5,900)

Net income (loss) available to Common Stockholders	$(12,632)	$—	$(12,632)	$6,977	$—	$6,977

(1)	Includes minority interest’s share of discontinued operations, preferred dividends and premium/discount and write-off of original issuance costs on preferred stock redemptions.

Net Operating Income, Following is a table of net operating income by market, for comparative purposes, presenting the results for the years ended December 31, 2005 and 2004 (in thousands). The data set forth below should be read in conjunction with “Note 16. Segment Information” in our consolidated financial statements included in Item 15 of our Annual Report on Form 10-K:

	2005	% of Total	2004	% of Total
Washington D.C.	$28,153	23.3%	$26,115	21.0%
Southern California	23,008	19.1%	23,016	18.5%
Boston	13,522	11.2%	17,576	14.1%
Northern New Jersey	15,455	12.8%	15,925	12.8%
San Francisco	8,780	7.3%	7,035	5.6%
Chicago	4,346	3.6%	6,926	5.6%
St. Louis	3,310	2.7%	5,032	4.0%
Tampa/Orlando	5,555	4.6%	4,941	4.0%
Denver	4,107	3.4%	3,414	2.7%
Minneapolis	2,717	2.3%	3,248	2.6%
All others	11,664	9.7%	11,362	9.1%

Total Net Operating Income	$120,617	100.0%	$124,590	100.0%

Rental Revenue. Rental revenue decreased $2,227,000 or 1% to $189,551,000 for the year ended December 31, 2005 from $191,778,000 for the year ended December 31, 2004. This change primarily resulted from property dispositions and the bankruptcy of Axiowave Networks, Inc., a tenant at Marlborough Corporate Place, an office property located in Marlborough, Massachusetts, which defaulted on its lease obligation in December 2004. Axiowave’s lease encompassed approximately 100,000 square feet at Marlborough Corporate Place and accounted for approximately $2.9 million of annual revenues. This decrease was offset by property acquisitions and increases in occupancy and rental rates. Following is a table of rental revenue by market, for comparative purposes, presenting the results for the years ended December 31, 2005 and 2004 (in thousands):

	2005	2004
Washington D.C.	$38,288	$35,977
Southern California	34,187	33,514
Boston	25,745	28,791
Northern New Jersey	24,135	24,500
San Francisco	13,012	10,177
Chicago	9,289	12,724
St. Louis	6,061	8,147
Tampa/Orlando	8,157	7,573
Denver	6,697	5,585
Minneapolis	5,209	5,711
All others	18,771	19,079

Total Rental Revenue	$189,551	$191,778

Fees and Reimbursements, Including From Related Parties. Fees and reimbursements, including from related parties, consist primarily of property management and asset management fees paid to us under property and asset management agreements with the unconsolidated joint ventures and the Rancon Partnerships. This revenue increased $746,000 to $4,792,000 for the year ended December 31, 2005, from $4,046,000 for the year ended December 31, 2004, primarily due to increased financing, lease consulting, development and other fees.

Property Operating Expenses. Property operating expenses increased $1,746,000, or 3%, to $68,934,000 for the year ended December 31, 2005, from $67,188,000 for the year ended December 31, 2004, primarily due to property acquisitions and increased property taxes and utility costs, offset by dispositions. Following is a table of property operating expenses by market, for comparative purposes, presenting the results for the years ended December 31, 2005 and 2004 (in thousands):

	2005	2004
Washington D.C.	$10,135	$9,862
Southern California	11,179	10,498
Boston	12,223	11,215
Northern New Jersey	8,680	8,575
San Francisco	4,232	3,142
Chicago	4,943	5,798
St. Louis	2,751	3,115
Tampa/Orlando	2,602	2,632
Denver	2,590	2,171
Minneapolis	2,492	2,463
All others	7,107	7,717

Total Property Operating Expenses	$68,934	$67,188

General and Administrative Expenses. General and administrative expenses increased $3,503,000 to $15,088,000 for the year ended December 31, 2005, from $11,585,000 for the year ended December 31, 2004. This increase is primarily due to higher professional fees related to Sarbanes-Oxley 404 compliance and the restatement of prior year financials, increases in state franchise taxes and increases in incentive compensation costs.

Depreciation and Amortization. Depreciation and amortization decreased $4,643,000 to $58,004,000 for the year ended December 31, 2005, from $62,647,000 for the year ended December 31, 2004. This decrease is primarily due to property dispositions and ceasing depreciation of assets held for sale, partially offset by depreciation and amortization associated with acquisitions.

Provision for Impairment of Real Estate Assets. In connection with our decision in March 2005 to dispose of assets in its non-core markets and certain non-core assets in core markets, we reduced the intended holding period of 21 assets to two years or less in March 2005. Prior to that decision there were no impairment indicators and the cash flows of the properties were sufficient to recover the carrying value of the asset over the previous intended holding period. Based on our analysis of the discounted cash flows of each asset over the next two years, we determined that nine of the assets were impaired. The difference between the estimated fair value (calculated by discounting estimated future cash flows and sales proceeds) and the net book value was approximately $49.3 million. When combined with impairment charges recognized on two additional assets sold during the first quarter of 2005 (as discussed in Notes 5 and 6) and additional impairments recognized during the third and fourth quarter of 2005, the total impairment charge recognized during the year ended December 31, 2005, was approximately $94.3 million ($86.5 million of which is included in discontinued operations). During the fourth quarter, we classified a development project as held for sale and recorded impairment charges of $32.3 million relating to the difference between the basis of the project and the estimated net proceeds expected to be realized upon sale. Prior to that date, we intended to hold the development project and there were no impairment indicators. We also recorded a provision for impairment of $375,000 to reduce the carrying value of a 50% owned development joint venture which is developing a residential project in San Mateo, California, from approximately $779,000 to its estimated fair value of $404,000, due to lower than anticipated sales values based on changes in market conditions. In addition, we concluded that a note receivable of $3.6 million secured by real estate was impaired and recorded an allowance for loan losses of $2.3 million. We measure the impairment of the loan based upon the excess of the recorded investment amount over the current estimated fair value of the collateral, as reduced by selling costs. In connection with the dispositions of Columbia Centre II and Embassy Plaza, an additional provision for impairment of real estate assets of $234,000 was recognized due to higher than anticipated costs to sell the properties. In the fourth quarter of 2004, due to the adverse outcome of an initiative for the zoning and precise plan for a mixed use project known as Marina Shores in Redwood City, California, we decided to abandon an option to acquire an additional nearby parcel of land known as Pete’s Harbor. As a result, we recorded a provision for impairment to write off our basis in the option of $3,752,000 which consisted of previously paid option payments and predevelopment costs.

Interest and Other Income. Interest and other income increased an insignificant $15,000 to $2,614,000 for the year ended December 31, 2005, from $2,599,000 for the year ended December 31, 2004.

Interest Expense. Interest expense increased $4,359,000 to $40,961,000 for the year ended December 31, 2005, from $36,602,000 for the year ended December 31, 2004. This increase is primarily due to an increase in interest rates and changes in the mix of floating-rate debt and fixed-rate debt.

Loss on Early Extinguishment of Debt. During the years ended December 31, 2005 and 2004, we recorded losses on early extinguishment of debt of $8,003,000 and $2,075,000, respectively, which consisted primarily of write-off of unamortized original financing costs in connection with various loan modifications and payoffs.

Reversal of provision for impairment of real estate assets. During 2005, in connection with the disposition of one asset, we reversed approximately $1.3 million of the provision for impairment previously recognized on this asset.

Gain on sales of real estate assets. The gain on sales of real estate assets of $86,018,000 during the year ended December 31, 2005, resulted from the sale of seventeen non-core properties. The gain on sales of real estate assets of $14,427,000 during the year ended December 31, 2004, resulted from the sale of four office properties and one industrial property.

Cumulative Effect of Change in Accounting Principle. In accordance with FIN 46 Revised, we began consolidating the entity known as Marina Shores, effective January 1, 2004, as we are deemed to be the primary beneficiary as defined by FIN 46 Revised. The implementation of this change has been accounted for as a change in accounting principle and applied cumulatively as of January 1, 2004. The cumulative effect of the change in accounting principle resulted in a one-time non-cash reduction to our net income of $912,000, or approximately $0.03 per share, which represents the elimination of intercompany fee income recognized, slightly offset by additions to capitalized interest on this development project as if Marina Shores had been consolidated at the inception of our investment.

Charges associated with the redemption of preferred stock. In January 2005, we redeemed approximately 3.1 million shares of our outstanding 7 3/4% Series A Convertible Preferred Stock. In connection with this redemption, during the year ended December 31, 2005, we incurred $596,000 for the stub period dividends declared and paid to the redeemed preferred shareholders, as well as a charge of $5,309,000, which consisted of $3,452,000 for the non-cash write-off of original issuance costs of the preferred shares, $1,812,000 for the premium paid to redeem the preferred shares and $45,000 in other miscellaneous costs. In April 2004, we redeemed approximately 3.1 million shares of our outstanding 7 3/4% Series A Convertible Preferred Stock. In connection with this redemption, during the year ended December 31, 2005, we incurred charges of $2,073,000 for the stub period and final dividends declared and paid to the redeemed preferred shareholders, as well as a charge of $5,900,000, which consisted of $3,448,000 for the non-cash write-off of original issuance costs of the preferred shares, $2,407,000 for the premium paid to redeem the preferred shares and $45,000 in other miscellaneous costs.

Comparison of the year ended December 31, 2004 to the year ended December 31, 2003.

As discussed above, we generally reinvest the proceeds from property dispositions into the acquisition of new properties, therefore, we believe that it is necessary to discuss our results of operations after discontinued

operations have been added back to the respective revenue and expense line items to provide a representation of the balances that management uses to evaluate the results of operations for the periods presented.

Following is a table which reconciles our results of operations reported in accordance with GAAP to our results of operations with discontinued operations added back to each respective revenue and expense line item. The comparative discussion of the two years’ results which follows is based on the “Adjusted” column amounts.

	2004			2003
(In thousands)	As Reported	Discontinued Operations	Adjusted	As Reported	Discontinued Operations	Adjusted
OPERATING REVENUE
Rental revenue	$140,207	$51,571	$191,778	$124,164	$74,473	$198,637
Fees and reimbursements, including from related parties	4,046	—	4,046	3,616	—	3,616

Total operating revenue	144,253	51,571	195,824	127,780	74,473	202,253

OPERATING EXPENSES
Property operating expenses	46,726	20,462	67,188	38,779	27,120	65,899
General and administrative	11,545	40	11,585	12,368	6	12,374
Depreciation and amortization	44,476	18,171	62,647	35,992	21,567	57,559
Provision for impairment of real estate assets	3,752	—	3,752	2,852	—	2,852

Total operating expenses	106,499	38,673	145,172	89,991	48,693	138,684

Interest and other income	2,597	2	2,599	3,556	16	3,572
Equity in earnings of unconsolidated operating JV’s	805	—	805	604	—	604
Interest expense	(29,760)	(6,842)	(36,602)	(26,004)	(11,987)	(37,991)
Loss on early extinguishment of debt	(2,035)	(40)	(2,075)	(294)	(5,587)	(5,881)
Provision for impairment of non-real estate assets	—	—	—	(5,746)	—	(5,746)

Income before gain on sales of real estate assets, minority interest, discontinued operations and cumulative effect of change in accounting principle	9,361	6,018	15,379	9,905	8,222	18,127
Gain on sales of real estate assets	—	14,427	14,427	—	14,204	14,204

Income before minority interest, discontinued operations and cumulative effect of change in accounting principle	9,361	20,445	29,806	9,905	22,426	32,331
Minority interest (1)	(672)	—	(672)	(1,262)	—	(1,262)

Income before discontinued operations and cumulative effect of change in accounting principle	8,689	20,445	29,134	8,643	22,426	31,069
Discontinued operations	20,445	(20,445)	—	22,426	(22,426)	—

Income before cumulative effect of change in accounting principle	29,134	—	29,134	31,069	—	31,069
Cumulative effect of change in accounting principle	(912)	—	(912)	—	—	—

Net income	28,222	—	28,222	31,069	—	31,069
Preferred dividends	(13,272)	—	(13,272)	(19,422)	—	(19,422)
Dividends paid on redeemed preferred stock	(2,073)	—	(2,073)	—	—	—
(Premium)/discount and write-off of original issuance costs on redemption	(5,900)	—	(5,900)	254	—	254

Net income available to Common Stockholders	$6,977	$—	$6,977	$11,901	$—	$11,901

(1)	Includes minority interest’s share of discontinued operations, preferred dividends and premium/discount and write-off of original issuance costs on preferred stock redemptions.

Net Operating Income, Following is a table of net operating income by market, for comparative purposes, presenting the results for the years ended December 31, 2004 and 2003 (in thousands). The data set forth below should be read in conjunction with “Note 16. Segment Information” in our consolidated financial statements included in Item 15 of our Annual Report on Form 10-K:

	2004	% of Total	2003	% of Total
Washington D.C.	$26,115	21.0%	$24,349	18.3%
Southern California	23,016	18.5%	21,610	16.3%
Boston	17,576	14.1%	17,043	12.8%
Northern New Jersey	15,925	12.8%	16,557	12.5%
San Francisco	7,035	5.6%	7,893	6.0%
Chicago	6,926	5.6%	6,228	4.7%
St. Louis	5,032	4.0%	4,737	3.6%
Tampa/Orlando	4,941	4.0%	6,293	4.7%
Denver	3,414	2.7%	5,837	4.4%
Minneapolis	3,248	2.6%	3,496	2.6%
All others	11,362	9.1%	18,695	14.1%

Total Net Operating Income	$124,590	100.0%	$132,738	100.0%

Rental Revenue. Rental revenue decreased $6,859,000 to $191,778,000 for the year ended December 31, 2004 from $198,637,000 for the year ended December 31, 2003. This change primarily resulted from property dispositions and lower occupancy, partially offset by property acquisitions and increases in rental rates. Following is a table of rental revenue by market, for comparative purposes, presenting the results for the years ended December 31, 2004 and 2003 (in thousands):

	2004	2003
Washington D.C.	$35,977	$33,444
Southern California	33,514	31,561
Boston	28,791	26,387
Northern New Jersey	24,500	24,145
San Francisco	10,177	10,642
Chicago	12,724	12,003
St. Louis	8,147	7,831
Tampa/Orlando	7,573	8,653
Denver	5,585	8,926
Minneapolis	5,711	6,075
All others	19,079	28,970

Total Rental Revenue	$191,778	$198,637

Fees and Reimbursements, Including From Related Parties. Fees and reimbursements, including from related parties, consist primarily of property management and asset management fees paid to us under property and asset management agreements with the unconsolidated joint ventures and the Rancon Partnerships. This revenue increased $430,000 to $4,046,000 for the year ended December 31, 2004, from $3,616,000 for the year ended December 31, 2003, primarily due to disposition, financing and other fees from the Rancon Partnerships.

Property Operating Expenses. Property operating expenses increased $1,289,000, or 2%, to $67,188,000 for the year ended December 31, 2004, from $65,899,000 for the year ended December 31, 2003, primarily due to increases in utilities, cleaning and repair and maintenance costs, partially offset by property dispositions and decreases in property taxes and administrative costs. Following is a table of property operating expenses by market, for comparative purposes, presenting the results for the years ended December 31, 2004 and 2003 (in thousands):

	2004	2003
Washington D.C.	$9,862	$9,095
Southern California	10,498	9,951
Boston	11,215	9,344
Northern New Jersey	8,575	7,588
San Francisco	3,142	2,749
Chicago	5,798	5,775
St. Louis	3,115	3,094
Tampa/Orlando	2,632	2,360
Denver	2,171	3,089
Minneapolis	2,463	2,579
All others	7,717	10,275

Total Property Operating Expenses	$67,188	$65,899

General and Administrative Expenses. General and administrative expenses decreased $789,000 to $11,585,000 for the year ended December 31, 2004, from $12,374,000 for the year ended December 31, 2003. This decrease is primarily due to staff reductions in 2003 and a decrease in travel expense in 2004, partially offset by professional fees and outside services related to Sarbanes-Oxley 404 compliance, as well as higher incentive compensation costs.

Depreciation and Amortization. Depreciation and amortization increased $5,088,000 to $62,647,000 for the year ended December 31, 2004, from $57,559,000 for the year ended December 31, 2003. This increase is primarily due to property acquisitions, net of dispositions, depreciation of capital improvements, and amortization of at-market in-place leases we recorded in accordance with SFAS No. 141. See complete description of our accounting policy regarding recognition and amortization of at-market in-place leases in Note 2 of our consolidated financial statements.

Provision for Impairment of Real Estate Assets. In the fourth quarter of 2004, due to the adverse outcome of an initiative for the zoning and precise plan for a mixed use project known as Marina Shores in Redwood City, California, we decided to abandon an option to acquire an additional nearby parcel of land known as Pete’s Harbor. As a result, we recorded a provision for impairment to write off our basis in the option of $3,752,000 which consisted of previously paid option payments and predevelopment costs. Separately, in the first quarter of 2003, we recorded a provision for impairment of approximately $2,272,000 to provide for a decrease in the carrying value of our 10% owned development joint venture which owns an office property located in San Mateo, California, to an estimated fair value of zero due to decreased leasing activity and lower than anticipated market rents. In addition, in the third quarter of 2003, we recorded a provision for impairment of $580,000 to reduce the carrying value of our 50% owned development joint venture, which is developing a residential project at Gateway Business Park in Aurora, Colorado, from approximately $1,125,000 to an estimated fair value of $545,000, due to lower than anticipated values.

Interest and Other Income. Interest and other income decreased $973,000 to $2,599,000 for the year ended December 31, 2004, from $3,572,000 for the year ended December 31, 2003. This decrease was primarily due to principal payments received on our mortgage loan receivable secured by land at Gateway Park in Colorado.

Interest Expense. Interest expense decreased $1,389,000 to $36,602,000 for the year ended December 31, 2004, from $37,991,000 for the year ended December 31, 2003. This decrease is primarily due to a decrease in the average outstanding balance on the unsecured bank line of credit, as well as other debt paid off in connection with property sales and refinancings, offset by increases in variable interest rates and new debt.

Loss on Early Extinguishment of Debt. During the year ended December 31, 2004, we recorded losses on early extinguishment of debt of $2,075,000 which consisted primarily of write-off of unamortized original financing costs in connection with various loan modifications and payoffs. During the year ended December 31, 2003, we recorded losses on early extinguishment of debt $5,881,000, which consisted primarily of prepayment penalties as well as the write-off of unamortized original financing costs. Losses related to loan payoffs in connection with property sales have been included in discontinued operations.

Provision for impairment of non-real estate assets. In the second and fourth quarters of 2003, we recorded impairment charges totaling $5,746,000 relating to anticipated losses on the disposition of our leased aircraft in the first quarter of 2004.

Gain on sales of real estate assets. The gain on sales of real estate assets of $14,427,000 during the year ended December 31, 2004, resulted from the sale of four office properties and one industrial property. The gain on sales of real estate assets of $14,204,000 during the year ended December 31, 2003, resulted from the sale of eight office properties, eight industrial properties and one multifamily property.

Cumulative Effect of Change in Accounting Principle. In accordance with FIN 46 Revised, we began consolidating the entity known as Marina Shores, effective January 1, 2004, as we are deemed to be the primary beneficiary as defined by FIN 46 Revised. The implementation of this change has been accounted for as a change in accounting principle and applied cumulatively as of January 1, 2004. The cumulative effect of the change in accounting principle resulted in a one-time non-cash reduction to our net income of $912,000, or approximately $0.03 per share, which represents the elimination of intercompany fee income recognized, slightly offset by additions to capitalized interest on this development project as if Marina Shores had been consolidated at the inception of our investment.

Liquidity and Capital Resources

Cash Flows

For the year ended December 31, 2005, cash provided by operating activities was $57,653,000 as compared to $67,359,000 for the same period in 2004. This change is primarily due to an increase in cash paid for deposits and impounds, partially offset by a decrease in net operating income from the rental properties (as discussed above) and increases in general and administrative expenses (as discussed above). In 2005, investing activities provided cash of $121,267,000 as compared to cash used for investing activities in 2004 in the amount of $32,605,000. This change is primarily due to significantly higher proceeds from property sales in 2005, offset somewhat by funds used for acquisition of properties, and a decrease in funds used for investments in land and development in 2005 over 2004. Cash used for financing activities was $180,299,000 for the year ended December 31, 2005, as compared to $48,778,000 for the same period in 2004. This change is due to several factors, including repurchases of common stock in 2005 that did not occur in 2004 and the inclusion in 2004 cash used for financing activities of proceeds from issuance of common stock and an increase in cash used for the repayment of debt, partially offset by an increase in proceeds from new debt.

We expect to meet our short-term liquidity requirements generally through our working capital, our unsecured bank line of credit (as discussed below) and cash generated by operations. We anticipate that cash generated by our operations will be adequate to meet our operating requirements and to make distributions in accordance with REIT requirements in both the short and the long-term. In addition to cash generated by operations, the unsecured bank line of credit provides for working capital advances. However, there can be no assurance that our results of operations will not fluctuate in the future and at times affect our ability to meet our operating requirements and the amount of our distributions. If significant decreases in occupancy or rental rates occurred at our properties, this could have an adverse impact on our operating cash flows. Similarly, increases in interest rates could have a significant adverse impact on our operating cash flows.

Our principal sources of funding for acquisitions, expansion and renovation of properties, development and stock repurchases include the unsecured bank line of credit, permanent secured debt financing, public and private equity and debt issuances, the issuance of partnership units in the Operating Partnership, proceeds from property sales and cash flow provided by operations.

Contractual Obligations

At December 31, 2005, we had contractual obligations as follows (in thousands):

	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years	Total
Secured mortgage loans	$214,271	$117,536	$198,881	$174,182	$704,870
Unsecured bank line of credit	—	106,669	—	—	106,669
Interest on indebtedness (1)	39,733	51,706	29,672	24,832	145,943

Total	$254,004	$275,911	$228,553	$199,014	$957,482

(1)	For variable rate loans, this represents estimated interest expense based on outstanding balances and interest rates at December 31, 2005.

Financial Condition

Investments in Land and Development

Our investments in land and development decreased from $147,435,000 at December 31, 2004 to $51,750,000 at December 31, 2005. The decrease is due to the classification of a development project as held for sale in connection with our decision to sell a majority interest of the asset to our joint venture partner. Further, an impairment charge of $32.3 million was recorded relating to the difference between the basis of the project and the estimated net proceeds expected to be realized upon sale. In addition, the decrease is attributable to the March 28, 2005 disposition of approximately 27 acres of land held for development, known as Eden Shores located in Hayward, California. Finally, on January 31, 2005, we sold our interest in the Gateway Office Five development project located in Denver, Colorado, which was in the form of a mezzanine loan.

As of December 31, 2005 and 2004, we had investments in the following properties under development and land held for development. The investment descriptions are as of December 31, 2005 (dollars in thousands).

Market	Properties	Description	City	Proposed Square Footage	Economic Interest		Investment Balance at December 31, 2005		Investment Balance at December 31, 2004
Denver	Gateway Office Five	Fifth office building constructed at Gateway Park (1-story)	Denver	—	—	(1)	—	(1)	$835

TOTAL PROPERTIES UNDER DEVELOPMENT				—			—		$835

Boston	Marlborough Corporate Place	Three office buildings to be constructed as the eighth, ninth, and tenth phases of Marlborough Corporate Place	Marlborough	235,000	100%		$5,248		$5,170

	Subtotal— Boston			235,000			5,248		5,170

Denver	Gateway Park	1,200 acre mixed-use park near Denver International Airport; approximately 442 acres undeveloped	Denver	1,200 acres	50	%(2)	35,994	(2)	34,636	(2)

	Lima Street	19.5 acres of undeveloped land in Englewood, Colorado, zoned for office use	Denver	120,000	100%		4,750		4,750

	Subtotal— Denver			120,000			40,744		39,386

San Francisco	Marina Shores	33.2 acre mixed-use waterfront community which could include office, retail and multifamily units; currently in entitlement process	Redwood City	33.2 acres	50	%(3)	—	(3)	79,548

	Eden Shores	27 acres zoned for the construction of a 600,000 square foot office park	Hayward	—	—	(4)	—	(4)	16,530

	Subtotal— San Francisco			—			—		96,078
		Other land held for development	New Jersey/San Francisco				5,758		5,966

TOTAL LAND HELD FOR DEVELOPMENT				355,000			$51,750		$146,600

TOTAL INVESTMENTS IN LAND AND DEVELOPMENT				355,000			$51,750		$147,435

(1)	Interest previously held in the form of a mezzanine loan. In the first quarter of 2005, the mezzanine loan was paid off in full. See above for further discussion.
(2)	Interest in the form of mezzanine loans and equity. In addition, we hold a mortgage loan receivable secured by the land with a balance of $11,231 and $12,872 at December 31, 2005 and December 31, 2004, respectively (see Note 8 for further discussion).
(3)	Interest in the form of equity and mezzanine loans. We consolidated this entity on January 1, 2004, pursuant to FIN 46 Revised. See Note 18 for further discussion. This property was classified as held for sale at December 31, 2005.
(4)	In the first quarter of 2005, we sold this property to an unaffiliated third party. See above for further discussion.

We have no further contractual obligations for the future funding of these developments; however, we will likely be funding a portion of their working capital needs until such time as other financing is obtained. Under our development alliances, we have provided an aggregate of approximately $2.5 million in debt guarantees;

however, some of the loans were not fully drawn as of December 31, 2005. These guarantees will remain in place until such time as the related development financing has been replaced or repaid, the terms of which vary from less than 1 year to up to 2 years. We would be required to perform under these guarantees in the event that the proceeds generated by the sale, refinance or additional capital contribution by partners of the development project were insufficient to repay the full amount of the related debt financing. There is currently no recorded liability for any amounts that may become payable under these guarantees, nor is there a liability for our obligation to “stand-ready” to fund such guarantees which were all originally issued prior to 2003. In the event that we must make payments under one of these guarantees, our only recourse is to the limited liability companies that own the properties. No estimate of the amount that could be recovered by us in such an event can be made at this time. Performance under the guarantees would result in a contribution to the venture and an increase in our effective ownership percentages.

Certain of the alliances with which we conduct business have been deemed to be VIEs as defined by FIN 46 Revised; however, other than Marina Shores as discussed in Note 18, none of these VIEs are required to be consolidated as we are not deemed to be the primary beneficiary as defined by FIN 46 Revised. The total assets and liabilities of such entities were approximately $97.6 million and $60.0 million, respectively, at December 31, 2005, and $92.8 million and $54.5 million, respectively, at December 31, 2004. Our maximum exposure to loss is equal to our investments in these arrangements, plus the related debt guarantees, as described above.

Investments in Unconsolidated Joint Ventures

Investments in unconsolidated joint ventures varied only slightly from $12,014,000 at December 31, 2004 to $12,040,000 at December 31, 2005. This increase was primarily due to our equity interests in the joint ventures’ earnings in excess of cash distributions received from the joint ventures.

Mortgage Loans Receivable

Mortgage loans receivable consists primarily of a first mortgage secured by a 50% interest in 152 acres of land at December 31, 2005 and 2004 at Gateway Business Park in Aurora, Colorado (as noted in above table). Periodic payments of interest and principal are received from proceeds of land parcel sales in the project. The balance of mortgage loans receivable decreased from $12,872,000 at December 31, 2004, to $11,231,000 at December 31, 2005, due to principal payments received of $3,080,000, partially offset by monthly interest accruals totaling $1,439,000. The borrowing entities in this loan arrangement have been deemed to be VIEs, but we are not deemed to be the primary beneficiary as defined by FIN 46 Revised. Our maximum exposure to loss is equal to the recorded amount of our loan, including accrued interest.

As discussed in Investments in Land and Development, in connection with the disposition of approximately 27 acres of land held for development, known as Eden Shores located in Hayward, California, we received a first mortgage loan receivable of $7 million, secured by the land, with a fixed interest rate of 8%, a 20-year amortization requiring monthly principal and interest payments of approximately $59,000, and a maturity date of March 28, 2007. On June 28, 2005, this mortgage loan receivable was sold to a bank for approximately $6.98 million which was the outstanding principal balance on that date. We did not recognize any gain or loss on this transaction (Note 8).

Mortgage Loans and Unsecured Bank Line

At December 31, 2005, our total indebtedness included fixed-rate debt of $704,870,000 and floating-rate debt of $106,669,000.

During the year ended December 31, 2005, mortgage loans payable increased from $698,070,000 to $704,870,000 (including amounts related to properties classified as held for sale). This increase resulted from new mortgage loans obtained totaling $218,000,000 and mortgage loans assumed in connection with acquisitions of $74,114,000, offset by $8,738,000 of scheduled principal amortization, $204,246,000 paid off in connection with property sales, and $72,330,000 of loan payoffs in connection with new financings.

Outstanding borrowings under our unsecured bank line of credit increased from $21,320,000 at December 31, 2004, to $106,669,000 at December 31, 2005. The increase was due to draws totaling $299,383,000 for the January 2005 preferred stock redemption, new financings, property acquisitions, common stock repurchases and development advances, offset by pay downs totaling $214,034,000 generated from the proceeds from property sales, new financings, the sale of the Eden Shores mortgage loan receivable and cash flow from operations. The unsecured bank line of credit requires us, among other things, to be in compliance with certain financial and operating covenants. We have been in compliance during all of 2005 and remain in compliance at December 31, 2005.

During the last two years the following transactions occurred (dollars in thousands):

	December 31, 2005	December 31, 2004
Balance at beginning of year	$698,070	$649,325
Repayments and scheduled principal amortization (a)	(240,158)	(108,825)
New borrowings and refinancings (b)	218,000	108,696
Assumed through property acquisitions (see Note 4—Acquisitions of rental properties)	74,114	21,049
Assumed through consolidation of Marina Shores (c)	—	45,000
Repaid upon sale of properties (see Note 5—Dispositions of rental properties)	(45,156)	—
Disposition of real estate involving buyer’s assumption of mortgage loan	—	(17,175)

Balance at end of year	$704,870	$698,070

(a)	During 2005, we repaid mortgage debt and unencumbered the following properties: Montgomery Executive Center, Newport Plaza, Westford Corporate Center, Oakbrook Terrace Corp, Columbia Centre II, Embassy Plaza, Woodlands Plaza, Woodlands Tech, Park Place, Lake Point Business Park, Riverview Office Tower and Capitol Center.

During 2004, we repaid mortgage debt and unencumbered the following properties: 700 South Washington, 90 Libbey Parkway, Hartwood Building and 1525 Wilson.

(b)	During 2005, we obtained three new mortgage loans encumbering the following properties: King Street Station II, 400 South El Camino, Gateway Park and University Center. In addition, we refinanced and expanded four existing mortgage loans.

During 2004, we obtained three new mortgage loans encumbering the following properties: Capitol Center and 1525 Wilson.

(c)	In accordance with FIN 46 Revised, we began consolidating the entity known as Marina Shores, effective January 1, 2004, as we are deemed to be the primary beneficiary as defined by FIN 46 Revised. Marina Shores has total debt of $45 million consisting of two loans, with a $30 million loan bearing interest at the fixed rate of 6.32%, and a $15 million loan bearing interest at the fixed rate of 8.32%. Both loans require monthly interest-only payments and mature on February 15, 2007.

Some of our properties are held in limited partnerships and limited liability companies in order to facilitate financing. All such entities are owned 100% directly or indirectly by us.

Equity and Debt Offerings

On December 16, 2004, we completed the sale of 4,000,000 shares of common stock in an offering underwritten by Goldman, Sachs & Co. The 4,000,000 shares were sold at a per share price of $20.80, resulting in proceeds, net of offering costs, of approximately $82 million. We used the net proceeds to redeem a portion of the outstanding shares of our Preferred Stock on January 28, 2005 (as discussed below). In the interim, prior to the redemption, the proceeds were used to repay a portion of the amounts outstanding under our unsecured bank line of credit.

On March 19, 2004, we completed the sale of 3,910,000 shares of common stock (including the exercise of the over allotment of 510,000 shares) in an offering underwritten by Goldman, Sachs & Co. The 3,910,000 shares were sold at a per share price of $21.20, resulting in proceeds, net of offering costs, of approximately $81.3 million. We used the net proceeds to redeem a portion of the outstanding shares of our Preferred Stock on April 30, 2004 (as discussed below). In the interim, prior to the redemption, the proceeds were used to repay a portion of the amounts outstanding under our unsecured bank line of credit.

Preferred Stock Redemptions

On January 28, 2005, we redeemed approximately 3.1 million shares of Preferred Stock, representing approximately 45.4% of the total number of outstanding shares. The redemption price was $25.5825 per share of Preferred Stock plus $0.1916 per share in accrued and unpaid dividends for the period from December 24, 2004 through and including January 28, 2005, without interest. This redemption was funded with proceeds from our December 2004 common stock offering which had temporarily been used to pay down our unsecured bank line of credit (as discussed above).

On April 30, 2004, we redeemed approximately 3.1 million shares of Preferred Stock, representing approximately 31.2% of the total number of outstanding shares. The redemption price was $25.775 per share of Preferred Stock plus $0.183 per share in accrued and unpaid dividends for the period from March 26, 2004 through and including April 30, 2004, without interest. This redemption was funded with proceeds from our March 2004 common stock offering which had temporarily been used to pay down our unsecured bank line of credit (as discussed above).

Stock Repurchases

In 1999, our Board of Directors authorized the repurchase of up to 6.2 million shares of our outstanding Common Stock. This represented approximately 20% of our total outstanding Common Stock. In December 2000, the repurchase authorization was increased to approximately 8.2 million shares, representing approximately 26% of Common Stock outstanding when the repurchase program began. In November 2005, the repurchase authorization was increased to approximately 12.2 million shares, representing approximately 38% of Common Stock outstanding when the repurchase program began. As of December 31, 2005, 8,920,716 common shares have been repurchased at an average price per share of $17.32 and a total cost of approximately $154.5 million; this represents approximately 74% of the expanded repurchase authorization and approximately 28% of Common Stock outstanding when the repurchase program began. In addition, during 1999, we announced that our Board of Directors had approved the repurchase of up to 15% of its Preferred Stock, or 1,725,000 shares. In May 2000, the Preferred Stock repurchase authorization was increased to 3,450,000 shares, representing approximately 30% of Preferred Stock outstanding when the repurchase program began. As of December 31, 2005, 1,543,700 preferred shares have been repurchased at an average price per share of $15.72 and a total cost of approximately $24.2 million; this represents approximately 45% of the expanded repurchase authorization and approximately 13% of Preferred Stock outstanding when the repurchase program began. We intend to make future stock repurchases from time to time in the open market or otherwise and the timing will depend on market conditions and other factors. Subsequent to December 31, 2005, 1.8 million shares of our Common Stock have been repurchased at a total cost of approximately $34.3 million.

Critical Accounting Policies

Our discussion and analysis of financial condition and results of operations is based on our consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and contingencies as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We evaluate our assumptions and estimates on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Revenue recognized on a straight-line basis

We recognize rental revenue on a straight-line basis at amounts that we believe we will collect on a tenant-by-tenant basis. The estimation process may result in higher or lower levels from period to period as our collection experience and the credit quality of our tenants changes. Actual amounts collected could be lower or higher than the amounts recognized on a straight-line basis if specific tenants are unable to pay rent that we have previously recognized as revenue, or if other tenants remain whom we previously believed would not.

Carrying value of rental properties, investments in development and other investment assets

Our rental properties are generally carried at the lower of depreciated cost or estimated fair value. Estimated fair value: (i) is based upon our plans for the continued operation of each property; and (ii) is computed using estimated sales price, as determined by prevailing market values for comparable properties and/or the use of capitalization rates multiplied by annualized net operating income based upon the age, construction and use of the building. The fulfillment of our plans related to each of our properties is dependent upon, among other things, the presence of economic conditions which will enable us to continue to hold and operate the properties prior to their eventual sale. Due to uncertainties inherent in the valuation process and in the economy, it is reasonably possible that the actual results of operating and disposing of our properties could be materially different than current expectations.

We review our properties for impairment quarterly and whenever events or changes in circumstances indicate that the carrying value of a property may not be recoverable. Impairment is recognized when estimated expected future cash flows (undiscounted and without interest) is less than the carrying amount of the property. The estimate of expected future net cash flows is inherently uncertain and relies on assumptions regarding current and future market conditions. These estimates could be impacted by significant changes in occupancy, lease termination or move-out by significant customers, or significant decreases in base rent at the property. If impairment analysis assumptions change, then an adjustment to the carrying amount of our long-lived assets could occur in the future period in which estimates change.

Depreciation is computed on a straight line basis over the expected useful life of the assets. Determination of the estimated useful life of an asset requires assumptions regarding the probable period over which the asset will be utilized. Changes in the expected life of the assets would impact depreciation and amortization recorded in the consolidated financial statements.

We account for the acquisition of real estate in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, whereby the fair value of the real estate acquired is allocated to the acquired tangible assets and identified intangible assets. The estimate of fair value is inherently uncertain and relies on assumptions regarding cash flows and current and future market conditions. These estimates could be impacted by significant changes in future cash flows which would impact the allocation among assets acquired and the resulting depreciation and amortization.

Our investments in development and other investment assets such as joint ventures and mortgage loans receivable are also generally carried at the lower of cost or estimated fair value. Certain development joint ventures include our share of undistributed income or loss arising from the investment, and the mortgage loans receivable include accrued interest. In addition, some interest, payroll and general and administrative costs incurred in connection with our development activities may be capitalized. The actual value of our portfolio of properties, investments in development and other investments could be significantly different than their carrying amounts.

Property dispositions

We report real estate dispositions under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires us to separately report assets held for sale as discontinued operations if the operations and cash flows of the property have been (or will be) eliminated from our ongoing operations as a result of the disposition. Amounts included in discontinued operations include operating results of the property and the related gain or loss upon sale. Results of prior periods are included in discontinued operations to conform to that presentation. Sales of real estate are recognized when a contract has been executed, initial and continuing investment is adequate to demonstrate a commitment to pay for the property and we do not have substantial continuing involvement in the property.

Our status as a real estate investment trust

We have elected to be taxed as a REIT under Sections 856 to 860 of the Internal Revenue Code. A real estate investment trust generally is not subject to federal income tax on that portion of its real estate investment trust taxable income that is distributed to its stockholders, provided that at least 90% of real estate investment trust taxable income is distributed and other requirements are met. We believe that we have complied with all requirements to qualify as a REIT for each of the years in the three-year period ended December 31, 2005. Also, we do not believe that the sales of properties during the current year will violate any REIT rules or result in the characterization of us as a dealer. Accordingly, no provision for income taxes is included in our consolidated financial statements.

Our variable interest entities under FIN 46 Revised

Certain of the entities through which and with which we conduct business have been deemed to be VIEs under the provisions of FIN 46 Revised. In accordance with FIN 46 Revised, we began consolidating the entity known as Marina Shores, effective January 1, 2004, as we are deemed to be the primary beneficiary as defined by FIN 46 Revised. We have other alliances which are VIEs, but we are not the primary beneficiary of them. Accordingly, the alliances are not consolidated but are accounted for under the equity method of accounting.

New Accounting Pronouncements

In April 2005, the FASB issued FASB Interpretation 47, “Accounting for Conditional Asset Retirement Obligations” which states that companies must recognize a liability for the fair value of a legal obligation to perform asset-retirement activities that are conditional on a future event if the amount can be reasonably estimated. This Interpretation clarifies that conditional obligations meet the definition of an asset-retirement obligation in SFAS No. 143, “Accounting for Asset Retirement Obligations”, and therefore, should be recognized if their fair value is reasonably estimable. The Interpretation provides additional guidance to evaluate whether fair value is reasonably estimable. Companies must adopt this Interpretation no later than the end of the fiscal year ending after December 15, 2005. The adoption of Interpretation 47 did not have a material impact on our financial position, net earnings or cash flows.

In December 2004, the FASB issued SFAS No. 123 revised 2004, “Share-Based Payment” (SFAS 123R). This Statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB No. 25, “Accounting for Stock Issued to Employees”. The Statement requires companies to recognize in the income statement the grant-date fair value of stock options and other equity based compensation issued to employees. This Statement is effective as of the beginning of the first annual period that commences after June 15, 2005. We anticipate that the adoption of SFAS No. 123R will not have a material impact on our financial position, net earnings or cash flows. We intend to utilize the modified prospective method of adoption.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-Monetary Assets an amendment of APB No. 29”. This Statement amends APB Opinion No. 29, “Accounting for Non-Monetary Transactions” to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. That exception required that some non-monetary exchanges be recorded on a carryover basis versus this Statement, which requires that an entity record a non-monetary exchange at fair value and recognize any gain or loss if the transaction has commercial substance. This Statement is effective for our fiscal year beginning January 1, 2006. We anticipate that the adoption of SFAS No. 153 will not have a material impact on our financial position, net earnings or cash flows.

In June 2005, the Emerging Issues Task Force (“EITF”) issued EITF 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights”. Under this consensus, a sole general partner is presumed to control a limited partnership (or similar entity) and should consolidate that entity unless the limited partners possess kick-out rights or other substantive participating rights as described in EITF 96-16, “Investor’s Accounting for an Investee When the Investor has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights”. As of June 29, 2005, this consensus was effective immediately for all new or modified agreements, and effective beginning in the first reporting period that ends after December 15, 2005 for all existing agreements. We did not modify any agreements subsequent to June 29, 2005. We do not believe that there will be a material impact on our financial position, results of operations or cash flows, upon adopting the consensus for existing agreements.

Inflation

Leases at the office properties typically provide for rent adjustment and pass-through of certain operating expenses during the term of the lease. Substantially all of the leases at the industrial properties provide for pass-through to tenants of certain operating costs, including real estate taxes, common area maintenance expenses, and insurance. We anticipate that these provisions may permit us to increase rental rates or other charges to tenants in response to rising prices and therefore, serve to reduce our exposure to the adverse effects of inflation.

Forward-Looking Statements; Factors That May Affect Operating Results

This Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations, hopes, intentions, beliefs and strategies regarding the future. These forward-looking statements include statements relating to:

•	Our intention to refinance the Capitol Place III loan at a more favorable interest rate after the expiration of a lock-out period;

•	Our expectation to meet our short-term liquidity requirements generally through our working capital, our unsecured bank line of credit and cash generated by operations;

•	Our anticipation that cash generated by our operations will be adequate to meet our operating requirements and to make distributions in accordance with REIT requirements in both the short and the long-term;

•	Our intention to make future stock repurchases from time to time in the open market or otherwise depending on market conditions and other factors;

•	Our belief that we have complied with all requirements to qualify as a REIT and, as a result, our exclusion of income taxes from our consolidated financial statements;

•	Our anticipation that the adoption of SFAS No. 123R will not have a material impact on our financial position, net earnings or cash flows;

•	Our anticipation that the adoption of SFAS No. 153 will not have a material impact on our financial position, net earnings or cash flows;

•	Our belief that the adoption of EITF 04-5 will not have a material impact on our financial position, results of operations or cash flows;

•	Our anticipation that certain provisions of our lease documents may permit us to increase rental rates or other charges to tenants in response to rising prices and therefore, serve to reduce our exposure to the adverse effects of inflation;

•	Our anticipation that lease rollover will affect our rental revenues with changes in portfolio occupancy and changes in rental rates upon lease renewal;

•	Our expectation that changes in market interest rates will not have a material impact on the performance or fair value of our mortgage loans receivable; and

•	Our belief that claims and lawsuits which have arisen against us in our normal course of business will not have a material adverse effect on our financial position, cash flow or results of operations.

All forward-looking statements included in this document are based on information available to us on the date hereof. Because these forward-looking statements involve risk and uncertainty, there are important factors that could cause our actual results to differ materially from those stated or implied in the forward-looking statements. Those important factors include:

•	our inability to obtain new financing for Capitol Place III at an interest rate more favorable than the currently existing rate;

•	increased costs of financing cause a reduction in demand for commercial properties and, therefore, a reduction in the market value of the listed assets;

•	the unanticipated effect of any future impairment charges associated with asset dispositions or market conditions;

•	an unexpected inability to collect or access capital;

•	the availability and creditworthiness of prospective tenants and our ability to execute lease deals with them;

•	market fluctuations in rental rates, concessions and occupancy;

•	reduced demand for office space;

•	failure of market conditions and occupancy levels to improve in certain geographic areas;

•	defaults or non-renewal of leases by customers;

•	increased interest rates and operating costs;

•	our failure to obtain necessary outside financing;

•	changes in market conditions render the repurchase of our stock imprudent;

•	our inadvertent or technical failure to have met all requirements to qualify as a REIT;

•	the adoption of SFAS No. 123R has an unanticipated, negative impact on our financial position;

•	the unpredictability of changes in accounting rules;

•	an interpretation of lease provisions differing from ours prevails in a dispute regarding recovery of expenses; and

•	the unpredictability of both the frequency and final outcome of litigation.

The forward-looking statements in this Annual Report on Form 10-K are subject to additional risks and uncertainties further discussed under “Risk Factors” above and in our amended Form 10-Q’s filed for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005. We assume no obligation to update or supplement any forward-looking statement.

Qualitative and Quantitative Disclosures About Market Risk

Interest Rates

We are exposed to changes in interest rates obtainable on our secured and unsecured borrowings. Our expectation is that changes in market interest rates will not have a material impact on the performance or fair value of our mortgage loans receivable.

It is our policy to manage our exposure to fluctuations in market interest rates for our borrowings through the use of fixed rate debt instruments to the extent that reasonably favorable rates are obtainable with such arrangements. In order to maximize financial flexibility when selling properties and minimize potential prepayment penalties on fixed rate loans, we have also entered into several variable rate debt arrangements. Approximately 13% at December 31, 2005 and 19% at December 31, 2004 of our outstanding debt, including amounts borrowed under our unsecured bank line of credit, were subject to variable rates. In addition, the average interest rate on our debt increased from 5.55% at December 31, 2004 to 5.70% at December 31, 2005. We review interest rate exposure in the portfolio continually in an effort to minimize the risk of interest rate fluctuations. We do not have any other material market-sensitive financial instruments. It is not our policy to engage in hedging activities for speculative or trading purposes.

The table below provides information about our financial instruments that are sensitive to changes in interest rates. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. Weighted average variable rates are based on rates in effect at the reporting date.

	Expected Maturity Date
	2006	2007	2008	2009	2010	Thereafter	Total	Fair Value
	(in thousands)
Secured Fixed	$214,271	$10,601	$106,935	$193,270	$5,611	$174,182	$704,870	$704,035
Average interest rate	5.70%	6.71%	6.12%	5.48%	5.79%	5.44%	5.80%

Unsecured Variable	$—	$106,669	$—	$—	$—	$—	$106,669	$106,669
Average interest rate	—	5.58%	—	—	—	—	5.58%

A change of 1/8% in the index rate to which our variable rate debt is tied would change the annual interest we incurred by approximately $133,000, based upon the balances outstanding on variable rate instruments at December 31, 2005.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

An evaluation was carried out under the supervision and with the participation of management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended)

as of December 31, 2005. Based on their evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were effective, at the reasonable assurance level, as of December 31, 2005, to ensure that information required to be disclosed in reports that we file or submit under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms and are also effective to ensure that information required to be disclosed in the reports that we file under the Securities Exchange Act is accumulated and communicated to our management, including our Chief Executive and Chief Financial Officers to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended). Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2005.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In making its assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. Management has concluded that, as of December 31, 2005, our internal control over financial reporting was effective based on these criteria.

Our independent registered public accounting firm, PricewaterhouseCoopers LLP, has issued an audit report on our assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, which is included herein.

Changes in Internal Control Over Financial Reporting

Except as discussed below, there were no changes in internal control over financial reporting during our fourth quarter ended December 31, 2005, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

We previously reported a material weakness related to maintaining adequate policies and procedures regarding the selection of proper accounting policies and the monitoring and review of accounting practices that have a continuing impact on our financial statements. This material weakness was remediated as of December 31, 2005. Specifically, we amortized fees paid for an unsecured line of credit obtained in prior periods over an incorrect term and did not appropriately account for these fees upon a modification to the unsecured line of credit. During the fourth quarter, we implemented a control whereby the Disclosure Committee meets on a quarterly basis to discuss complex and significant transactions in order to provide reasonable assurance that such transactions are reflected accurately and in accordance with generally accepted accounting principles in our consolidated financial statements. In addition, we implemented a control whereby the Disclosure Committee monitors significant transactions, the appropriate accounting for those transactions under generally accepted accounting principles and the impact of new standards on the Company’s financial reporting.

The previously reported material weakness related to maintaining effective controls over the presentation and disclosure of continuing and discontinued operations was remediated. During the fourth quarter, we implemented a control whereby all properties held for sale were reviewed to ensure that they have been properly included in discontinued operations in accordance with generally accepted accounting principles. In addition, we implemented a control whereby the Disclosure Committee reviews all properties on a quarterly basis in ensuring that properties are disclosed and accounted for within continuing and discontinued operations, as appropriate.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

GLENBOROUGH REALTY TRUST INCORPORATED:

We have completed an integrated audit of Glenborough Realty Trust Incorporated’s 2005 consolidated financial statements and of its internal control over financial reporting as of December 31, 2005 in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audit, are presented below.

Consolidated financial statements and financial statement schedules

In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) in the Company’s Annual Report on Form 10-K present fairly, in all material respects, the financial position of Glenborough Realty Trust Incorporated and its subsidiaries at December 31, 2005 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the index appearing under Item 15(a)(2) in the Company’s Annual Report on Form 10-K present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A in the Company’s Annual Report on Form 10-K, that the Company maintained effective internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 23, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

GLENBOROUGH REALTY TRUST INCORPORATED:

We have audited the accompanying consolidated balance sheet of Glenborough Realty Trust Incorporated and subsidiaries as of December 31, 2004 and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2004. In connection with our audits of the consolidated financial statements, we have also audited the 2004 and 2003 information in the accompanying financial statement schedules listed in the index to financial statements and schedules. These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Glenborough Realty Trust Incorporated and subsidiaries as of December 31, 2004 and results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the 2004 and 2003 information in the related financial statement schedules when considered in relation to the 2004 and 2003 consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

San Francisco, California

March 15, 2005, except as to note 21

which is as of December 16, 2005 and

note 5 which is as of March 23, 2006

GLENBOROUGH REALTY TRUST INCORPORATED

CONSOLIDATED BALANCE SHEETS

As of December 31, 2005 and 2004

(in thousands, except share amounts)

	2005	2004
ASSETS
Rental properties, gross	$1,296,057	$1,367,310
Accumulated depreciation and amortization	(186,449)	(220,229)

Rental properties, net	1,109,608	1,147,081

Properties held for sale	103,548	57,327
Investments in land and development	51,750	147,435
Investments in unconsolidated joint ventures	12,040	12,014
Mortgage loans receivable	11,231	12,872
Leasing and financing costs (net of accumulated amortization of $17,664 and $19,812 as of December 31, 2005 and 2004, respectively)	22,929	22,447
Straight-line rent receivable (net of allowances of $0 and $532 as of December 31, 2005 and December 31, 2004, respectively)	16,874	15,764
Cash and cash equivalents	3,661	6,003
Other assets, net	14,489	10,202

TOTAL ASSETS	$1,346,130	$1,431,145

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loans	$659,870	$654,748
Unsecured bank line of credit	106,669	21,320
Accrued common and preferred stock dividends	13,610	15,931
Obligations associated with properties held for sale	45,855	43,300
Other liabilities	41,276	31,282

Total liabilities	867,280	766,581

Commitments and contingencies (Note 19)
Minority interest	31,206	39,127

Stockholders’ Equity:
Common stock, $0.001 par value, 188,000,000 shares authorized, 33,710,400 and 36,033,126 shares issued and outstanding at December 31, 2005 and 2004, respectively	34	36
Convertible preferred stock, $0.001 par value, 12,000,000 shares authorized, $25.00 liquidation preference, 3,740,277 and 6,850,325 shares issued and outstanding at December 31, 2005 and 2004, respectively	4	7
Additional paid-in capital	754,050	870,622
Deferred compensation	(2,867)	(4,056)
Distributions in excess of accumulated earnings	(303,577)	(241,172)

Total stockholders’ equity	447,644	625,437

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,346,130	$1,431,145

The accompanying notes are an integral part of these consolidated financial statements

GLENBOROUGH REALTY TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

For the years ended December 31, 2005, 2004 and 2003

(in thousands, except share and per share amounts)

	2005	2004	2003
OPERATING REVENUE
Rental revenue	$158,078	$140,207	$124,164
Fees and reimbursements, including from related parties	4,792	4,046	3,616

Total operating revenue	162,870	144,253	127,780

OPERATING EXPENSES
Property operating expenses	54,376	46,726	38,779
General and administrative	15,080	11,545	12,368
Depreciation and amortization	51,026	44,476	35,992
Provision for impairment of real estate assets	7,829	3,752	2,852

Total operating expenses	128,311	106,499	89,991

Interest and other income	2,614	2,597	3,556
Equity in earnings of unconsolidated joint ventures	459	805	604
Interest expense	(37,708)	(29,760)	(26,004)
Loss on early extinguishment of debt	(4,725)	(2,035)	(294)
Provision for impairment of non-real estate assets	—	—	(5,746)

Income (loss) before minority interest, discontinued operations and cumulative effect of change in accounting principle	(4,801)	9,361	9,905
Minority interest (including share of discontinued operations)	1,058	(672)	(1,262)

Income (loss) before discontinued operations and cumulative effect of change in accounting principle	(3,743)	8,689	8,643
Discontinued operations (including net gain on sales of $86,018, $14,427 and $14,204 in 2005, 2004 and 2003 respectively, and reversal of provision for impairment of $1,331, $0 and $0 in 2005, 2004 and 2003 respectively)	4,263	20,445	22,426

Income before cumulative effect of change in accounting principle	520	29,134	31,069
Cumulative effect of change in accounting principle (see Note 18)	—	(912)	—

Net income	520	28,222	31,069
Preferred dividends	(7,247)	(13,272)	(19,422)
Dividends declared on redeemed preferred stock	(596)	(2,073)	—
(Premium)/discount and write-off of original issuance costs on preferred stock redemption and repurchases	(5,309)	(5,900)	254

Net income (loss) available to Common Stockholders	$(12,632)	$6,977	$11,901

Basic Income (Loss) Per Share Data:
Continuing operations	$(0.47)	$(0.35)	$(0.30)
Discontinued operations	0.11	0.60	0.73
Cumulative effect of change in accounting principle	—	(0.03)	—

Net income (loss) available to Common Stockholders	$(0.36)	$0.22	$0.43

Basic weighted average shares outstanding	35,541,377	31,167,080	27,608,267

Diluted Income (Loss) Per Share Data:
Continuing operations	$(0.47)	$(0.35)	$(0.30)
Discontinued operations	0.11	0.60	0.73
Cumulative effect of change in accounting principle	—	(0.03)	—

Net income (loss) available to Common Stockholders	$(0.36)	$0.22	$0.43

Diluted weighted average shares outstanding	35,541,377	31,167,080	27,608,267
Dividends declared per common share outstanding	$1.40	$1.40	$1.56

Dividends declared per preferred share outstanding	$1.92	$1.92	$1.92

The accompanying notes are an integral part of these consolidated financial statements

GLENBOROUGH REALTY TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the years ended December 31, 2005, 2004 and 2003

(in thousands)

	Common Stock		Preferred Stock		Additional paid-in capital	Deferred compen- sation	Distributions in excess of accumulated earnings	Total
	Shares	Par Value	Shares	Par Value
Balance at December 31, 2002	27,928	$28	10,098	$10	$785,051	$(3,897)	$(170,556)	$610,636

Exercise of stock options	125	—	—	—	1,660	—	—	1,660
Conversion of Operating Partnership units into common stock	10	—	—	—	200	—	—	200
Common and preferred stock repurchases	(216)	—	(142)	—	(6,957)	—	—	(6,957)
Amortization of deferred compensation	—	—	—	—	—	920	—	920
Accelerated vesting of stock options	—	—	—	—	122	—	—	122
Discount on preferred stock repurchases	—	—	—	—	(254)	—	254	—
Reallocation of limited partners’ interests in Operating Partnership	—	—	—	—	(195)	—	—	(195)
Dividends declared on common and preferred stock	—	—	—	—	—	—	(62,785)	(62,785)
Net income	—	—	—	—	—	—	31,069	31,069

Balance at December 31, 2003	27,847	$28	9,956	$10	$779,627	$(2,977)	$(202,018)	$574,670

Exercise of stock options	160	—	—	—	2,780	—	—	2,780
Issuance of common stock, net of offering costs of $2,815	7,910	8	—	—	163,275	—	—	163,283
Issuance of restricted common stock to officer	100	—	—	—	2,174	(2,174)	—	—
Issuance of restricted common stock to directors	10	—	—	—	226	(226)	—	—
Conversion of preferred stock to common stock	6	—	(8)	—	—	—	—	—
Preferred stock redemption	—	—	(3,098)	(3)	(77,456)	—	—	(77,459)
Premium and write-off of original issuance costs on preferred stock redemption	—	—	—	—	3,439	—	(5,900)	(2,461)
Amortization of deferred compensation	—	—	—	—	—	1,321	—	1,321
Reallocation of limited partners’ interests in Operating Partnership	—	—	—	—	(3,443)	—	—	(3,443)
Dividends declared on common and preferred stock	—	—	—	—	—	—	(59,403)	(59,403)
Dividends declared on redeemed preferred stock	—	—	—	—	—	—	(2,073)	(2,073)
Net income	—	—	—	—	—	—	28,222	28,222

Balance at December 31, 2004	36,033	$36	6,850	$7	$870,622	$(4,056)	$(241,172)	$625,437

Exercise of stock options	178	—	—	—	2,603	—	—	2,603
Conversion of Operating Partnership units into common stock	9	—	—	—	—	—	—	—
Offering costs incurred related to December 2004 common stock offering	—	—	—	—	(174)	—	—	(174)
Mark-to-market of performance-based restricted common stock grant	—	—	—	—	(159)	159	—	—
Issuance of restricted common stock	16	—	—	—	261	(261)	—	—
Amortization of deferred compensation on restricted common stock grants	—	—	—	—	—	1,291	—	1,291
Common stock repurchases	(2,526)	(2)	—	—	(47,697)	—	—	(47,699)
Preferred stock redemption	—	—	(3,110)	(3)	(77,745)	—	—	(77,748)
Premium and write-off of original issuance costs on preferred stock redemption	—	—	—	—	3,452	—	(5,309)	(1,857)
Reallocation of limited partners’ interests in Operating Partnership	—	—	—	—	2,887	—	—	2,887
Dividends declared to common and preferred stockholders	—	—	—	—	—	—	(57,020)	(57,020)
Dividends declared on redeemed preferred stock	—	—	—	—	—	—	(596)	(596)
Net income	—	—	—	—	—	—	520	520

Balance at December 31, 2005	33,710	$34	3,740	$4	$754,050	$(2,867)	$(303,577)	$447,644

The accompanying notes are an integral part of these consolidated financial statements

GLENBOROUGH REALTY TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2005, 2004 and 2003

(in thousands)

	2005	2004	2003
Cash flows from operating activities:
Net income	$520	$28,222	$31,069
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including discontinued operations)	58,004	62,647	57,559
Amortization of loan fees, included in interest expense (including discontinued operations)	2,494	2,169	2,592
Accrued interest on mortgage loans receivable	(1,304)	(1,802)	(2,871)
Minority interest	(1,058)	672	1,262
Equity in earnings of unconsolidated joint ventures	(459)	(805)	(604)
Distributions of earnings from unconsolidated joint ventures	433	—	—
Net gain on sales of real estate assets	(86,018)	(14,427)	(14,204)
Loss on early extinguishment of debt (including discontinued operations)	8,003	2,075	5,881
Provision for impairment of real estate assets (including discontinued operations)	94,313	3,752	2,852
Reversal of provision for impairment of real estate assets (including discontinued operations)	(1,331)	—	—
Provision for impairment of non-real estate assets	—	—	5,746
Cumulative effect of change in accounting principle	—	912	—
Amortization of deferred compensation	1,291	1,321	920
Accelerated vesting of stock options	—	—	122
(Increase)/decrease in other assets	(19,427)	(9,560)	(15,123)
Increase/(decrease) in other liabilities	2,192	(7,817)	(1,651)

Net cash provided by operating activities	57,653	67,359	73,550

Cash flows from investing activities:
Net proceeds from sales of rental properties	303,314	33,993	203,116
Acquisitions of rental properties	(157,902)	(30,828)	(194,605)
Payments for capital and tenant improvements	(25,212)	(26,291)	(29,536)
Investments in land and development	(8,878)	(39,734)	(10,059)
Investments in unconsolidated joint ventures	—	—	(75)
Distributions from unconsolidated joint ventures	—	1,002	2,742
Buyout of minority interest in consolidated subsidiary	—	—	(175)
Additions to mortgage loans receivable	—	—	(2,720)
Principal payments from mortgage loans receivable	9,945	29,253	7,081

Net cash provided by (used for) investing activities	121,267	(32,605)	(24,231)

Cash flows from financing activities:
Proceeds from borrowings	517,383	308,969	303,399
Repayment of borrowings	(499,348)	(377,719)	(256,647)
Payment of deferred financing costs	(3,242)	(2,076)	(1,890)
Prepayment penalties on loan payoffs	(6,304)	—	(5,110)
Contributions from minority interest holders	220	222	—
Distributions to minority interest holders	(4,197)	(4,203)	(4,938)
Dividends paid to common and preferred stockholders	(59,340)	(58,041)	(65,117)
Proceeds from issuance of common stock, net of offering costs	(174)	163,283	—
Preferred stock redemption	(77,748)	(77,459)	—
Dividends paid on redeemed preferred stock	(596)	(2,073)	—
Premium and costs related to preferred stock redemption	(1,857)	(2,461)	—
Exercise of stock options	2,603	2,780	1,660
Repurchases of common stock	(47,699)	—	(3,419)
Repurchases of preferred stock	—	—	(3,538)

Net cash used for financing activities	(180,299)	(48,778)	(35,600)

The accompanying notes are an integral part of these consolidated financial statements

GLENBOROUGH REALTY TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)

For the years ended December 31, 2005, 2004 and 2003

(in thousands)

	2005	2004	2003
Net (decrease) increase in cash and cash equivalents	$(1,379)	$(14,024)	$13,719
Cash and cash equivalents at Marina Shores on January 1, 2004 (see Note 18)	—	1,035	—
Cash and cash equivalents at beginning of year	6,003	18,992	5,273

Cash and cash equivalents at end of year before adjustment for properties held for sale	4,624	6,003	18,992
Cash and cash equivalents at properties held for sale	(963)	—	—

Cash and cash equivalents at end of year	$3,661	$6,003	$18,992

Supplemental disclosure of cash flow information:
Cash paid for interest (net of capitalized interest of $4,634, $3,572 and $3,119 in 2005, 2004 and 2003, respectively)	$38,401	$34,177	$35,387

Supplemental disclosure of non-cash investing and financing activities:
Non-cash components of consolidation of Marina Shores:
Investments in land and development	$—	$46,322	$—
Cash and cash equivalents	—	1,035	—
Mortgage loans payable	—	(45,000)	—
Minority interest	—	(2,228)	—
Other assets and liabilities, net	—	(129)	—

Total	$—	$—	$—

Reclassification of real estate assets from investments in land and development and unconsolidated joint ventures to rental properties	$—	$1,450	$18,084

Acquisition of investment in operating joint venture:
Exchange of related note receivable	$—	$—	$3,775
Issuance of note payable, net of discount	—	—	2,518

Total	$—	$—	$6,293

Assumption of mortgage loans in acquisition of real estate	$74,114	$21,049	$18,815

Disposition of real estate involving buyer’s assumption of mortgage loans	$—	$17,175	$61,218

Note receivable from sale of investment in development	$(7,000)	$—	$—

Write-off of original issuance costs on preferred stock redemption	$3,452	$3,439	$—

Reallocation of limited partners’ interests in Operating Partnership	$2,887	$(3,443)	$(195)

Conversion of Operating Partnership units into common stock, at market value on date of issuance	$—	$—	$200

Issuance of restricted stock:
Additional paid-in capital	$(261)	$(2,400)	$—
Deferred compensation	261	2,400	—

Total	$—	$—	$—

Retirement of fully depreciated assets:
Rental properties, gross	$(13,573)	$(9,427)	$—
Accumulated depreciation	13,573	9,427	—

Total	$—	$—	$—

Common and preferred stock dividends declared but not yet paid	$13,610	$15,931	$14,569

The accompanying notes are an integral part of these consolidated financial statements

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004 AND 2003

Note 1. ORGANIZATION

Glenborough Realty Trust Incorporated (the “Company”) was incorporated in the State of Maryland on August 26, 1994. The Company commenced operations on January 1, 1996. The Company has elected to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code. The common and preferred stock of the Company (the “Common Stock” and the “Preferred Stock”, respectively) are listed on the New York Stock Exchange (“NYSE”) under the trading symbols “GLB” and “GLB Pr A”, respectively.

As of December 31, 2005, 33,710,400 shares of Common Stock and 3,740,277 shares of Preferred Stock were issued and outstanding. Common and preferred shares authorized are 188,000,000 and 12,000,000, respectively. Assuming the issuance of 2,993,030 shares of Common Stock issuable upon redemption of 2,993,030 partnership units in the Operating Partnership (as defined below), there would be 36,703,430 shares of Common Stock outstanding as of December 31, 2005. As of November 8, 2005, the Company’s Board of Directors authorized the repurchase of up to 12,210,700 shares of Common Stock and 3,450,000 shares of Preferred Stock. As of December 31, 2005, 8,920,716 shares of Common Stock and 1,543,700 shares of Preferred Stock (excluding the redemptions discussed in Note 20) have been repurchased at a total cost of approximately $178.7 million.

The Company’s Preferred Stock has a $25.00 per share liquidation preference and is convertible at any time at the option of the holder thereof into shares of Common Stock at an initial conversion price of $32.83 per share of Common Stock (equivalent to a conversion rate of 0.7615 shares of Common Stock for each share of Series A Preferred Stock), subject to adjustment in certain circumstances. As of January 16, 2003, the Series A Preferred Stock may be redeemed at the option of the Company, in whole or in part, initially at 103.88% of the liquidation preference per share, and thereafter at prices declining to 100% of the liquidation preference on and after January 16, 2008, plus in each case accumulated, accrued and unpaid dividends, if any, to the redemption date.

To maintain the Company’s qualification as a REIT, no more than 50% of the value of the outstanding shares of the Company may be owned, directly or indirectly, by five or fewer individuals (defined to include certain entities), applying certain constructive ownership rules. To help ensure that the Company will not fail this test, the Company’s Articles of Incorporation provide for certain restrictions on the transfer of the Common Stock to prevent further concentration of stock ownership.

The Company, through its majority owned subsidiaries, is engaged primarily in the ownership, operation, management, leasing, acquisition, expansion and development of various income-producing properties. The Company’s principal consolidated subsidiary, in which it holds a 1% general partner interest and a 91.26% limited partner interest at December 31, 2005, is Glenborough Properties, L.P. (the “Operating Partnership”). Each of the holders of the remaining interests in the Operating Partnership (“OP Units”) has the option to redeem its OP Units and to receive, at the option of the Company, in exchange for each OP Unit, either (i) one share of common stock of the Company, or (ii) cash equal to the fair market value of one share of common stock of the Company. As of December 31, 2005, the Operating Partnership, directly and through the subsidiaries in which it and the Company own 100% of the ownership interests, controls a portfolio of 48 real estate projects.

Any references to the number of buildings, square footage, customers and occupancy stated in the financial statement footnotes are unaudited.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements present the consolidated financial position of the Company and its subsidiaries as of December 31, 2005 and 2004, and the consolidated results of operations and cash flows of the Company and its subsidiaries for the years ended December 31, 2005, 2004 and 2003. All significant intercompany transactions, receivables and payables have been eliminated in consolidation.

Reclassifications

Certain prior year balances have been reclassified to conform to the current year presentation, with no effect on consolidated results of operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the results of operations during the reporting period. Actual results could differ from those estimates.

Variable Interest Entities

The Company has not entered into any arrangements which are considered SPEs. Certain of the entities through which and with which the Company conducts business, including those described in Notes 6 and 8 have been deemed to be VIEs under the provisions of FIN 46 Revised. In accordance with FIN 46 Revised, the Company began consolidating the entity known as Marina Shores, effective January 1, 2004, as the Company is deemed to be the primary beneficiary as defined by FIN 46 Revised (see Note 18). The Company has other alliances which are VIEs, but the Company is not the primary beneficiary of them. Accordingly, the alliances are accounted for under the equity method of accounting.

Stock Based Compensation

The Company has an employee stock incentive plan and it accounts for stock options and stock grants (restricted shares of common stock) in the plan under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. For incentive stock options, no stock-based employee compensation cost is reflected in net income as all options granted under the plan have an exercise price equal to the market value of the underlying common stock on the date of grant. The options vest over periods between 1 and 10 years, and have a maximum term of 10 years.

As of December 31, 2005, 391,541 shares of stock grants were outstanding under the Plan. The intrinsic value of the shares granted has been recorded as deferred compensation, with an offsetting entry to additional paid-in-capital, in the accompanying financial statements. The vesting of 341,541 of these shares is time-based and the deferred compensation related to these shares is being amortized to general and administrative expense ratably over the respective vesting periods that range from 1 to 10 years. As a result, additional compensation expense of $1,128,340, $861,258 and $920,439 was recognized during the years ended December 31, 2005, 2004 and 2003, respectively, in the accompanying consolidated statements of operations. The vesting of 50,000 of these shares, which were granted on March 30, 2004, is based on achieving annual performance metrics over a

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

ten-year period. The Company amortizes the compensation cost on an accelerated basis under the recognition and measurement principles of FASB Interpretation No. 28. As a result, additional compensation expense of $162,269 and $233,732 was recognized during the years ended December 31, 2005 and 2004, respectively, in the accompanying consolidated statements of operations. Dividends paid on unvested stock grants have been recorded as dividends in the accompanying consolidated balance sheets.

As permitted by Statement of Financial Accounting Standards No. 123 “Accounting for Stock-based Compensation” (SFAS 123), the Company has not changed its method of accounting for stock options but has provided the additional required disclosures. Had compensation cost for the Company’s stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans, consistent with the method of SFAS No. 123, as amended by SFAS No. 148 “Accounting for Stock-Based Compensation, an amendment of SFAS No. 123”, the Company’s net income (loss) and earnings (loss) per share would have been adjusted to the pro forma amounts indicated below (in thousands except for per share amounts):

	2005	2004	2003
Net income (loss) available to Common Stockholders
As reported	$(12,632)	$6,977	$11,901
SFAS No. 123 Adj.	(50)	(102)	(693)

Pro forma	$(12,682)	$6,875	$11,208

Basic earnings (loss) per share
As reported	$(0.36)	$0.22	$0.43
SFAS No. 123 Adj.	—	—	(0.03)

Pro forma	$(0.36)	$0.22	$0.40

Diluted earnings (loss) per share
As reported	$(0.36)	$0.22	$0.43
SFAS No. 123 Adj.	—	—	(0.03)

Pro forma	$(0.36)	$0.22	$0.40

There were no stock options granted during the years ended December 31, 2005, 2004 and 2003. Effective January 1, 2006, the Company will adopt FAS 123 (R) with regard to stock base compensation. See new accounting pronouncements on page A-21 of this document.

Rental Properties

Rental properties are stated at cost, net of accumulated depreciation, unless circumstances indicate that such amount cannot be recovered, in which case, the carrying value of the property is reduced to its estimated fair value. Estimated fair value: (i) is based upon the Company’s plans for the continued operation of each property; and (ii) is computed using estimated sales price, as determined by prevailing market values for comparable properties and/or the use of capitalization rates multiplied by annualized net operating income based upon the age, construction and use of the building. The fulfillment of the Company’s plans related to each of its properties is dependent upon, among other things, the presence of economic conditions which will enable the Company to continue to hold and operate the properties prior to their eventual sale. Due to uncertainties inherent in the valuation process and in the economy, it is reasonably possible that the actual results of operating and disposing of the Company’s properties could be materially different than current expectations.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

Purchase accounting is applied to the assets and liabilities related to real estate properties acquired by the Company whereby the fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, the value of at-market, in-place leases and the value of tenant relationships, based in each case on their fair values.

The fair value of the tangible assets (which includes land, building and tenant improvements) of an acquired property is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land, building and tenant improvements based on management’s determination of the relative fair values of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values (included in rental properties, gross in the accompanying consolidated balance sheets) are amortized as a reduction of rental revenue over the remaining weighted-average, non-cancelable terms of the respective leases. The capitalized below-market lease values (included in other liabilities in the accompanying consolidated balance sheets) are amortized as an increase to rental revenue over the initial term and any fixed-rate renewal periods in the respective leases.

The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationships (if any), is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates over (ii) the estimated fair value of the property as-if-vacant, determined as set forth above. This aggregate value is allocated between at-market, in-place lease values and tenant relationships (if any) based on management’s evaluation of the specific characteristics of each tenant’s lease. Should future acquisitions of properties result in allocating material amounts to the value of tenant relationships, this amount would be separately allocated and amortized over the estimated life of the relationship. The value of at-market, in-place leases exclusive of the value of above-market and below-market in-place leases is amortized over the remaining non-cancelable weighted-average, periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off.

Depreciation is provided using the straight line method over the useful lives of the respective assets. The useful lives are as follows:

Buildings and improvements	5 to 40 years
Tenant improvements	Lesser of the initial term of the related lease or the asset’s life
Furniture and equipment	5 to 7 years
Acquired in-place leases	Remaining term of the related lease

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

Expenditures for maintenance and repairs are charged to operations as incurred. Maintenance expenditures include planned maintenance activities such as painting, paving, HVAC and roofing repair costs. The Company expenses costs as incurred and does not accrue in advance of planned major maintenance activities. Significant renovations or betterments that extend the economic useful lives of assets are capitalized.

Investments in Land and Development

The Company, through mezzanine loans and equity contributions, invests in various development alliances with projects currently under development. The interest on advances and other direct project costs incurred by the Company are capitalized to the investments during the period in which the projects are under development. See Note 6 for further discussion.

Investments in Unconsolidated Joint Ventures

The Company’s investments in joint ventures (which are not variable interest entities or which are variable interest entities in which the Company is not the primary beneficiary) are accounted for using the equity method. The Company does not hold a controlling interest in any joint venture. See Note 7 for further discussion.

Mortgage Loans Receivable

The Company monitors the recoverability of its mortgage loans receivable through ongoing contact with the borrowers to ensure timely receipt of interest and principal payments, and where appropriate, obtains financial information concerning the operation of the properties. Interest on mortgage loans receivable is recognized as revenue as it accrues during the period the loan is outstanding. Mortgage loans receivable will be evaluated for impairment if it becomes evident that the borrower is unable to meet its debt service obligations in a timely manner and cannot satisfy its payments using sources other than the operations of the property collateralizing the loan. If it is concluded that such circumstances exist, then such loan will be considered to be impaired and its recorded amount will be reduced to the estimated fair value of the collateral securing it. Interest income will also cease to accrue under such circumstances. Due to uncertainties inherent in the valuation process, it is reasonably possible that the amount ultimately realized from the Company’s collection on its mortgage loans receivable will be different than the recorded amounts. See Note 8 for further discussion.

Cash Equivalents

The Company considers short-term investments (including certificates of deposit) with an original maturity of three months or less at the time of investment to be cash equivalents.

Fair Value of Financial Instruments

For certain financial instruments, including cash and cash equivalents, accounts receivable (included in other assets), accounts payable and accrued liabilities (included in other liabilities), and the unsecured bank line of credit, the recorded amounts approximate fair value due to the relatively short maturity periods. Based on interest rates that the Company would be able to obtain for mortgage loans to third parties with similar terms, the carrying value of the Company’s mortgage loans receivable approximates fair value. Based on interest rates available to the Company for debt with comparable maturities and other terms, the estimated fair value of the Company’s collateralized mortgage loans as of December 31, 2005 and December 31, 2004, would be approximately $704,035 and $711,864 (in thousands), respectively.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

Derivative Financial Instruments

The Company may use derivative financial instruments in the event that it believes such instruments will be an effective hedge against fluctuations in interest rates on a specific borrowing. Derivative financial instruments such as forward rate agreements or interest rate swaps may be used in this capacity. To the extent such instruments do not qualify as hedges, they will be accounted for on a mark-to-market basis and recorded in earnings each period as appropriate.

At December 31, 2005, the Company was not a party to any derivative financial instruments.

Leasing and Financing Costs

Fees paid in connection with the financing and leasing of the Company’s properties are amortized on a straight-line basis over the term of the related notes payable or leases, which for financing costs, approximates the effective interest method.

Minority Interest

Minority interest represents the 7.74% and 7.69% limited partner interests in the Operating Partnership not held by the Company at December 31, 2005 and 2004, respectively. The Company periodically adjusts the carrying value of minority interest to reflect its share of the book value of the Operating Partnership. Such adjustments are recorded to stockholders’ equity as a reallocation of limited partnership interest in the Operating Partnership.

Revenues

The Company recognizes rental revenue on a straight-line basis at amounts that it believes it will collect on a tenant by tenant basis. The estimation process may result in higher or lower levels from period to period as the Company’s collection experience and the credit quality of the Company’s tenants change. Actual amounts collected could be lower or higher than the amounts recognized on a straight-line basis if specific tenants are unable to pay rent that the Company has previously recognized as revenue, or if other tenants pay rent whom the Company previously estimated would not. Rental revenue also includes the amortization of above or below market in-place leases recognized in accordance with SFAS No. 141 as discussed under the previous “Rental Properties” accounting policy.

Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable expenses are incurred.

For the years ended December 31, 2005, 2004 and 2003, no one tenant represented 10% or more of rental revenue of the Company.

Fee and reimbursement revenue consists of fees for property management and asset management, and transaction fees for acquisition, disposition, refinancing, leasing and construction supervision services from related parties and third parties.

Sales of Real Estate

The Company recognizes sales of real estate when a contract has been executed, a closing has occurred, the buyer’s initial and continuing investment is adequate to demonstrate a commitment to pay for the property and

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

the Company does not have a substantial continuing involvement in the property. Each property is deemed a separately identifiable component of the Company and is reported in discontinued operations when the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Company as a result of a disposal transaction. Interest expense associated with a mortgage loan is classified as a component of discontinued operations if that loan is directly secured by a property classified as a discontinued operation.

Income Taxes

The Company has elected to be taxed as a real estate investment trust under Sections 856 to 860 of the Internal Revenue Code. A real estate investment trust is generally not subject to federal income tax on that portion of its taxable income that is distributed to its stockholders, provided that at least 90% of taxable income is distributed. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed income. The following information was provided to shareholders regarding the content of distributions. For the years ended December 31, 2005, 2004 and 2003, approximately 80%, 63% and 85%, respectively, of the distributions paid to common stockholders represented a return of capital for income tax purposes. For the years ended December 31, 2005, 2004 and 2003, none of the distributions paid to preferred stockholders represented a return of capital for income tax purposes. The Company has generally elected to distribute all of its taxable capital gain. For the years ended December 31, 2005, 2004 and 2003, approximately 0%, 0.2% and 0%, respectively, of the distributions paid to common stockholders and approximately 0%, 1% and 0%, respectively, of the distributions paid to preferred stockholders represents a dividend taxable as long-term capital gain, in addition to the unrecaptured Section 1250 gain set forth below. Approximately 0%, 1% and 0% of the distributions paid to common stockholders and 0%, 2% and 0% of the distributions paid to preferred stockholders represents a dividend taxable as unrecaptured Section 1250 gain for the years ended December 31, 2005, 2004 and 2003, respectively. The portion of the distributions other than return of capital, long-term capital gain and unrecaptured Section 1250 gain is taxable as ordinary dividend income. The distributions above do not include those made as a result of the preferred stock redemptions, including amounts intended to simulate accrued, but undeclared and unpaid dividends.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

Note 3. RENTAL PROPERTIES

The cost and accumulated depreciation of rental properties, by market, as of December 31, 2005 and 2004, are as follows (in thousands):

	As of December 31, 2005
	Land	Buildings & Improvements	Total Cost	Accumulated Depreciation	Net Recorded Value
Washington D.C.	$47,895	$312,351	$360,246	$(26,170)	$334,076	*
Southern California	39,780	191,289	231,069	(33,422)	197,647	*
Northern New Jersey	25,321	143,420	168,741	(37,325)	131,416
Boston	21,237	156,816	178,053	(33,850)	144,203	*
San Francisco	47,429	152,288	199,717	(18,173)	181,544
Tampa/Orlando	7,805	41,448	49,253	(10,534)	38,719	*
Denver	4,887	40,900	45,787	(6,892)	38,895	*
Las Vegas	4,628	22,451	27,079	(6,746)	20,333
All others	14,286	87,382	101,668	(34,219)	67,449
Properties held for sale	(12,374)	(53,182)	(65,556)	20,882	(44,674)

Total	$200,894	$1,095,163	$1,296,057	$(186,449)	$1,109,608

*	Includes acquisition costs allocated to at-market and above-market rate in-place leases, net of accumulated amortization, of $13,502 in Washington D.C., $2,814 in Southern California, $3,814 in Boston, $5,415 in San Francisco, $486 in Tampa/Orlando, and $966 in Denver.

	As of December 31, 2004
	Land	Buildings & Improvements	Total Cost	Accumulated Depreciation	Net Recorded Value
Washington D.C.	$40,877	$224,996	$265,873	$(26,179)	$239,694	*
Southern California	39,780	189,952	229,732	(26,020)	203,712	*
Northern New Jersey	26,133	145,828	171,961	(33,051)	138,910
Boston	21,237	154,258	175,495	(27,654)	147,841	*
San Francisco	36,051	84,239	120,290	(14,164)	106,126
Chicago	2,746	103,456	106,202	(27,722)	78,480
St. Louis	7,192	29,030	36,222	(6,827)	29,395
Tampa/Orlando	9,150	47,390	56,540	(10,938)	45,602	*
Denver	6,222	45,505	51,727	(6,090)	45,637	*
Minneapolis	6,129	31,686	37,815	(8,168)	29,647
Las Vegas	7,746	33,695	41,441	(8,387)	33,054
All others	15,837	121,597	137,434	(32,945)	104,489
Properties held for sale	(6,822)	(56,600)	(63,422)	7,916	(55,506)

Total	$212,278	$1,155,032	$1,367,310	$(220,229)	$1,147,081

*	Includes acquisition costs allocated to at-market and above-market rate in-place leases, net of accumulated amortization, of $7,287 in Washington D.C., $5,627 in Southern California, $5,244 in Boston, $621 in Tampa/Orlando, and $1,230 in Denver.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

The expected amortization for intangible assets for 2006-2010 is as follows:

Amortization
(In thousands)
2006	$5,208
2007	4,682
2008	3,828
2009	1,659
2010	366

The Company leases its commercial and industrial property under non-cancelable operating lease agreements. Future minimum rents to be received as of December 31, 2005 are as follows (in thousands):

Year Ending December 31,
2006	$139,033
2007	118,703
2008	97,154
2009	75,082
2010	52,367
Thereafter	130,052

$612,391

Note 4. ACQUISITIONS OF RENTAL PROPERTIES

In third quarter of 2005, the Company acquired Capitol Place III in Washington, D.C., for a purchase price of $70 million. The property consists of a 208,138 square foot, 12-story, Class “A” office building located in Washington, D.C.’s Capitol Hill district. The property is 100% leased to 8 tenants. The building’s major tenant is the Association of American Railroads (“AAR”) who leases 135,202 square feet or 69% of the net rentable area through November, 2010. After relocating various back-office operations to Pueblo, Colorado, AAR successfully sublet approximately 75% of their space to 13 tenants; AAR continues to occupy the other 25%. The purchase price was funded with the assumption of a $34.7 million mortgage loan, an expansion and refinance of an existing loan (as discussed in Note 10) and a draw on the Company’s unsecured bank line of credit (as defined in Note 10). SFAS No. 141 requires the acquirer to allocate a portion of the acquisition costs to intangible assets and liabilities in applying the purchase method of accounting. In accordance with SFAS No. 141, intangible assets related to at-market and above-market rate in-place leases recognized in this transaction amounted to approximately $4.7 million. Liabilities related to below-market rate in-place leases amounted to approximately $4.1 million.

In third quarter of 2005, the Company acquired 33 New Montgomery in San Francisco, CA, for a purchase price of $75 million. The property consists of a 234,012 square foot, 20-story, Class “A” office tower located in the San Francisco Financial District. Constructed in 1986, the property is 94% leased to a diversified roster of 31 tenants with no single tenant leasing more than 10% of the net rentable area (the average tenant size is 7,000 SF). The tenant base consists primarily of prominent professional service oriented companies in the insurance, government, finance and legal sectors. The purchase price was funded with a new $50 million mortgage loan and a draw on the Company’s unsecured bank line of credit (as defined in Note 10). The acquisition was structured as a “reverse” 1031 tax-deferred exchange such that net proceeds received from future sale of five relinquished

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

properties will be used to pay off the $50 million mortgage loan. Intangible assets related to at-market and above- market rate in-place leases recognized in this transaction amounted to approximately $6.1 million. Liabilities related to below-market rate in-place leases amounted to approximately $3.5 million.

In first quarter of 2005, the Company acquired Metro Place II in Merrifield, VA, for a purchase price of $71.7 million. The property consists of a 237,227 square foot, ten-story, Class “A” multi-tenant office building and a six-level parking garage. Completed in 1999, the property is 99% leased primarily to defense industry tenants, and is not subject to any lease expirations until 2009. The purchase price was funded with the 1031 tax deferred exchange proceeds from the sale of Rockwall I & II (as discussed in Note 5) and the assumption of a $39.4 million mortgage from a life insurance company (for which fair value approximated carrying value). Intangible assets related to at-market and above-market rate in-place leases recognized in this transaction amounted to approximately $5.3 million. Liabilities related to below-market rate in-place leases amounted to approximately $1.0 million.

In the fourth quarter of 2004, the Company acquired University Business Center IV, a 48,000 square foot, single-story multi-tenant office building, built in 2002 and located within the University Business Center Park in Tampa, Florida. This acquisition increases the Company’s presence in the University Business Center to three office buildings totaling 145,333 square feet. The total acquisition cost of approximately $6.5 million was funded using a draw from the Company’s unsecured bank line of credit. SFAS No. 141 requires the acquirer to allocate a portion of the acquisition costs to intangible assets and liabilities in applying the purchase method of accounting. In accordance with SFAS No. 141, intangible assets related to at-market and above-market rate in-place leases recognized in this transaction amounted to approximately $621,000. Liabilities related to below-market rate in-place leases amounted to approximately $47,000.

In third quarter of 2004, the Company acquired Three Gateway Center, an 80,000 square foot, 4-story office building located at Gateway Business Park in Denver, Colorado. This acquisition increases the Company’s presence at Gateway Business Park to four office buildings totaling 302,520 square feet. The total acquisition cost of approximately $8.5 million was funded using a draw from the Company’s unsecured bank line of credit. In accordance with SFAS No. 141, intangible assets related to at-market and above-market rate in-place leases recognized in this transaction amounted to approximately $1.3 million. Liabilities related to below-market rate in-place leases amounted to approximately $96,000.

In second quarter of 2004, the Company acquired 1100 17th Street, a 143,000 square foot, 12-story multi-tenant office building located in Washington, D.C. The total acquisition cost of approximately $38.2 million was funded using 1031 tax-deferred exchange proceeds from the sale of an office building, along with the assumption of a $21 million loan from a life insurance company. The assumed loan bears a floating interest rate of 30-day LIBOR plus 1.75%, with a floor of 3.5%, and matures on July 1, 2007. In accordance with SFAS No. 141, intangible assets related to at-market and above-market rate in-place leases recognized in this transaction amounted to approximately $3.2 million. Liabilities related to below-market rate in-place leases amounted to approximately $1.6 million.

In 2003, the Company acquired four properties for total consideration of approximately $206 million.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

The following table presents the purchase price allocation for the above 2005 acquisitions (dollars in thousands):

Rental properties, gross	$236,394
Other assets	4,137
Assumption of mortgage loans	(74,114)
Other liabilities	(8,515)

Cash paid for acquisitions	$157,902

The following tables present the unaudited, pro forma information as if the acquisitions during the year ended December 31, 2005 had been consummated on at the beginning of each period presented (dollars in thousands):

	December 31, 2005 Actual	December 31, 2005 Pro-Forma	December 31, 2004 Actual	December 31, 2004 Pro-Forma (unaudited)
Revenues	$162,870	$173,440	$144,253	$169,548
Income before cumulative effect of change in accounting principle	520	2,031	29,134	31,641
Cumulative effect of change in accounting principle (see Note 18)	—	—	(912)	(912)
Net Income	520	2,031	28,222	30,729
Net income (loss) available to Common Stockholders	$(12,632)	$(11,121)	$6,977	$9,484
Basic and diluted earnings (loss) per share	$(0.36)	$(0.31)	$0.22	$0.30

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

Note 5. DISPOSITIONS OF RENTAL PROPERTIES

In 2005, the Company sold 17 properties for an aggregate sales price of approximately $307.7 million which generated a total net gain of approximately $87.3 million. The 17 properties sold were:

Property	Market	Date of Sale	Square Footage	Sales Price ($000’s)
Rockwall I and II	Washington D.C.	1/18/05	342,739	$76,750
Leawood Office Building	Kansas City	2/9/05	92,787	$7,290
Park 100 Industrial	Indianapolis	4/26/05	102,400	$2,680
Lake Point Business Park	Tampa/Orlando	4/28/05	134,360	$13,100
Oak Brook International Center	Chicago	5/12/05	98,431	$11,500
Fairfield Business Quarters	New Jersey	6/1/05	42,792	$3,250
Woodlands Tech	St. Louis	8/1/05	98,037	$8,400
Bryant Lake	Minneapolis	9/27/05	171,359	$14,400
Columbia Centre II	Chicago	9/28/05	146,530	$14,768
University Club Tower	St. Louis	9/29/05	272,443	$40,100
Oakbrook Terrace Corp Ctr III	Chicago	10/7/05	232,052	$25,684
Navistar-Chicago	Chicago	10/19/05	474,426	$15,600
Northglenn Business Center	Denver	11/15/05	65,000	$6,850
Riverview Office Tower	Minneapolis	11/29/05	227,129	$20,150
Embassy Plaza	Chicago	12/1/05	136,766	$11,400
Woodlands Plaza	St. Louis	12/14/05	81,853	$8,000
Palms Business Center IV & North	Las Vegas	12/15/05	129,501	$27,750

During the fourth quarter of 2005, the Company completed the sales of seven properties for an aggregate sales price of $115.4 million and recognized an aggregate gain on sale of approximately $33.1 million on six of the properties, Oakbrook Terrace Corp Ctr III, Navistar-Chicago, Northglenn Business Center, Riverview Office Tower, Woodlands Plaza and Palm Business Center IV & North. In connection with the fourth quarter sale of Embassy Plaza, an additional provision for impairment of real estate assets of $94,000 was recognized due to higher than anticipated costs to sell the property. The proceeds from these dispositions were used to pay down mortgage loans collateralized by four of the properties (see Note 10) and to pay down the Company’s unsecured bank line of credit.

During the third quarter of 2005, the Company completed the sales of four properties for an aggregate sales price of $77.7 million and recognized an aggregate gain on sale of approximately $25.6 million on three of the properties, Woodlands Tech, Bryant Lake and University Club Tower. In addition, some of the contingencies related to the first quarter sale of Rockwall I and II (discussed below) were resolved and approximately $2 million of the deferred gain on sale was recognized. In connection with the third quarter sale of Columbia Centre II, an additional provision for impairment of real estate assets of $139,000 was recognized due to higher than anticipated costs to sell the property. The proceeds from these dispositions were used to pay down mortgage loans collateralized by two of the properties (see Note 10) and to pay down the Company’s unsecured bank line of credit.

During the second quarter of 2005, the Company completed the sales of four properties for an aggregate sales price of $30.53 million. The Company recognized an aggregate gain on sale of approximately $9.1 million on three of the properties, Park 100 Industrial, Lake Point Business Park and Oak Brook International Center. During the first quarter of 2005, in connection with the Company’s decision to reduce the intended holding

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

period for the Fairfield Business Quarters property (see Note 17), the Company recognized an impairment charge of approximately $0.8 million to reduce the carrying value of this property to its estimated fair value (calculated by discounting estimated future cash flows and sales proceeds). Upon the completion of the sale of this property during the second quarter of 2005, the Company recognized a gain on sale of approximately $0.2 million due to an increase in actual versus estimated sales proceeds. The proceeds from these dispositions were used to payoff two mortgage loans collateralized by two of the properties (see Note 10) and to pay down the Company’s unsecured bank line of credit.

On February 9, 2005, the Company entered into a contract to sell a 92,787 square foot office building in Leawood, Kansas, for a sale price of $7.29 million. On the same day, the Company recognized an impairment charge of approximately $3.8 million and the sale was completed. The proceeds from this disposition were used to pay down the Company’s unsecured bank line of credit.

On January 18, 2005, the Company completed the sale of Rockwall I and II, a 342,739 square foot office complex located in Rockville, MD, for a sale price of $76.75 million. The gain on sale recognized was approximately $17.3 million. Approximately $3 million of additional gain on sale was deferred pending resolution of sale contingencies. As discussed above, approximately $2 million of the deferred gain was recognized during the third quarter of 2005. In connection with the sale of Rockwall, the Company paid off a mortgage loan of $43.3 million and recognized a loss on early extinguishment of debt of $2.4 million which primarily consisted of a prepayment penalty in connection with the loan payoff. The Company used the proceeds of this sale to acquire Metro Place II in a 1031 tax deferred exchange (as discussed in Note 4).

In 2004, the Company sold five properties for an aggregate sales price of approximately $52 million which generated a total net gain of approximately $14.4 million.

In 2003, the Company sold 17 properties for an aggregate sales price of $284 million which generated a total net gain on sale of $14.2 million.

In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long Lived Assets,” the gain on sale and the related operating results from these sold properties are classified as discontinued operations in the accompanying consolidated statements of operations for all periods presented. In addition, real estate properties classified as held for sale are presented separately on the consolidated balance sheet at the lower of carrying amount or fair value less estimated costs to sell, and such properties are no longer depreciated. The related results from operations of properties held for sale are classified as discontinued operations in the accompanying consolidated statements of operations for all periods presented. As of December 31, 2005, there were five assets classified as held for sale which were as follows:

Property	Market	Square Footage

Capitol Center	Des Moines	165,127 sf

Osram Building	Indianapolis	45,265 sf

Thousand Oaks	Memphis	422,363 sf

Vreeland Business Center	New Jersey	133,090 sf

Marina Shores	San Francisco	to be determined

In January 2006, the Capitol Center, Osram Building, Vreeland Business Center and Thousand Oaks properties were sold. See Note 22 for further discussion.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

The major classes of assets and liabilities of the five assets classified as held for sale at December 31, 2005, as well as the assets and liabilities of Rockwall I and II which was classified as held for sale at December 31, 2004, are as follows (dollars in thousands):

	December 31, 2005	December 31, 2004
ASSETS
Rental properties, net	$44,674	$55,506
Leasing and financing costs, net	1,920	849
Straight-line rent receivable, net	1,809	338
Investments in land and development	54,000	—
Other assets	1,145	634

Properties held for sale	$103,548	$57,327

LIABILITIES
Notes payable	$45,000	$43,322
Other liabilities	855	(22)

Obligations associated with properties held for sale	$45,855	$43,300

Below is a summary of the results of operations of: (i) sold properties through their respective disposition dates and (ii) properties held for sale through the current reporting period (dollars in thousands):

	Years ended December 31,
	2005	2004	2003
Total rental revenue	$31,473	$51,571	$74,473

Property operating expenses	14,558	20,462	27,120
General and administrative	8	40	6
Depreciation and amortization	6,978	18,171	21,567
Provision for impairment of real estate assets	86,484	—	—

Total operating expenses	108,028	38,673	48,693

Interest and other income	—	2	16
Interest expense	(3,253)	(6,842)	(11,987)
Loss on early extinguishment of debt	(3,278)	(40)	(5,587)

Income (loss) before gain on sales of real estate assets	(83,086)	6,018	8,222
Gain on sales of real estate assets	86,018	14,427	14,204
Reversal of provision for impairment	1,331	—	—

Discontinued operations	$4,263	$20,445	$22,426

Note 6. INVESTMENTS IN LAND AND DEVELOPMENT

The Company’s investments in land and development decreased from $147,435,000 at December 31, 2004 to $51,750,000 at December 31, 2005. The decrease is due to the classification of a development project as held for sale in December 2005 in connection with the Company’s decision to sell a majority interest of the asset to our joint venture partner. Further, an impairment charge of $32.3 million was recorded relating to the difference between the basis of the project and the estimated net proceeds expected to be realized upon sale.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

In addition, on March 28, 2005, the Company disposed of approximately 27 acres of land held for development, known as Eden Shores located in Hayward, California. The Company entered into a contract to sell Eden Shores to an unaffiliated third party which owns land adjacent to this parcel for a sale price of $12 million. At that time, the Company recognized an impairment charge of approximately $5.1 million which is included in the provision for impairment of real estate assets in the accompanying consolidated statement of operations for the year ended December 31, 2005. The Company received $5 million in cash and a $7 million first mortgage loan receivable, collateralized by the land, with a fixed interest rate of 8%, a 20-year amortization requiring monthly principal and interest payments of approximately $59,000, and a maturity date of March 28, 2007. On June 28, 2005, this mortgage loan receivable was sold to a bank for approximately $6.98 million which was the outstanding principal balance on that date. The Company did not recognize any gain or loss on this transaction (Note 8).

In addition, on January 31, 2005, the Company sold its interest in the Gateway Office Five development project located in Denver, Colorado, which was in the form of a mezzanine loan with a net basis of approximately $835,000 as of December 31, 2004 (see table below). In connection with this sale, the mezzanine loan principal balance and accrued interest was paid off in full. In addition, the Company received a $430,000 fee to terminate its acquisition rights for this property. This fee is included in interest and other income on the accompanying consolidated statement of operations for the year ended December 31, 2005.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

As of December 31, 2005 and 2004, the Company had investments in the following properties under development and land held for development. The investment descriptions are as of December 31, 2005 (dollars in thousands).

Market	Properties	Description	City	Proposed Square Footage	Economic Interest		Investment Balance at December 31, 2005		Investment Balance at December 31, 2004
Denver	Gateway Office Five	Fifth office building constructed at Gateway Park (1-story)	Denver	—	—	(1)	—	(1)	$835

TOTAL PROPERTIES UNDER DEVELOPMENT				—			—		$835

Boston	Marlborough Corporate Place	Three office buildings to be constructed as the eighth, ninth, and tenth phases of Marlborough Corporate Place	Marlborough	235,000	100%		$5,248		$5,170

	Subtotal— Boston			235,000			5,248		5,170

Denver	Gateway Park	1,200 acre mixed-use park near Denver International Airport; approximately 442 acres undeveloped	Denver	1,200 acres	50	%(2)	35,994	(2)	34,636	(2)

	Lima Street	19.5 acres of undeveloped land in Englewood, Colorado, zoned for office use	Denver	120,000	100%		4,750		4,750

	Subtotal— Denver			120,000			40,744		39,386

San Francisco	Marina Shores	33.2 acre mixed-use waterfront community which could include office, retail and multifamily units; currently in entitlement process	Redwood City	33.2 acres	50	%(3)	—	(3)	79,548

	Eden Shores	27 acres zoned for the construction of a 600,000 square foot office park	Hayward	—	—	(4)	—	(4)	16,530

	Subtotal—San Francisco			—			—		96,078

		Other land held for development	New Jersey/ San Francisco				5,758		5,966

TOTAL LAND HELD FOR DEVELOPMENT				355,000			$51,750		$146,600

TOTAL INVESTMENTS IN LAND AND DEVELOPMENT				355,000			$51,750		$147,435

(1)	Interest previously held in the form of a mezzanine loan. In the first quarter of 2005, the mezzanine loan was paid off in full. See above for further discussion.

(2)	Interest in the form of mezzanine loans and equity. In addition, the Company holds a mortgage loan receivable secured by the land with a balance of $11,231 and $12,872 at December 31, 2005 and December 31, 2004, respectively (see Note 8 for further discussion).

(3)	Interest in the form of equity and mezzanine loans. The Company consolidated this entity on January 1, 2004, pursuant to FIN 46 Revised. See Note 18 for further discussion. This property was classified as held for sale at December 31, 2005.

(4)	In the first quarter of 2005, the Company sold this property to an unaffiliated third party. See above for further discussion.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

The Company has no further contractual obligations for the future funding of these developments; however, the Company will likely be funding a portion of their working capital needs until such time as other financing is obtained. Under its development alliances, the Company has provided an aggregate of approximately $2.5 million in debt guarantees; however, some of the loans were not fully drawn as of December 31, 2005. These guarantees will remain in place until such time as the related development financing has been replaced or repaid, the terms of which vary from less than 1 year to up to 2 years. The Company would be required to perform under these guarantees in the event that the proceeds generated by the sale, refinance or additional capital contribution by partners of the development project were insufficient to repay the full amount of the related debt financing. There is currently no recorded liability for any amounts that may become payable under these guarantees, nor is there a liability for the Company’s obligation to “stand-ready” to fund such guarantees which were all originally issued prior to 2003. In the event that the Company must make payments under one of these guarantees, its only recourse is to the limited liability companies that own the properties. No estimate of the amount that could be recovered by the Company in such an event can be made at this time. Performance under the guarantees would result in a contribution to the venture and an increase in the Company’s effective ownership percentages.

Certain of the alliances with which the Company conducts business have been deemed to be VIEs as defined by FIN 46 Revised; however, other than Marina Shores as discussed in Note 18, none of these VIEs are required to be consolidated as the Company is not deemed to be the primary beneficiary as defined by FIN 46 Revised. The total assets and liabilities of such entities were approximately $97.6 million and $60.0 million, respectively, at December 31, 2005, and $92.8 million and $54.5 million, respectively, at December 31, 2004. The Company’s maximum exposure to loss is equal to its investments in these arrangements, plus the related debt guarantees, as described above.

Note 7. INVESTMENTS IN UNCONSOLIDATED JOINT VENTURES

The Company’s investments in unconsolidated joint ventures are accounted for using the equity method as the Company exercises significant influence through ownership percentages or management contracts. The Company records earnings on its investments equal to its ownership interest in the venture’s earnings and losses. Distributions are recorded as a reduction of the Company’s investment.

The Company’s investments in unconsolidated joint ventures consisted of the following as of December 31, 2005 and December 31, 2004 (dollars in thousands):

	Ownership Interest	Property Location	Square Footage/ Units	Property Type	Investment Balance
Joint Venture					Dec 31, 2005	Dec 31, 2004
Rincon Center I & II	10%	San Francisco, CA	757,250 sf	Mixed-Use	$4,304	$4,158
2000 Corporate Ridge	10%	McLean, VA	255,980 sf	Office	3,174	3,018
Gateway Retail I	50%	Denver, CO	12,000 sf	Retail	444	406
Lakecrest Apartments	27%	Aurora, CO	440 units	Residential	4,118	4,432

					$12,040	$12,014

Note 8. MORTGAGE LOANS RECEIVABLE

The Company holds a first mortgage collateralized by a 50% interest in 152 acres of land at Gateway Business Park in Aurora, Colorado. The balance of this mortgage loan receivable decreased from $12,872,000 at

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

December 31, 2004, to $11,231,000 at December 31, 2005, due to principal payments received of $3,080,000, partially offset by monthly interest accruals totaling $1,439,000. The loan was originally funded in June 1998, had a fixed interest rate of 6.5% and a maturity date of July 2007. In July 2004, the loan agreement was amended to increase the interest rate to 9.0%. Periodic payments of interest and principal are received on the loan from proceeds of land parcel sales in the project. Gateway Business Park is a development project where the Company and the Pauls Corporation have an alliance and where the Company has also acquired property. In this arrangement, the Company has rights under certain conditions and subject to certain contingencies to purchase the properties upon completion of development. No loan loss reserves have been recorded related to this loan. The borrowing entities in this loan arrangement have been deemed to be VIEs, but the Company is not deemed to be the primary beneficiary as defined by FIN 46 Revised as the borrower bears the majority of the risk of loss. The Company’s maximum exposure to loss is equal to the recorded amount of its loan, including accrued interest.

As discussed in Note 6, in connection with the Company’s disposition of approximately 27 acres of land held for development, known as Eden Shores located in Hayward, California, the Company held a first mortgage loan receivable of $7 million, secured by the land, with a fixed interest rate of 8%, a 20-year amortization requiring monthly principal and interest payments of approximately $59,000, and a maturity date of March 28, 2007. On June 28, 2005, this mortgage loan receivable was sold to a bank for approximately $6.98 million which was the outstanding principal balance on that date. The Company did not recognize any gain or loss on this transaction.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

Note 9. OTHER ASSETS

As of December 31, 2005 and 2004, other assets in the consolidated balance sheets consist of the following (in thousands):

	2005	2004
Accounts receivable, net of allowances of $36 and $1,422 as of December 31, 2005 and 2004, respectively	$2,670	$2,858
Prepaid expenses and deposits	4,070	1,249
Impound accounts (restricted cash)	5,720	1,047
Notes receivable	1,288	3,605
Investment in management contracts, net of accumulated amortization	578	1,156
Other	163	287

Total other assets	$14,489	$10,202

Note 10. MORTGAGE LOANS AND UNSECURED BANK LINE OF CREDIT

The Company had the following mortgage loans and unsecured bank line of credit outstanding as of December 31, 2005 and December 31, 2004 (dollars in thousands):

	2005	2004
Loans with various lenders, bearing interest at fixed rates between 4.73% and 8.32% at December 31, 2005, and 4.99% and 8.13% at December 31, 2004, with monthly principal and interest payments ranging between $47 and $329 and maturing at various dates through December 1, 2013. These loans are collateralized by properties with an aggregate net carrying value of $737,499 and $497,782 at December 31, 2005 and December 31, 2004, respectively. One of these loans includes an unamortized premium of $896 and $1,190 at December 31, 2005 and December 31, 2004, respectively.	$536,047	$345,992

Loans with various lenders, bearing interest at variable rates ranging between 4.15% and 5.65% at December 31, 2004, and scheduled to mature at various dates through November 10, 2008. These loans are collateralized by properties with an aggregate net carrying value of $161,541 at December 31, 2004.	—	116,978

Loan with an insurance company, net of unamortized discount of $255 and $467 at December 31, 2005 and December 31, 2004, respectively. The loan has two fixed rate components. The fixed rate component of $30,948 at December 31, 2005 bears interest at 6.13%, matures on February 11, 2009, and requires monthly principal and interest payments of $231. The fixed rate component of $137,875 at December 31, 2005 bears interest at 5.91%, matures on February 11, 2009, and requires monthly principal and interest payments of $923. The two components are cross-collateralized by properties with an aggregate net carrying value of $217,514 and $237,406 at December 31, 2005 and December 31, 2004, respectively.	168,823	184,412

continued

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

	2005	2004

Loan with an insurance company, net of unamortized discount of $538 at December 31, 2004. The loan bore interest at a fixed rate of 6.13%, was scheduled to mature on November 10, 2008, and required monthly principal and interest payments of $343. This loan was cross-collateralized by a pool of properties with an aggregate net carrying value of $108,228 at December 31, 2004, respectively.	—	50,688

Total mortgage loans	704,870	698,070
Unsecured $180,000 line of credit with a group of commercial banks, with a variable interest rate of 30-day LIBOR plus 1.20% at December 31, 2005 and 30-day LIBOR plus 1.75% at December 31, 2004 (5.59% and 4.15%, respectively), monthly interest only payments and a maturity date of March 26, 2007, with one one-year extension option.	106,669	21,320

Total mortgage loans and unsecured bank line of credit before adjustment for properties held for sale	$811,539	$719,390

Mortgage loans on the consolidated balance sheets as of December 31, 2005 and December 31, 2004 are presented net of properties classified as held for sale. The following table reconciles total mortgage loans from the table above to the amounts presented on the consolidated balance sheets (dollars in thousands):

	December 31, 2005	December 31, 2004
Total mortgage loans	$704,870	$698,070
Mortgage loans related to properties held for sale (Note 5)	(45,000)	(43,322)

Total mortgage loans adjusted for properties held for sale	$659,870	$654,748

At December 31, 2005 and December 31, 2004, the Company’s indebtedness included fixed-rate debt of $704,870,000 and $581,092,000, respectively, and floating-rate debt of $106,669,000 and $138,298,000, respectively.

Outstanding borrowings under the Company’s unsecured bank line of credit increased from $21,320,000 at December 31, 2004, to $106,669,000 at December 31, 2005. The increase was due to draws totaling $299,383,000 for the January 2005 preferred stock redemption, new financings, property acquisitions, common stock repurchases and development advances, offset by pay downs totaling $214,034,000 generated from the proceeds from property sales, new financings, the sale of the Eden Shores mortgage loan receivable and cash flow from operations. The unsecured bank line of credit requires the Company, among other things, to be in compliance with certain financial and operating covenants. The Company has been in compliance during all of 2005 and remains in compliance at December 31, 2005.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

During the last two years the following mortgage loan transactions occurred (dollars in thousands):

	December 31, 2005	December 31, 2004
Balance at beginning of year	$698,070	$649,325
Repayments and scheduled principal amortization (a)	(240,158)	(108,825)
New borrowings and refinancings (b)	218,000	108,696
Assumed through property acquisitions (see Note 4—Acquisitions of rental properties)	74,114	21,049
Assumed through consolidation of Marina Shores (c)	—	45,000
Repaid upon sale of properties (see Note 5—Dispositions of rental properties)	(45,156)	—
Disposition of real estate involving buyer’s assumption of mortgage loan	—	(17,175)

Balance at end of year	$704,870	$698,070

(a)	During 2005, the Company repaid mortgage debt and unencumbered the following properties: Montgomery Executive Center, Newport Plaza, Westford Corporate Center, Oakbrook Terrace Corp, Columbia Centre II, Embassy Plaza, Woodlands Plaza, Woodlands Tech, Park Place, Lake Point Business Park, Riverview Office Tower and Capitol Center.
During 2004, the Company repaid mortgage debt and unencumbered the following properties: 700 South Washington, 90 Libbey Parkway, Hartwood Building and 1525 Wilson.

(b)	During 2005, the Company obtained three new mortgage loans encumbering the following properties:

King Street Station II, 400 South El Camino, Gateway Park and University Center. In addition, the Company refinanced and expanded four existing mortgage loans.

During 2004, the Company obtained three new mortgage loans encumbering the following properties: Capitol Center and 1525 Wilson,

(c)	In accordance with FIN 46 Revised, the Company began consolidating the entity known as Marina Shores, effective January 1, 2004, as the Company is deemed to be the primary beneficiary as defined by FIN 46 Revised. Marina Shores has total debt of $45 million consisting of two loans, with a $30 million loan bearing interest at the fixed rate of 6.32%, and a $15 million loan bearing interest at the fixed rate of 8.32%. Both loans require monthly interest-only payments and mature on February 15, 2007.

At December 31, 2005 and December 31, 2004, the Company was not a party to any open interest rate protection agreements. Some of the Company’s properties are held in limited partnerships and limited liability companies in order to facilitate financing. All such entities are owned 100% directly or indirectly by the Company.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

The required principal payments on the Company’s debt for the next five years and thereafter, as of December 31, 2005, are as follows (in thousands). Included in the year ending December 31, 2007, is the unsecured bank line of credit balance of $106,669 which has an initial maturity of March 26, 2007.

Year Ending December 31,
2006	$214,271
2007	117,270
2008	106,935
2009	193,270
2010	5,611
Thereafter	174,182

Total	$811,539

Note 11. OTHER LIABILITIES

As of December 31, 2005 and 2004, other liabilities on the consolidated balance sheets consist of the following (in thousands):

	2005	2004
Accounts payable and accrued liabilities	$7,718	$3,869
SFAS No. 141 below market rate leases, net of accumulated amortization	10,809	4,952
Unsecured note payable	2,846	2,710
Accrued retirement benefits	5,321	5,292
Interest payable	2,210	1,953
Security deposits	5,928	6,487
Property taxes payable	1,459	1,474
Prepaid rents	3,949	4,295
Deferred gain on sale (see Note 5)	1,000	—
Deferred income	36	250

Total other liabilities	$41,276	$31,282

Note 12. LOSSES ON EARLY EXTINGUISHMENT OF DEBT

In connection with various loan payoffs (see Note 10), including those related to properties classified as discontinued operations, the Company recorded aggregate losses on early extinguishment of debt of $8,003,000, $2,075,000 and $5,881,000 during the years ended December 31, 2005, 2004 and 2003, respectively, consisting of the write-off of unamortized original financing costs and prepayment penalties. Of these total losses, $3,278,000, $40,000 and $5,587,000 have been included in discontinued operations for the years ended December 31, 2005, 2004 and 2003, respectively, as they are related to loan payoffs in connection with property sales.

Note 13. RELATED PARTY TRANSACTIONS

Fee and reimbursement income earned by the Company from related parties totaled $787,000, $4,046,926 and $3,530,212 for the years ended December 31, 2005, 2004 and 2003, respectively, and consisted of property management, asset management and other fee income. The decrease in fee and reimbursement income from related parties is due to an amendment of management agreement with Rancon. Under the new contract, Rancon

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

ceased to be a related party in January 2005. During the year ended December 31, 2005, the Company received $150,000 from a board member for providing assistance in a property sale.

Note 14. EARNINGS PER SHARE

Earnings per share are as follows (in thousands, except for weighted average shares and per share amounts):

	Years ended December 31,
	2005	2004	2003
Net income (loss) available to Common Stockholders—Basic	$(12,632)	$6,977	$11,901
Minority interest	—	—	—

Net income available to Common Stockholders—Diluted	$(12,632)	$6,977	$11,901

Weighted average shares:
Basic	35,541,377	31,167,080	27,608,267
Stock options and restricted stock	—	—	—
Convertible Operating Partnership Units	—	—	—

Diluted	35,541,377	31,167,080	27,608,267

Basic earnings per share	$(0.36)	$0.22	$0.43
Diluted earnings per share	$(0.36)	$0.22	$0.43

For the years ended December 31, 2005, 2004 and 2003, options to purchase shares of the Company’s common stock of 2,531,701, 2,766,034 and 3,021,034, respectively, and convertible operating partnership units of 2,995,465, 3,001,957 and 3,008,815, respectively, have been excluded from the computation of diluted earnings per share as they are anti-dilutive or have no impact. The preferred stock has been excluded from the calculation of diluted earnings per share as it is anti-dilutive in all periods presented.

Note 15. STOCK COMPENSATION PLAN

In May 1996, the Company adopted an employee stock incentive plan (the “Plan”) to provide incentives to attract and retain high quality executive officers and key employees. Certain amendments to the Plan were ratified and approved by the stockholders of the Company at the Company’s 1997 Annual Meeting of Stockholders. The Plan, as amended, provides for the grant of (i) shares of Common Stock of the Company, (ii) options, stock appreciation rights (“SARs”) or similar rights with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock of the Company or other securities issued by a related entity. Such awards include, without limitation, options, SARs, sales or bonuses of restricted stock, dividend equivalent rights (“DERs”), Performance Units or Preference Shares. The total number of shares of Common Stock available under the Plan is equal to the greater of 1,140,000 shares or 8% of the number of shares outstanding determined as of the day immediately following the most recent issuance of shares of Common Stock or securities convertible into shares of Common Stock; provided that the maximum aggregate number of shares of Common Stock available for issuance under the Plan may not be reduced. For purposes of calculating the number of shares of Common Stock available under the Plan, all classes of securities of the Company and its related entities that are convertible presently or in the future by the security holder into shares of Common Stock or which may presently or in the future be exchanged for shares of Common Stock pursuant to redemption rights or otherwise, shall be deemed to be outstanding shares of Common Stock. Notwithstanding the foregoing, the aggregate

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

number of shares as to which incentive stock options, one type of security available under the Plan, may be granted under the Plan may not exceed 1,140,000 shares. In May 1999, the Company’s stockholders approved the grant of 700,000 non-qualified stock options to Robert Batinovich, Chairman of the Company, and 300,000 non-qualified stock options to Andrew Batinovich, President and CEO of the Company, outside the Plan, at exercise prices ranging from $27.03 to $37.84. As of December 31, 2005, 2,531,701 options to purchase shares of Common Stock, including the 1,000,000 of stock options granted to Robert Batinovich and Andrew Batinovich as described above, and 376,241 shares of bonus grants were outstanding under the Plan. The intrinsic value of the bonus grants has been recorded as deferred compensation, with an offsetting entry to additional paid-in-capital, in the accompanying financial statements. See Note 2 for further discussion of the Company’s policies related to its accounting for stock based compensation.

A summary of the status of the Company’s stock option plan as of December 31, 2005, 2004 and 2003, and changes during the years then ended are presented in the table below:

	2005		2004		2003
	Shares	Weighted Avg Exercise Price	Shares	Weighted Avg Exercise Price	Shares	Weighted Avg Exercise Price
Outstanding at beginning of year	2,766,034	$22.88	3,021,034	$22.44	3,223,743	$22.03
Granted	—	—	—	—	—	—
Exercised	(178,668)	$14.85	(159,837)	$16.34	(125,212)	$14.17
Forfeited/Canceled	(55,665)	$21.30	(95,163)	$19.45	(77,497)	$18.54

Outstanding at end of year	2,531,701	$23.46	2,766,034	$22.88	3,021,034	$22.44
Exercisable at end of year	2,410,212	$23.75	2,425,420	$23.65	2,282,633	$24.35

The following table summarizes information about stock options outstanding at December 31, 2005:

	OPTIONS OUTSTANDING			OPTIONS EXERCISABLE
Range of Exercise Prices	Number Outstanding at 12/31/05	Weighted- average remaining contractual life	Weighted- average exercise price	Number Exercisable at 12/31/05	Weighted- average exercise price

$11.35 to $15.14	299,604	1.7 years	$13.78	299,604	$13.78
$15.14 to $18.92	840,997	3.9 years	$17.11	722,841	$17.02
$18.92 to $22.70	376,100	2.7 years	$21.45	372,767	$21.46
$22.70 to $26.49	15,000	1.9 years	$25.00	15,000	$25.00
$26.49 to $30.27	333,333	2.8 years	$27.03	333,333	$27.03
$30.27 to $34.06	333,333	2.8 years	$32.44	333,333	$32.44
$34.06 to $37.84	333,334	2.8 years	$37.84	333,334	$37.84

	2,531,701	3.0 years	$23.46	2,410,212	$23.75

Note 16. SEGMENT INFORMATION

The Company owns and operates primarily office properties throughout the United States and manages its business by geographic markets. Office properties represent approximately 97% of the Company’s portfolio by

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

net operating income and consist primarily of multi-tenant office buildings. The remaining 3% of the Company’s portfolio consists of industrial properties designed for warehouse, distribution and light manufacturing for single-tenant or multi-tenant use. The Company’s geographic markets are managed separately as each market requires different operating, pricing and leasing strategies. Each represents a reportable segment. As of December 31, 2005, the Company’s largest markets are Washington D.C., Southern California, Boston, Northern New Jersey and San Francisco.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based upon net operating income of the combined properties which represents rental revenue less property operating expenses in each segment. Significant information used by the Company for its reportable segments (including discontinued operations) as of and for the years ended December 31, 2005, 2004, and 2003 is as follows (in thousands):

	2005	2004	2003
Washington D.C.
Rental revenue	$38,288	$35,977	$33,444
Property operating expense	10,135	9,862	9,095

Net operating income	$28,153	$26,115	$24,349

Rental properties, net	$334,076	$239,694	$231,944

Total expenditures for additions	$162,462	$43,862	$117,062

Southern California
Rental revenue	$34,187	$33,514	$31,561
Property operating expense	11,179	10,498	9,951

Net operating income	$23,008	$23,016	$21,610

Rental properties, net	$197,647	$203,712	$211,244

Total expenditures for additions	$3,477	$2,219	$36,403

Boston
Rental revenue	$25,745	$28,791	$26,387
Property operating expense	12,223	11,215	9,344

Net operating income	$13,522	$17,576	$17,043

Rental properties, net	$144,203	$147,841	$159,985

Total expenditures for additions	$3,806	$4,507	$71,734

Northern New Jersey
Rental revenue	$24,135	$24,500	$24,145
Property operating expense	8,680	8,575	7,588

Net operating income	$15,455	$15,925	$16,557

Rental properties, net	$131,416	$138,910	$142,808

Total expenditures for additions	$2,057	$2,403	$16,431

continued

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003
San Francisco
Rental revenue	$13,012	$10,177	$10,642
Property operating expense	4,232	3,142	2,749

Net operating income	$8,780	$7,035	$7,893

Rental properties, net	$181,544	$106,126	$108,190

Total expenditures for additions	$80,417	$1,416	$1,576

Chicago
Rental revenue	$9,289	$12,724	$12,003
Property operating expense	4,943	5,798	5,775

Net operating income	$4,346	$6,926	$6,228

Rental properties, net	$—	$78,480	$81,408

Total expenditures for additions	$609	$1,740	$1,486

St. Louis
Rental revenue	$6,061	$8,147	$7,831
Property operating expense	2,751	3,115	3,094

Net operating income	$3,310	$5,032	$4,737

Rental properties, net	$—	$29,395	$29,068

Total expenditures for additions	$761	$1,632	$1,530

Tampa/Orlando
Rental revenue	$8,157	$7,573	$8,653
Property operating expense	2,602	2,632	2,360

Net operating income	$5,555	$4,941	$6,293

Rental properties, net	$38,719	$45,602	$40,030

Total expenditures for additions	$1,180	$7,541	$910

Denver
Rental revenue	$6,697	$5,585	$8,926
Property operating expense	2,590	2,171	3,089

Net operating income	$4,107	$3,414	$5,837

Rental properties, net	$38,895	$45,637	$37,922

Total expenditures for additions	$1,482	$9,390	$2,397

Minneapolis
Rental revenue	$5,209	$5,711	$6,075
Property operating expense	2,492	2,463	2,579

Net operating income	$2,717	$3,248	$3,496

Rental properties, net	$—	$29,647	$29,937

Total expenditures for additions	$1,044	$1,367	$1,545

continued

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003
Las Vegas
Rental revenue	$5,080	$5,041	$5,240
Property operating expense	1,246	1,095	1,350

Net operating income	$3,834	$3,946	$3,890

Rental properties, net	$20,333	$33,054	$33,945

Total expenditures for additions	$625	$721	$271

All Others
Rental revenue	$13,691	$14,038	$23,730
Property operating expense	5,861	6,622	8,925

Net operating income	$7,830	$7,416	$14,805

Rental properties, net	$67,449	$104,489	$106,981

Total expenditures for additions	$3,852	$5,096	$15,832

Discontinued Operations
Rental revenue	$(31,473)	$(51,571)	$(74,473)
Property operating expenses	(14,558)	(20,462)	(27,120)

Net operating income	$(16,915)	$(31,109)	$(47,353)

Rental properties, net	$(44,674)	$(55,506)	$(57,374)

Total expenditures for additions	$—	$—	$—

Total
Rental revenue	$158,078	$140,207	$124,164
Property operating expenses	54,376	46,726	38,779

Net operating income	$103,702	$93,481	$85,385

Rental properties, net	$1,109,608	$1,147,081	$1,156,088

Total expenditures for additions (1)	$261,772	$81,894	$267,177

(1)	Total expenditures for additions include impounds, below market leases and assumption of mortgage loans.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

The following is a reconciliation of segment revenues and net operating income to consolidated revenues and net income for the periods presented above (in thousands):

	2005	2004	2003
Revenues
Rental revenue for reportable segments	$158,078	$140,207	$124,164
Fees and reimbursements, including from related parties	4,792	4,046	3,616

Total operating revenue	$162,870	$144,253	$127,780

Net Operating Income
Net operating income for reportable segments	$103,702	$93,481	$85,385
Unallocated amounts:
Fees and reimbursements, including from related parties	4,792	4,046	3,616
Interest and other income	2,614	2,597	3,556
Equity in earnings of unconsolidated joint ventures	459	805	604
General and administrative	(15,080)	(11,545)	(12,368)
Depreciation and amortization	(51,026)	(44,476)	(35,992)
Interest expense	(37,708)	(29,760)	(26,004)
Loss on early extinguishment of debt	(4,725)	(2,035)	(294)
Provision for impairment of real estate assets	(7,829)	(3,752)	(2,852)
Provision for impairment of non-real estate assets	—	—	(5,746)

Income (loss) before minority interest, discontinued operations and cumulative effect of change in accounting principle	$(4,801)	$9,361	$9,905

The following is a reconciliation of segment assets to total assets for the periods presented above (in thousands):

	2005	2004
Rental Properties, net, for reportable segments	$1,109,608	$1,147,081
Unallocated amounts:
Properties held for sale	103,548	57,327
Investments in land and development	51,750	147,435
Investments in unconsolidated joint ventures	12,040	12,014
Mortgage loans receivable	11,231	12,872
Leasing and financing costs, net	22,929	22,447
Straight-line rent receivable, net	16,874	15,764
Cash and cash equivalents	3,661	6,003
Other assets	14,489	10,202

Total Assets	$1,346,130	$1,431,145

Note 17. PROVISIONS FOR IMPAIRMENT OF ASSETS

Provision for Impairment of Real Estate Assets

In connection with the Company’s decision in March 2005 to dispose of assets in its non-core markets and certain non-core assets in core markets, the Company reduced the intended holding period of 21 assets to two years or less in March 2005. Prior to that decision there were no impairment indicators and the cash flows of the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

properties were sufficient to recover the carrying value of the asset over the previous intended holding period. Based on the Company’s analysis of the discounted cash flows of each asset over the next two years, the Company determined that nine of the assets were impaired. The difference between the estimated fair value (calculated by discounting estimated future cash flows and sales proceeds) and the net book value was approximately $49.3 million. When combined with impairment charges recognized on two additional assets sold during the first quarter of 2005 (as discussed in Notes 5 and 6) and additional impairments recognized during the third and fourth quarter of 2005, the total impairment charge recognized during the year ended December 31, 2005, was approximately $94.3 million ($86.5 million of which is included in discontinued operations). During the fourth quarter, the Company classified a development project as held for sale and recorded impairment charges of $32.3 million relating to the difference between the basis of the project and the estimated net proceeds expected to be realized upon sale. Prior to that date, the Company intended to hold the development project and there were no impairment indicators. The Company also recorded a provision for impairment of $375,000 to reduce the carrying value of a 50% owned development joint venture which is developing a residential project in San Mateo, California, from approximately $779,000 to its estimated fair value of $404,000, due to lower than anticipated sales values based on changes in market conditions. In addition, the Company concluded that a note receivable of $3.6 million collateralized by real estate was impaired and recorded an allowance for loan losses of $2.3 million. The Company measures the impairment of the loan based upon the excess of the recorded investment amount over the current estimated fair value of the collateral, as reduced by selling costs. In connection with the dispositions of Columbia Centre II and Embassy Plaza, an additional provision for impairment of real estate assets of $234,000 was recognized due to higher than anticipated costs to sell the properties.

Following is a list of the 14 assets for which an impairment charge was recorded during the year ended December 31, 2005:

Property	Market	Square Footage
Oakbrook Terrace Corp Center III (see Note 5)	Chicago	232,052
Columbia Centre II (see Note 5)	Chicago	146,530
Embassy Plaza (see Note 5)	Chicago	136,766
Riverview Office Tower (see Note 5)	Minneapolis	227,129
Osram Building (see Note 22)	Indianapolis	45,265
Capitol Center (see Note 22)	Des Moines	165,127
Thousand Oaks (see Note 22)	Memphis	422,363
Northglenn Business Center (see Note 5)	Denver	65,000
Fairfield Business Quarters (see Note 5)	New Jersey	42,792
Leawood Office Building (see Note 5)	Kansas City	92,787
Executive Place Note	New Jersey	85,765
Bellevue (Note 6)	San Francisco	0.31 acres
Peninsula Marina (Note 6)	San Francisco	33.2 acres
Eden Shores (see Note 6)	Hayward	27 acres

In the fourth quarter of 2004, due to the adverse outcome of an initiative for the zoning and precise plan for a mixed use project known as Marina Shores Village in Redwood City, California, the Company decided to abandon an option to acquire an additional nearby parcel of land known as Pete’s Harbor. As a result, the Company recorded a provision for impairment of $3,752,000 relating to previously paid option payments and predevelopment costs.

In the first quarter of 2003, the Company recorded a provision for impairment of approximately $2,272,000 to provide for a decrease in the carrying value of a 10% owned development joint venture which owns an office

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

property located in San Mateo, California, to an estimated fair value of zero due to decreased leasing activity and lower than anticipated market rents. In addition, in the third quarter of 2003, the Company recorded a provision for impairment of $580,000 to reduce the carrying value of a 50% owned development joint venture, which is developing a residential project at Gateway Business Park in Aurora, Colorado, from approximately $1,125,000 to an estimated fair value of $545,000, due to lower than anticipated values.

Provision for Impairment of Non-Real Estate Assets

In the second and fourth quarters of 2003, the Company recorded impairment charges of approximately $3.9 million and $1.8 million, respectively, relating to anticipated losses on the disposition of the Company’s leased aircraft which was disposed of in January 2004.

Note 18. CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

In accordance with FIN 46 Revised, the Company began consolidating the entity known as Marina Shores, effective January 1, 2004, as the Company is deemed to be the primary beneficiary as defined by FIN 46 Revised. The implementation of this change has been accounted for as a change in accounting principle and applied cumulatively as of January 1, 2004. The effect of this change on the Company’s consolidated balance sheet as of December 31, 2004, and the Company’s consolidated statement of operations for the year ended December 31, 2004, is detailed in the table below. All intercompany transactions, receivables and payables have been eliminated in consolidation.

As of December 31, 2004
(in 000’s)
Balance Sheet
Investments in land and development	$46,087
Cash and cash equivalents	570
Other assets	105

Total assets	$46,762

Mortgage loans (1)	$45,000
Other liabilities	151

Total liabilities	45,151
Minority interest	2,451
Stockholders’ equity	(840)

Total liabilities and stockholders’ equity	$46,762

Year Ended December 31, 2004
Statement of Operations
Fees and reimbursements, including from related parties	$(80)

Interest expense	(152)
Cumulative effect of change in accounting principle	912

Total expenses	760

Net loss	$(840)

(1)	Contains a recourse provision to the Company in the amount of $30 million.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

The cumulative effect of the change in accounting principle resulted in a one-time non-cash reduction to the Company’s net income of $912,000, or approximately $0.03 per share, which represents the elimination of intercompany fee income recognized, slightly offset by additions to capitalized interest on this development project as if Marina Shores had been consolidated at the inception of the Company’s investment.

Note 19. COMMITMENTS AND CONTINGENCIES

Environmental Matters

The Company follows a policy of monitoring its properties for the presence of hazardous or toxic substances. The Company is not aware of any environmental liability with respect to the properties that would have a material adverse effect on the Company’s business, assets or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on the Company’s results of operations and cash flow.

General Uninsured Losses

The Company, or in certain instances, tenants of the properties, carry property and liability insurance with respect to the properties. This coverage has policy specification and insured limits customarily carried for similar properties. However, certain types of losses (such as from earthquakes and floods) may be either uninsurable or not economically insurable. Further, certain of the properties are located in areas that are subject to earthquake activity and floods. Should a property sustain damage as a result of an earthquake or flood, the Company may incur losses due to insurance deductibles, co-payments on insured losses or uninsured losses. Additionally, the Company has elected to obtain insurance coverage for “certified acts of terrorism” as defined in the Terrorism Risk Insurance Act of 2002; however, our policies of insurance may not provide coverage for other acts of terrorism. Any losses from such other acts of terrorism might be uninsured. Should an uninsured loss occur, the Company could lose some or all of its capital investment, cash flow and anticipated profits related to one or more properties.

Tax indemnifications

Twenty-two of the properties in the Company’s portfolio were acquired on terms and conditions under which they can be disposed of only in a “like-kind exchange” or other non-taxable transaction for limited periods of time. The agreed upon time periods for these restrictions on dispositions vary from transaction to transaction. In the event the Company was to dispose of one of these properties through a taxable transaction during the restriction period, the Company would be required to indemnify the contributor of such property for all direct and indirect adverse tax consequences. The Company has no intentions to sell or otherwise dispose of the properties or interests therein in taxable transactions during the restriction period.

Litigation

Certain claims and lawsuits have arisen against the Company in its normal course of business. Based on advice from legal counsel, the Company believes that such claims and lawsuits will not have a material adverse effect on the Company’s financial position, cash flow or results of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

Note 20. EQUITY TRANSACTIONS

Stock Repurchases

As of December 31, 2005, the Company’s Board of Directors authorized the repurchase of 12,210,700 shares of common stock. During the year ended December 31, 2005, the Company repurchased 2,525,900 shares at an average cost of $18.87 per share, bringing the total repurchases through December 31, 2005 to 8,920,716 shares at an average cost of $17.32 per share.

Common Stock Offerings

On December 16, 2004, the Company completed the sale of 4,000,000 shares of common stock in an offering underwritten by Goldman, Sachs & Co. The 4,000,000 shares were sold at a per share price of $20.80, resulting in proceeds, net of offering costs, of approximately $81.8 million. Approximately $174,000 of offering costs were paid during year ended December 31, 2005. The Company used the net proceeds to redeem a portion of the outstanding shares of its Preferred Stock on January 28, 2005 (as discussed below). In the interim, prior to the redemption, the proceeds were used to repay a portion of the amounts outstanding under the Company’s unsecured bank line of credit.

On March 19, 2004, the Company completed the sale of 3,910,000 shares of common stock (including the exercise of the over allotment of 510,000 shares) in an offering underwritten by Goldman, Sachs & Co. The 3,910,000 shares were sold at a per share price of $21.20, resulting in proceeds, net of offering costs, of approximately $81.3 million. The Company used the net proceeds to redeem a portion of the outstanding shares of its Preferred Stock in April 2004 (as discussed below). In the interim, prior to the redemption, the proceeds were used to repay a portion of the amounts outstanding under the Company’s unsecured bank line of credit.

Preferred Stock Redemptions

On January 28, 2005, the Company redeemed approximately 3.1 million shares of Preferred Stock, representing approximately 45.4% of the total number of outstanding shares. The redemption price was $25.5825 per share of Preferred Stock plus $0.1916 per share in accrued and unpaid dividends for the period from December 24, 2004 through and including January 28, 2005, without interest. This redemption was funded with proceeds from the December 2004 common stock offering which had temporarily been used to pay down the Company’s unsecured bank line of credit as discussed above.

On April 30, 2004, the Company redeemed approximately 3.1 million shares of Preferred Stock, representing approximately 31.2% of the total number of outstanding shares. The redemption price was $25.775 per share of Preferred Stock plus $0.183 per share in accrued and unpaid dividends for the period from March 26, 2004 through and including April 30, 2004, without interest. This redemption was funded with proceeds from the Company’s March 2004 common stock offering which had temporarily been used to pay down the Company’s unsecured bank line of credit as discussed above.

Note 21. RESTATEMENT

The Company determined that a correction of errors was required to its consolidated financial statements as of December 31, 2004 and each of the years in the two year period ended December 31, 2004 (including the interim period for 2004). These errors did not have any impact on net cash flows from operating, investing, or financing activities in the consolidated statement of cash flows for all periods presented. The consolidated

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

financial statements and accompanying footnotes presented herein reflect the restatement adjustments which were included in the Company’s Amended December 31, 2004 Form 10-K/A filed on December 19, 2005.

Note 22. SUBSEQUENT EVENTS

Acquisition

On March 1, 2006, the Company acquired Chatham Executive Center located in Chatham, NJ, for a purchase price of $17.3 million. The property consists of a 63,346 square foot, three-story multi-tenant office building. The property is 85% leased and is situated at a full four way interchange. The purchase price was funded with using a draw from the Company’s unsecured bank line of credit.

Dispositions

On January 5, 2006, the Company completed the sale of Thousand Oaks, a 422,000 square foot office complex located in Memphis, TN, for a sales price of $28.6 million. In connection with the sale of Thousand Oaks, the Company paid down the unsecured bank line of credit of $27.7 million. Thousand Oaks was classified as Property Held for Sale on the accompanying consolidated balance sheets as of December 31, 2005.

On January 12, 2006, the Company completed the sale of Capitol Center, a 165,000 square foot office complex located in Des Moines, IA, for a sales price of $11.3 million. The proceeds from this disposition were used to pay the loan obtained in connection with the acquisition of 33 New Montgomery. Capitol Center was classified as Property Held for Sale on the accompanying consolidated balance sheets as of December 31, 2005.

On January 17, 2006, the Company completed the sale of Osram Building, a 45,000 square foot office complex located in Westfield, IN, for a sales price of $2.0 million. The proceeds from this disposition were used to pay down the loan obtained in connection with the acquisition of 33 New Montgomery. Osram Building was classified as Property Held for Sale on the accompanying consolidated balance sheets as of December 31, 2005.

On January 31, 2006, the Company completed the sale of Vreeland Business Center, a 133,000 square foot office complex located in Florham Park, for a sale price of $14.8 million. In connection with the sale of Vreeland Business Center, the Company paid down the unsecured bank line of credit of $14.3 million. Vreeland Business Center was classified as Property Held for Sale on the accompanying consolidated balance sheets as of December 31, 2005.

The aggregate gain on the four sales above is expected to be approximately $6.8 million.

Stock Repurchases

Subsequent to December 31, 2005, 1.8 million shares of the Company’s Common Stock have been repurchased at a total cost of approximately $34.3 million.

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

Note 23. UNAUDITED QUARTERLY RESULTS OF OPERATIONS

The following represents an unaudited summary of quarterly results of operations for the years ended December 31, 2005 and 2004 (in thousands, except for weighted average shares and per share amounts):

	Quarter Ended
	March 31, 2005	March 31, 2005	March 31, 2005 (1)	June 30, 2005	June 30, 2005	June 30, 2005 (1)
	Previously Reported (2)	As restated	As restated and updated for disc ops (1)	Previously Reported (2)	As restated	As restated and updated for disc ops (1)
OPERATING REVENUE
Rental revenue	$46,483	$46,483	$37,274	$40,556	$40,556	$38,192
Fees and reimbursements, including from related parties	1,095	1,095	1,095	1,359	1,359	1,359

Total operating revenue	47,578	47,578	38,369	41,915	41,915	39,551

OPERATING EXPENSES
Property operating expenses	17,475	17,475	13,226	13,305	13,305	12,309
General and administrative	3,285	3,285	3,285	3,925	3,925	3,925
Depreciation and amortization	15,479	15,479	12,003	12,990	12,990	12,059
Provision for impairment of real estate assets	54,410	54,410	5,097	—	—	—

Total operating expenses	90,649	90,649	33,611	30,220	30,220	28,293

Interest and other income	1,030	1,030	1,030	615	615	615
Equity in earnings of unconsolidated joint ventures	134	134	134	169	169	169
Interest expense	(9,321)	(9,172)	(8,135)	(9,724)	(9,575)	(8,684)
Loss on early extinguishment of debt	(561)	(561)	(561)	—	—	—

Income (loss) before minority interest, discontinued operations and cumulative effect of change in accounting principle	(51,789)	(51,640)	(2,774)	2,755	2,904	3,358
Minority interest	3,836	3,710	3,710	(994)	(1,005)	(1,005)

Income (loss) before discontinued operations and cumulative effect of change in accounting principle	(47,953)	(47,930)	936	1,761	1,899	2,353
Discontinued operations	11,107	11,107	(37,759)	11,892	11,892	11,438

Net income (loss)	(36,846)	(36,823)	(36,823)	13,653	13,791	13,791
Preferred dividends	(1,812)	(1,812)	(1,812)	(1,812)	(1,812)	(1,812)
Dividends paid on redeemed preferred stock	(2,102)	(596)	(596)	—	—	—
(Premium)/discount and write-off of original issuance costs on preferred stock redemption and repurchases	(5,309)	(5,309)	(5,309)	—	—	—

Net income (loss) available to Common Stockholders	$(46,069)	$(44,540)	$(44,540)	$11,841	$11,979	$11,979

Basic Income (Loss) Per Share Data (4):
Continuing operations	$(1.57)	$(1.53)	$(0.27)	$0.02	$0.03	$0.04
Discontinued operations	0.29	0.29	(0.97)	0.31	0.30	0.29
Net income (loss) available to Common Stockholders	$(1.28)	$(1.24)	$(1.24)	$0.33	$0.33	$0.33

Basic weighted average shares outstanding	35,928,962	35,928,962	35,928,962	35,921,157	35,921,157	35,921,157

Diluted Income (Loss) Per Share Data (4):
Continuing operations	$(1.57)	$(1.53)	$(0.27)	$0.02	$0.03	$0.04
Discontinued operations	0.29	0.29	(0.97)	0.31	0.30	0.29

Net income (loss) available to Common Stockholders	$(1.28)	$(1.24)	$(1.24)	$0.33	$0.33	$0.33

Diluted weighted average shares outstanding	35,928,962	35,928,962	35,928,962	39,159,087	39,159,087	39,159,087

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

	Quarter Ended
	Sept 30, 2005 (1)	Dec 31, 2005 (1)
OPERATING REVENUE
Rental revenue	$40,018	$42,594
Fees and reimbursements, including from related parties	849	1,489

Total operating revenue	40,867	44,083

OPERATING EXPENSES
Property operating expenses	13,803	15,038
General and administrative	3,424	4,446
Depreciation and amortization	13,382	13,582
Provision for impairment of real estate assets	63	2,669

Total operating expenses	30,672	35,735

Interest and other income	455	514
Equity in earnings of unconsolidated joint ventures	6	150
Interest expense	(10,225)	(10,664)
Loss on early extinguishment of debt	(127)	(4,037)

Income (loss) before minority interest, discontinued operations and cumulative effect of change in accounting principle	304	(5,689)
Minority interest	(2,240)	593

(Loss) before discontinued operations and cumulative effect of change in accounting principle	(1,936)	(5,096)
Discontinued operations	30,559	25

Net income (loss)	28,623	(5,071)
Preferred dividends	(1,812)	(1,811)
Dividends paid on redeemed preferred stock	—	—
(Premium)/discount and write-off of original issuance costs on preferred stock redemption and repurchases	—	—

Net income (loss) available to Common Stockholders	$26,811	$(6,882)

Basic Income (Loss) Per Share Data (4):
Continuing operations	$(0.04)	$(0.20)
Discontinued operations	0.78	—

Net income (loss) available to Common Stockholders	$0.74	$(0.20)

Basic weighted average shares outstanding	36,003,636	34,431,536

Diluted Income (Loss) Per Share Data (4):
Continuing operations	$(0.04)	$(0.20)
Discontinued operations	0.78	—

Net income (loss) available to Common Stockholders	$0.74	$(0.20)

Diluted weighted average shares outstanding	36,003,636	34,431,536

GLENBOROUGH REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004 AND 2003

	Quarter Ended
	March 31, 2004 (1)	June 30, 2004 (1) (3)	Sept 30, 2004 (1)	Dec 31, 2004 (1)
	(As restated)	(As restated)	(As restated)	(As restated)
OPERATING REVENUE
Rental revenue	$34,021	$36,175	$36,022	$33,989
Fees and reimbursements, including from related parties	829	1,032	757	1,428

Total operating revenue	34,850	37,207	36,779	35,417

OPERATING EXPENSES
Property operating expenses	11,850	11,439	11,550	11,887
General and administrative	2,171	3,999	3,006	2,369
Depreciation and amortization	10,459	11,124	11,507	11,386
Provision for impairment of real estate assets	—	—	—	3,752

Total operating expenses	24,480	26,562	26,063	29,394

Interest and other income	831	638	567	561
Equity in earnings of unconsolidated joint ventures	188	249	158	210
Interest expense	(7,398)	(7,017)	(7,638)	(7,707)
Loss on early extinguishment of debt	(85)	—	(1,950)	—

Income (loss) before minority interest, discontinued operations and cumulative effect of change in accounting principle	3,906	4,515	1,853	(913)
Minority interest	(3)	(833)	(42)	206

Income (loss) before discontinued operations and cumulative effect of change in accounting principle	3,903	3,682	1,811	(707)
Discontinued operations	1,865	14,543	2,044	1,993

Income before cumulative effect of change in accounting principle	5,768	18,225	3,855	1,286
Cumulative effect of change in accounting principle	(912)	—	—	—

Net income	4,856	18,225	3,855	1,286
Preferred dividends	(3,318)	(3,318)	(3,318)	(3,318)
Dividends paid on redeemed preferred stock	(1,505)	(568)	—	—
(Premium)/discount and write-off of original issuance costs on preferred stock redemption and repurchases	—	(5,909)	9	—

Net income (loss) available to Common Stockholders	$33	$8,430	$546	$(2,032)

Basic Income (Loss) Per Share Data (4):
Continuing operations	$(0.03)	$(0.15)	$(0.04)	$(0.12)
Discontinued operations	0.06	0.42	0.06	0.06
Cumulative effect of change in accounting principle	(0.03)	—	—	—

Net income (loss) available to Common Stockholders	$—	$0.27	$0.02	$(0.06)

Basic weighted average shares outstanding	28,564,399	31,662,622	31,682,728	32,745,311

Diluted Income (Loss) Per Share Data (4):
Continuing operations	$0.03	$(0.15)	$(0.04)	$(0.12)
Discontinued operations	0.06	0.42	0.06	0.06
Cumulative effect of change in accounting principle	(0.03)	—	—	—

Net income (loss) available to Common Stockholders	$—	$0.27	$0.02	$(0.06)

Diluted weighted average shares outstanding	28,564,399	31,662,622	31,682,728	32,745,311

(1)	Amounts have been updated for discontinued operations for properties sold or which became held for sale subsequent to the quarter shown.
(2)	Amounts were previously reported in the Original 10-Q filed on May 10, 2005 for the quarter ended March 31, 2005 and on August 15, 2005 for the quarter ended June 30, 2005.
(3)	Amounts were previously reported in the Original 10-Q filed on August 15, 2005. Amounts previously reported include the restatement to accrue common and preferred stock dividends which increased net income available to common stockholders by $1,373,000 for the three months ended June 30, 2004.
(4)	Quarterly per share amounts do not necessarily sum to per share amounts for the year as weighted average shares outstanding are measured for each period presented, rather than solely for the entire year.

APPENDIX B TO PROXY STATEMENT

CHARTER OF THE AUDIT COMMITTEE

GLENBOROUGH REALTY TRUST INCORPORATED

AUTHORITY AND PURPOSE

The Audit Committee of Glenborough Realty Trust Incorporated (the “Corporation”) is appointed by the Corporation’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. In particular, the Audit Committee (the “Committee”) is appointed to: (A) assist the Board oversight of (1) the integrity of the Corporation’s financial statements, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Corporation’s internal audit function and independent auditors; and (B) prepare an audit committee report as required by the Securities Exchange Commission (the “SEC”) to be included in the Corporation’s annual proxy statement. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Corporation’s Bylaws and applicable law.

STATEMENT OF POLICY

The Committee shall oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. In so doing, the Committee shall endeavor to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation. In addition, the Committee shall review the policies and procedures adopted by the Corporation to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations of the SEC and the New York Stock Exchange (the “NYSE”) audit committee requirements.

COMMITTEE STRUCTURE AND MEMBERSHIP

The Committee shall be comprised of three or more directors, as determined by the Board. The Committee members shall be designated by the Board and shall serve at the discretion of the Board. Committee members may be removed at any time, with or without cause, by a vote of the majority of the Board (excluding the vote of the member being voted upon for removal).

Each member of the Committee shall be an independent director. For purposes hereof, an “independent director” shall be one:

1.	who accepts no consulting, advisory or other compensatory fee from the Corporation other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Corporation, and

2.	who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independence from management and the Corporation.

At least one member of the Committee shall be an “audit committee financial expert,” as defined by Item 401(h) of Regulation S-K, having (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements (or experience actively supervising one or more persons engaged in such activities), (iv) an understanding on internal controls and procedures for financial reporting and (v) an understanding of audit committee functions.

Each member of the Committee shall be financially literate, as determined by the Board in accordance with the rules of the NYSE audit committee requirements. At least one member shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

POWERS

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage independent counsel and other advisers, as it determines necessary to carry out its duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those tasks are the responsibility of management and the independent auditor. The Board and the Committee are in place to represent the Corporation’s stockholders. Accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

RESPONSIBILITIES

The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Corporation’s stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In meeting its responsibilities, the Committee is expected to:

1.	Review, reassess and evaluate the adequacy of this Charter and the performance of the Committee annually.

2.	With respect to the Corporation’s independent auditors:

a.	The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Corporation’s independent auditors. The Committee shall preapprove all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Corporation, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors shall report directly to the Committee and shall be ultimately accountable to the Board and to the Committee.

b.

Review the independence of the independent auditors, including a review of management consulting services, and related fees, provided by the independent auditors. The Committee shall require the independent auditors periodically to provide a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with NYSE audit committee requirements and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence.

c.	Obtain and review, at least annually, a report by the independent auditors describing: (1) the Corporation’s internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the Corporation, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years of such report, respecting one or more independent audits carried out by the Corporation, and any steps taken to deal with any such issues; and (3) all relationships between the independent auditor and the Corporation in order to access the auditor’s independence.

d.	Oversee the rotation of the lead (or coordinating) audit partner of the Corporation’s independent auditor having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five (5) years.

3.	Review and concur with management on the scope and responsibilities of an internal audit department and on the appointment, replacement, reassignment or dismissal of an internal audit department manager or director.

4.	Review and discuss with management and the independent auditors the quarterly financial statements, the audited financial statements and the Management’s Discussion and Analysis of Financial Condition and Results of Operation (“MD&A”) proposed to be included in the Corporation’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K (the “10K”), provided, that the audited financial statements and MD&A of the 10K shall be reviewed and discussed prior to their release. Make a recommendation to the Board whether or not the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

5.	Review and discuss the Corporation’s financial information and earnings guidance provided to analysts and rating agencies, as well as press releases to the extent they contain financial information.

6.	Review and discuss the Corporation’s guidelines and policies with respect to risk assessment and risk management and discuss the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

7.	Review with the independent auditors any audit problems or any difficulties and management’s responses thereto.

8.	Review any analyses prepared by management and/or the Corporation’s independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

9.	Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies.

10.	Set clear hiring policies for employees or former employees of the Corporation’s independent auditors.

11.	Report regularly to the Board, including the full Board with respect to any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function.

12.	In consultation with the independent auditors, the internal audit department (or other personnel responsible for the internal audit function) and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

a.	The Corporation’s annual financial statements and related notes.

b.	The independent auditors’ audit of the financial statements and their report thereon.

c.	The independent auditors’ reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management.

d.	Any deficiency in, or suggested improvement to, the procedures or practices employed by the Corporation as reported by the independent auditors in their annual management letter.

13.	If the Committee determines that it is appropriate, with such assistance from the independent auditors, internal audit department (or other personnel responsible for the internal audit function) and/or management, as the Committee shall request, the Committee shall consider and review the following:

a.	Any significant changes required in the independent auditors’ audit plan.

b.	Any difficulties or disputes with management encountered during the course of the audit.

c.	The adequacy of the Corporation’s system of internal financial controls.

d.	The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Company’s financial statements.

e.	Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

f.	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

14.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

15.	Obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

16.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

17.	Prepare a report in the Corporation’s proxy statement in accordance with SEC requirements.

18.	To the extent appropriate or necessary, review the rationale for employing audit firms other than the principal independent auditors; and, where an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

19.	One or more members of the audit committee shall meet periodically with or interview, in separate sessions, management, the internal auditors (or other personnel responsible for the internal audit function) and the Corporation’s independent auditors.

20.	The Corporation shall pay for:

a.	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services of the Corporation;

b.	Compensation to any advisers employed by the Committee in connection with any duties or responsibilities of the Committee pursuant to this Charter; and

c.	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

400 SOUTH EL CAMINO REAL SAN MATEO, CA 94402-1708

VOTE BY - INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Glenborough Realty Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Glenborough Realty Trust, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GLEB01 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLENBOROUGH REALTY TRUST

1.	Election of Directors - Election of three Class II directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).
		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	ClassII: 01) Robert Batinovich	☐	☐	☐
02) PatrickFoley
03) KeithLocker
					For	Against	Abstain

					☐	☐	☐
2.	Ratification of Selection of Independent Auditors - Ratify the appointment of PricewaterhouseCoopers, LLP as the independent registered public accounting firm of the Company.

Shares represented by this proxy will be voted as directed by the stockholder. If no such direction is indicated, the Proxies will have authority to vote FOR the election of all directors and the appointment of PricewaterhouseCoopers, LLP as auditors. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

BOARD OF DIRECTORS’ RECOMMENDATION: The Board of Directors recommends a vote FOR the election of directors, and the appointment of PricewaterhouseCoopers, LLP as the independent registered public accounting firm of the Company. If you wish to vote in accordance with the Board of Directors’ recommendation, you need not mark any boxes, just sign and date below.

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Please be sure to sign and date this Proxy in the box below.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

— — — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

GLENBOROUGH REALTY TRUST INCORPORATED

400 South El Camino Real - San Mateo, California 94402-1708

www.glenborough.com – shareholderservices@glenborough.com

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON MAY 4, 2006 AT 10:00A.M. (PDT)

Andrew Batinovich, Michael A. Steele and Brian S. Peay (the Proxies), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Glenborough Realty Trust Incorporated (the Company), to be held on May 4, 2006 at 10:00 a.m. (Pacific Daylight Time), at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California and at any adjournments or postponements thereof.

BOARD OF DIRECTORS’ RECOMMENDATION: The Board of Directors recommends a vote FOR the election of directors and the ratification of the selection of PricewaterhouseCoopers, LLP as the independent registered public accounting firm of the Company. If you wish to vote in accordance with the Board of Directors’ recommendation, you need not mark any boxes, just sign and date on the reverse side.